                                                                Exhibit 99.6



                    CONVERSION VALUATION APPRAISAL REPORT


                                Prepared For:


                        HOME CITY FEDERAL SAVINGS BANK

                                     and

                       HOME CITY FINANCIAL CORPORATION

                              Springfield, Ohio




                                    As Of:
                              September 6, 1996





                                 Prepared By:


                            KELLER & COMPANY, INC.
                            555 Metro Place North
                                  Suite 524
                              Dublin, Ohio 43017
                                (614) 766-1426




                               KELLER & COMPANY

                    CONVERSION VALUATION APPRAISAL REPORT




                                Prepared for:


                       HOME CITY FINANCIAL CORPORATION

                                     and

                        HOME CITY FEDERAL SAVINGS BANK

                              Springfield, Ohio



                                    As Of:
                              September 6, 1996




                                 Prepared By:

                              Michael R. Keller
                                  President

                      [KELLER & COMPANY, INC. LETTERHEAD]



September 23, 1996



Board of Directors
Home City Federal Savings Bank
63 West Main Street
Springfield, OH 45502


Gentlemen:

We hereby submit an independent appraisal of the pro forma market value of the to-be-issued stock of Home City Financial Corporation (the "Corporation"), which is the newly formed holding company of Home City Federal Savings Bank, Springfield, Ohio ("Home City Federal" or the "Bank"). The Corporation will hold all of the shares of the common stock of the bank. Such stock is to be issued is connection with the Bank's conversion from a federally chartered mutual savings bank to a federally chartered stock savings bank in accordance with the Bank's Plan of Conversion. The appraisal was prepared and provided to the bank in accordance with the conversion requirements and regulations of the Office of Thrift Supervision if the United States Department of the Treasury.

Keller & Company, Inc. is an independent financial institution consulting firm that serves both banks and thrift institutions. the firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in market studies, business and strategic plans, stock valuations, conversions appraisals, and fairness opinions for thrift institutions and banks. the firm ha affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data provided to us by Home City Federal and the material provided by the independent auditor, Robb, Dixon, Francis, Oneson, & Company, Granville, Ohio, are both accurate and complete. We did not proceed to verify the financial statements provided to us , nor did we conduct independent valuations of the Bank's assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

Board of Directors
Home City Federal Savings Bank
September 23, 1996


Page 2


In the completion of this appraisal, we held discussions with the management of Home City Federal, with the law firm of Vorys, Seymour & Pease, Cincinnati, Ohio, the Bank's conversion counsel, and with Robb, Dixon, Francis, Oneson & Company. Further, we viewed the Bank's local economy and primary market area.

This valuation must not be considered as a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock in this conversion will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Bank's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly-traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Bank as determined by this firm, we will proceed to make necessary adjustments to the Bank's appraised value in such appraisal update.

It is our opinion that as of September 6, 1996, the pro forma market value or appraised value of the Corporation is $7,200,000. Further, a range for this valuation is from a minimum of $6,120,000 to a maximum of $8,280,000, with a super-maximum of $9,522,000.

Very truly yours,


KELLER & COMPANY, INC.


/s/ Michael R. Keller
Michael R. Keller
President

                                TABLE OF CONTENTS


                                                                         PAGE

INTRODUCTION                                                                1

  I.     Description of Home City Federal Savings Bank
         General                                                            4
         Performance Overview                                               9
         Income and Expense                                                11
         Yields and Costs                                                  16
         Interest Rate Sensitivity                                         17
         Lending Activities                                                19
         Non-Performing Assets                                             23
         Investments                                                       25
         Deposit Activities                                                26
         Borrowings                                                        26
         Subsidiaries                                                      27
         Office Properties                                                 27
         Management                                                        27

II.      Description of Primary Market Area                                28

III.     Comparable Group Selection
         Introduction                                                      34
         General Parameters
           Merger/Acquisition                                              35
           Mutual Holding Companies                                        36
           Trading Exchange                                                36
           IPO Date                                                        37
           Geographic Location                                             37
           Asset Size                                                      38
         Balance Sheet Parameters
           Introduction                                                    39
           Cash and Investments to Assets                                  39
           Mortgage-Backed Securities to Assets                            40
           One- to Four-Family Loans to Assets                             40
           Total Net Loans to Assets                                       41
           Total Net Loans and Mortgage-Backed Securities to Assets        41
           Borrowed Funds to Assets                                        41
           Equity to Assets                                                42
         Performance Parameters
           Introduction                                                    43

                            TABLE OF CONTENTS (CONT.)

                                                                     PAGE

III.     Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                     43
           Return on Average Equity                                     44
           Net Interest Margin                                          44
           Operating Expenses to Assets                                 45
           Noninterest Income to Assets                                 45
         Asset Quality Parameters
           Introduction                                                 46
           Nonperforming Assets to Asset Ratio                          46
           Repossessed Assets to Assets                                 46
           Loans Loss Reserves to Assets                                47
         The Comparable Group                                           47
         Summary of Comparable Group Institutions                       49

IV.      Analysis of Financial Performance                              51

V.       Market Value Adjustments
         Earnings Performance                                           54
         Market Area                                                    54
         Financial Condition                                            58
         Dividend Payments                                              60
         Subscription Interest                                          60
         Liquidity of Stock                                             61
         Management                                                     61
         Marketing of the Issue                                         62

VI.      Valuation Methods                                              64
         Price to Book Value Ratio Method                               65
         Price to Earnings Method                                       66
         Price to Net Assets Method                                     67
         Valuation Conclusion                                           69

                       LIST OF EXHIBITS



NUMERICAL                                                               PAGE
EXHIBITS

   1              Balance Sheet - June 30, 1996                            70
   2              Balance Sheet - June 30, 1992 through 1995               71
   3              Income Statement - Year Ended June 30, 1996              72
   4              Income Statement - June 30, 1992 through 1995            73
   5              Selected Consolidated Financial Data                     74
   6              Income and Expense Trends                                75
   7              Normalized Earnings Trend                                76
   8              Performance Indicators                                   77
   9              Volume/Rate Analysis                                     78
  10              Yield and Cost Trends                                    79
  11              Interest Rate Sensitivity of Net Portfolio Value         80
  12              Loan Portfolio Composition                               81
  13              Loan Maturity Schedule                                   82
  14              Loan Portfolio Originations                              83
  15              Delinquent Loans                                         84
  16              Nonperforming Assets                                     85
  17              Classified Assets                                        86
  18              Allowance for Loan Losses                                87
  19              Investment Portfolio Composition                         88
  20              Mix of Deposits                                          89
  21              Deposit Activity                                         90
  22              Borrowed Funds                                           91
  23              List of Key Officers and Directors                       92
  24              Key Demographic Data and Trends                          93
  25              Key Housing Data                                         94
  26              Major Sources of Employment                              95
  27              New Housing Permits and Growth Rates                     96
  28              Unemployment Rates                                       97
  29              Market Share of Deposits                                 98
  30              National Interest Rates by Quarter                       99
  31              Thrift Stock Prices and Pricing Ratios                  100
  32              Key Financial Data and Ratios                           111
  33              Recently Converted Thrift Institutions                  123
  34              Acquisitions and Pending Acquisitions                   125
  35              Thrift Stock Prices and Pricing Ratios -
                    Mutual Holding Companies                              126

NUMERICAL                                                                 PAGE
EXHIBITS



  36             Key Financial Data and Ratios -
                   Mutual Holding Companies                                 127
  37             Balance Sheets Parameters -
                   Comparable Group Selection                               128
  38             Operating Performance and Asset Quality Parameters -
                   Comparable Group Selection                               131
  39             Balance Sheet Ratios -
                   Final Comparable Group                                   134
  40             Operation Performance and Asset Quality Ratios
                          Final Comparable Group                            135
  41             Balance Sheet Totals - Final Comparable Group              136
  42             Market Area Comparison - Final Comparable Group            137
  43             Balance Sheet - Asset Composition
                          Most Recent Quarter                               138
  44             Balance Sheet - Liability and Equity
                          Most Recent Quarter                               139
  45             Income and Expense Comparison
                          Trailing Four Quarters                            140
  46             Income and Expense Comparison as a Percent of
                          Average Assets - Trailing Four Quarters           141
  47             Yields, Costs & Earnings Ratios
                          Trailing Four Quarters                            142
  48             Dividends, Reserves and Supplemental Data                  143
  49             Market Pricings and Financial Ratios - Stock Prices
                          Comparable Group                                  144
  50             Valuation Analysis and Conclusions                         145
  51             Pro Forma Minimum Valuation                                146
  52             Pro Forma Mid-Point Valuation                              147
  53             Pro Forma Maximum Valuation                                148
  54             Pro Forma Superrange Valuation                             149
  55             Summary of Valuation Premium or Discount                   150

ALPHABETICAL EXHIBITS
      PAGE

   A                Background and Qualifications                       151
   B                RB 20 Certification                                 155
   C                Affidavit of Independence                           156

INTRODUCTION

         Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of Home City Financial Corporation (the "Corporation"), an Ohio corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Home City Federal Savings Bank, ("Home City Federal" or the "Bank"). The stock is to be issued in connection with the Bank's Application for Approval of Conversion from a federally chartered mutual savings Bank to a federally chartered stock savings bank. The Application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with the Bank's conversion, there will be a simultaneous issuance of all the Bank's stock to the Corporation, which will be formed by the Bank. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank's management and the Bank's conversion counsel, Vorys, Sater, Seymour & Pease, Cincinnati, Ohio.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended June 30, 1992 through 1996, and discussed them with Home City Federal's management and with Home City Federal's independent auditors, Robb, Dixon, Francis Davis, Oneson & Company, Granville, Ohio. We have also discussed and reviewed with management other financial matters. We have reviewed the Corporation's preliminary Form S-1 and the Bank's preliminary Form AC and discussed them with management and with the Bank's conversion counsel.

         We have visited Home City Federal's home office and have traveled the surrounding area. We have studied the economic and demographic characteristics of the Bank's primary market area relative to Ohio and the United States. We have also examined the competitive financial institution environment within which Home City Federal operates, giving consideration to the area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Home City Federal to those selected institutions.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

I.       DESCRIPTION OF HOME CITY FEDERAL SAVINGS BANK

GENERAL

         Home City Federal Savings Bank, Springfield, Ohio, was organized in 1925 as an Ohio savings and loan Association with the name of Home City Savings and Loan Association. The Bank later converted to a mutual federal savings and loan Association and then converted to a federal savings bank in May, 1996, changing its name to Home City Federal Savings Bank.

         Home City Federal conducts its business from its home office in Springfield, Ohio, and has no branch offices. The Bank's primary market area consists of Clark County with Springfield being the county seat and largest community in the county. Home City Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Home City Federal is a member of the Federal Home Loan Bank (the "FHLB") of Cincinnati and is regulated by the OTS, and by the FDIC. As of June 30, 1996, Home City Federal had assets of $55,728,000, deposits of $47,174,000 and equity of $5,398,000.

         In the past five years, legislation has had an impact on the operations in the financial institution industry. In 1989, the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") became effective and put into place more stringent supervisory standards and higher capital requirements for the thrift industry. FIRREA established new capital requirements and strengthened OTS' enforcement powers. These capital requirements continue today under the FDIC and the FRB and include a tier one capital requirement of 4.0 percent of total assets, and a risk-based capital requirement of 8.0 percent of risk-weighted assets. OTS now has the power to assess civil money penalties and issue cease and desist orders for violations of regulations deemed unsafe and unsound practices.

         FIRREA also resulted in an increase in deposit insurance premiums which thrifts must pay to the FDIC. A plan for a one-time premium of 0.65 percent to
0.75 percent of deposits or possibly less to capitalize the SAIF does exist, and such an increase would have an adverse effect on Home City Federal's equity and net income. Further, there has been a recent significant decrease in premiums on Bank Insurance Fund ("BIF") deposits, which has an adverse competitive impact on Home City Federal and could affect its ability to compete effectively with BIF-insured banks for deposits. Such impact could result in a downward impact on prices of publicly traded thrift institutions.

         FIRREA's objective was strengthened when the Federal Deposit Insurance Corporation Improvement Act ("FDICIA") was passed, resulting in additional provisions relating to thrift institutions. FDICIA provided for the recapitalization of the insurance fund. FDICIA requires federally-insured financial institutions to be examined at least annually and submit independently audited financial reports based on the size of the institution. Home City Federal meets the standards for a well capitalized institution.

         Home City Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in Springfield City and throughout its market area. Home City Federal has been actively and consistently involved in the origination of residential mortgage loans for the purchase of one- to four-family dwellings, comprising 76.1 percent of its loan originations during the year ended June 30, 1996, and 66.2 percent of its loan originations during the fiscal year ended June 30, 1995. At June 30, 1996, 64.9 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans of 4.8 percent compared to a lower 57.6 percent at June 30, 1994, with the primary source of its funds being retail deposits from residents in its local communities. The Bank is also an originator of multifamily loans, nonresidential real estate loans, construction loans and also offers consumer loans on a less active basis. Consumer loans include automobile loans, secured and unsecured personal loans and loans on savings accounts. Nonresidential real estate and land loans represented a strong 19.5 percent share of the Bank's total loans at June 30, 1996 and multifamily loans represented 6.6 percent.

         The Bank had $5.4 million, or 9.7 percent of its assets in cash and investments including FHLB stock. The Bank had an additional $3.0 million, or
5.4 percent of its assets, in mortgage-backed securities, with the combined total of investment securities, mortgage-backed securities and cash and cash equivalents being $8.4 million or 15.1 percent of assets. Deposits and retained earnings have been the primary sources of funds for the Bank's lending and investment activities with FHLB advances having also served as an additional source of funds.

         The management of Home City Federal is aware of the emphasis being placed on matching the maturities of assets and liabilities and monitoring the Bank's interest rate sensitivity position and market value of portfolio equity. The Bank understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Home City Federal also recognizes the need and importance of attaining a competitive net interest margin due to its more moderate levels of fee and other income.

         The Bank's gross amount of stock to be sold in the conversion will be $7,200,000 or 720,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $6,828,000 reflecting conversion expenses of $372,000. The actual cash proceeds to the Bank of $3.4 million will represent fifty percent of the net conversion proceeds, including the ESOP of $576,000, and will be invested in mortgage loans, construction loans, and consumer loans over time, and initially invested in short term investments. A portion of the Bank's conversion proceeds, approximately $1.5 million will be invested in the Bank's planned new home office to begin construction in

1997. The Bank may also use the proceeds to expand services, expand operations or other financial service organizations, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its proceeds to fund the ESOP and to invest in short- and intermediate-term government securities.

         Home City Federal has seen strong overall deposit growth over the past five fiscal years with deposits increasing a moderate 19.7 percent from June 30, 1992, to June 30, 1996, or an average of 4.9 percent per year. The Bank anticipates consistent growth in the future. The Bank has focused on increasing its residential and nonresidential real estate loan portfolio during the past five years, decreasing its level of cash and investments, increasing its mortgage-backed securities, reducing nonperforming assets, monitoring its earnings and increasing its capital to assets ratio. Equity to assets increased from 6.69 percent of assets at June 30, 1992, to 9.75 percent at June 30, 1996.

         Home City Federal's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with emphasis on fixed-rate mortgage loans with a higher level of nonresidential real estate loans.

         Home City Federal's share of one- to four-family mortgage loans has risen moderately, increasing from 57.6 percent of gross loans at June 30, 1994, to 64.9 percent as of June 30, 1996. Construction loans decreased from 15.9 percent of gross loans at June 30, 1994, to 4.8 percent at June 30, 1996. Nonresidential real estate and land loans increased from 18.1 percent of gross loans at June 30, 1994, to 19.5 percent at June 30, 1996. Multifamily loans decreased from 7.5 percent in 1994 to 6.6 percent in 1996. The significant decrease in construction loans was offset by the Bank's increase in consumer loans and residential loans. The Bank's share of consumer loans witnessed an increase from 0.5 percent at June 30, 1994, to 3.4 percent at June 30, 1996.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank's planned increase in lending. At June 30, 1994, Home City Federal had $229,000 in its loan loss allowance or 0.67 percent of gross loans, which increased to $362,000 and represented a higher 0.79 percent of gross loans at June 30, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. With a dependence on net interest margin for earnings, current management will focus on maintaining the Bank's net interest margin without undertaking excessive credit risk and will not pursue any significant change in its interest rate risk position.

PERFORMANCE OVERVIEW

         Home City Federal's financial position over the past five fiscal years of June 30, 1992, through June 30, 1996, is highlighted through the use of selected financial data in Exhibit 5. Home City Federal has focused on strengthening its equity position, controlling its overhead ratio, increasing its savings and loan levels, and maintaining its net interest margin. Home City Federal has experienced a relatively strong rise in assets from 1992 to 1996 and a smaller but still moderate rate of increase in deposits with a greater than average increase in equity over the past five fiscal years. Due to the strong growth, the resultant impact has been a moderate increase in the Bank's equity to assets ratio from 1992 to 1996.

         Home City Federal witnessed a total increase in assets of $13.4 million or 31.6 percent for the period of June 30, 1992, to June 30, 1996, representing an average annual increase in assets of 7.91 percent. For the year ended June 30, 1996, assets increased $7.1 million or 14.7 percent. Of those fiscal periods, the Bank experienced its largest dollar rise in assets of $8.9 million in fiscal year 1995, which represented a 22.5 percent increase in assets due primarily to a rise in deposits and increase in FHLB advances. This increase was succeeded by a $7.1 million or 14.7 percent increase in assets in fiscal year 1996.

         The Bank's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $28.9 million at June 30, 1992, to $45.2 million at June 30, 1996, and represented a total increase of $16.3 million, or
56.4 percent. The average annual increase during that period was 14.1 percent. That increase was the result of high levels of loan originations of one- to four-family loans. For the year ended June 30, 1996, loans increased $6.2 million or 15.9 percent.

         Home City Federal has pursued obtaining funds through deposit growth in accordance with the demand for loans, and has also made use of FHLB advances during the past four years. The Bank's competitive rates for savings in its local market in conjunction with its focus on services have been the sources of retail deposits. Deposits actually decreased from 1992 to 1993, followed by a smaller decrease in fiscal year 1994 and then strong increases in 1995 and in 1996, with an average annual rate of increase of 4.9 percent from June 30, 1992, to June 30, 1996. The Bank's strongest fiscal year deposit growth was in fiscal year 1993, when deposits increased $8.3 million or 13.8 percent.

         Home City Federal has been able to increase its equity each fiscal year from 1992 through 1996. At June 30, 1992, the Bank had equity (GAAP basis) of $2.8 million representing a 6.69 percent equity to assets ratio, increasing to $5.3 million at June 30, 1996, and representing a 9.69 percent equity to assets ratio. The rise in the equity to assets ratio is the result of the Bank's stronger earnings performance in 1992 through 1996 combined with a strong rise in assets. Equity increased 86.1 percent from June 30, 1992, to June 30, 1996, representing an average annual increase of 21.53 percent.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Home City Federal, reflecting the Bank's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1992 through 1996.

         Home City Federal has witnessed an increase in its dollar level of interest income from June 30, 1992, through June 30, 1996, ranging from a high of $4.5 million in 1996 to a low of $3.4 million in 1992, and representing a five year increase of 33.6 percent, or an average increase of 8.4 percent per year. This overall trend was a combination of a moderate increase from 1992 to 1995 followed by a strong increase from 1995 to 1996. In fiscal year 1996, interest income increased $672,000, or 17.5 percent to $4.5 million. The overall increase in interest income was due primarily to the Bank's increase in loan volume.

         The Bank's interest expense experienced a declining trend from fiscal year 1992 to 1994, followed by strong increases in 1995 and 1996. Interest expense decreased $924,000, or 39.0 percent, from 1992 to 1994, compared to an increase in interest income of $103,000, or 3.0 percent, for the same time period. Interest expense then increased $496,000 or 34.3 percent from 1994 to 1995, compared to an increase in interest income of $293,000 or 8.3 percent. Such increase in interest income, was more than offset by the increase in interest expense and resulted in a decrease in annual net interest income to $1,893,000 for the fiscal year ended June 30, 1995, and a decrease in net interest margin. Net interest income increased from $1,069,000 in 1992 to its highest level of $2,096,000 in 1994. For the year ended June 30, 1996, interest expense increased $600,000 or 30.9 percent compared to an increase in interest income of a smaller $672,000 or 17.5 percent and resulting in an increase in net interest income.

         The Bank has made provisions for loan losses in each of the past five fiscal years of 1992 through 1996. The amounts of those provisions were determined in recognition of the Bank's level of nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $52,000 in 1992, $83,000 in 1993, $113,000 in
1994, $109,000 in 1995 and $50,000 in 1996. The impact of these loan loss provisions has been to provide Home City Federal with a general valuation allowance of $362,000 at June 30, 1996, or 0.79 percent of gross loans and 146.6 percent of nonperforming loans.

         Total other income or noninterest income indicated volatile levels in fiscal years 1992 to 1996, with higher than average levels in 1992 and 1993. The highest level of noninterest income was in fiscal year 1996 at $58,000 or 0.10 percent of assets and the lowest level at $1,000 was in 1992, representing zero percent of assets. The average noninterest income level for the past five fiscal years was $24,800 or 0.06 percent of average assets using actual noninterest income. In 1996, noninterest income was 0.10 percent of assets. Noninterest income consists primarily of service charges and other fees.

         The Bank's general and administrative expenses or noninterest expenses increased from $845,000 for the fiscal year of 1992 to $1,216,000 for the fiscal year ended June 30, 1996. The dollar increase in noninterest expenses was $371,000 from 1992 to 1996, representing an average annual increase of $92,750 or 9.5 percent. The average annual increase in other expenses was due to the Bank's normal rise in overhead expenses. On a percent of average assets basis, operating expenses increased from 2.21 percent of average assets for the fiscal year ended June 30, 1992, to 2.31 percent for the fiscal year ended June 30, 1996, which was similar to current industry averages of approximately 2.35 percent.

         The net earnings position of Home City Federal has indicated profitable performance in each of the past five fiscal years ended June 30, 1992 through 1996. The annual net income figures for the past five fiscal years of 1992, 1993, 1994, 1995 and 1996 have been $100,000, $665,000, $705,000, $555,000, and
$514,000, representing
returns on average assets of 0.26 percent, 1.66 percent, 1.69 percent, 1.24 percent, and 0.98 percent, respectively. The average return on assets for the past five fiscal years was 1.17 percent.

         Exhibit 7 provides the Bank's normalized earnings or core earnings for fiscal years 1994 to 1996. The Bank's normalized earnings eliminate any nonrecurring income and expense items. There was a downward income adjustment of $46,000 in 1996 to reflect a one-time life insurance payment. This was the only adjustment for any of the periods.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank's return on assets increased from .26 percent in fiscal year 1992 to its highest level of 1.69 percent in fiscal year 1994, decreasing to 1.24 percent in fiscal year 1995, and then down to 0.98 percent in 1996.

         The Bank's average net interest rate spread strengthened from 3.12 percent in fiscal year 1992 to 4.58 percent in fiscal year 1993, then increased in 1994 to 4.88 percent followed by decreases in 1995 and 1996 to 3.42 percent. The Bank's net interest margin indicated a similar trend, increasing from 2.92 percent in fiscal year 1992 to 5.28 percent in fiscal year 1994 then decreasing to 4.36 percent in fiscal 1995, and then decreasing to 3.86 percent for the year ended June 30, 1996. Home City Federal's net interest rate spread increased 146 basis points in 1993 to 4.58 percent from 3.12 percent in 1992 and then increased 30 basis points in 1994 to 4.88 percent as the result of a decrease in yield. Net interest rate spread then decreased 93 basis points to 3.95 percent for fiscal year 1995 and decreased another 53 basis points to 3.42 percent for the fiscal year ended June 30, 1996. The Bank's net interest margin followed a similar trend, increasing 189 basis points to 4.81 percent in 1993 and then increasing 47 basis points to 5.28 percent in 1994. Net interest margin decreased 92 basis points to 4.36 percent in 1995 and continued to decrease to 3.86 percent in 1996.

         The Bank's return on average equity increased from 1992 to 1993, but decreased in 1993 through 1995. The return on average equity increased from 3.52 percent in 1992 to 21.08 percent in fiscal year 1993, and then went down to
17.23 percent in fiscal year 1994. The return on equity then decreased to 12.20 percent in fiscal year 1995, and decreased further to 10.46 percent for the fiscal year ended June 30, 1996.

         The Bank's ratio of non-interest expenses to average assets increased modestly from 2.21 percent in fiscal year 1992 to 2.31 percent in fiscal year 1996. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income referred to as the "efficiency ratio". The industry norm is 60.0 percent. The Bank has been recently characterized with a normal efficiency reflected, which changed from
80.1 percent in 1992 reflective of lower earnings, to 60.1 percent in 1996.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Home City Federal has witnessed a volatility in its nonperforming asset ratio from 1992 to 1996. Nonperforming assets consist of loans delinquent 90 days or more, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was .12 percent at June 30, 1992, and increased to 0.96 percent at June 30, 1993. The ratio then decreased to 0.09 percent in 1994, up to 0.43 percent in 1995 and to 0.44 percent in 1996. The Bank's allowance for loan losses was 222.0 percent of nonperforming assets at June 30,

1992, and was a lower 146.56 percent at June 30, 1996. As a percentage of loans, Home City Federal's allowance for loan losses increased 0.69 percent in 1993,
0.73 percent in 1994, 0.81 percent in 1995 and 0.79 percent in 1996.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1995 and 1996. In fiscal year 1995, net interest income decreased $203,000, due to an increase in interest expense of $496,000 partially offset by a $293,000 increase in interest income. The increase in interest income was due to an increase due to a change in volume of $428,000 reduced by a decrease due to change in rate of $135,000. The increase in interest expense was due to an increase due to rate of $163,000 accented by an increase due to a change in volume of $333,000.

         In fiscal year 1996, net interest income increased $72,000, due to a $600,000 increase in interest expense more than offset by a $672,000 increase in interest income. The increase in interest income was due to a $749,000 increase due to volume reduced by a $77,000 decrease due to rate. The increase in interest expense was due to a $283,000 increase due to volume reduced by a $211,000 decrease due to rate.

YIELDS AND COSTS

         The overview of yield and cost trends for the years ended June 30, 1994 to 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Home City Federal's weighted average yield on its loan portfolio decreased 77 basis points from fiscal year 1994 to 1996, from 10.14 percent to
9.37 percent. The yield on mortgage-backed securities decreased 40 basis points from fiscal year 1994 to 1996 from 6.61 percent to 6.21 percent. The yield on investment securities increased 294 basis points from 3.03 percent in 1994 to
5.97 percent in 1996. Other interest-bearing deposits indicated an increase in their yield of 30 basis points from 4.14 percent in 1994 to 4.44 percent in 1996. The combined weighted average yield on all interest-earning assets decreased 6 basis points to 8.86 percent from 1994 to 1996.

         Home City Federal's weighted average cost of interest-bearing liabilities increased 84 basis points to 4.88 percent from fiscal year 1994 to 1995, which was greater than the Bank's 9 basis point decrease in yield, resulting in the decline in the Bank's interest rate spread of 93 basis points from 4.88 percent to 3.95 percent from 1994 to 1995. The Bank's average cost of interest-bearing liabilities then increased from 1995 to 1996 by 56 basis points to 5.44 percent compared to a 3 basis point decrease in yield on interest-earning assets. The result was a continued decrease in the Bank's interest rate spread of 53 basis points to 3.42 percent for fiscal year 1996. The Bank's net interest margin decreased from 5.28 percent in fiscal year 1994 to 4.36 percent in fiscal year 1995, decreasing further to 3.86 percent for the year ended June 30, 1996.

INTEREST RATE SENSITIVITY

         Home City Federal has monitored its interest rate sensitivity position due to its focus on the origination of fixed rate mortgage loans and its modest level of liquid assets at June 30, 1996. Home City Federal is aware of the thrift industry's historically higher interest rate risk exposure in the 1980's, which caused a negative impact on earnings and market value of portfolio equity as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Bank measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Bank is calculated on a quarterly basis by the OTS as well as the change in the NPV for the Bank under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Bank's interest rate risk exposure.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 11 provides the Bank's NPV as of June 30, 1996, and the change in the Bank's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Bank's change in its NPV at June 30, 1996, based on a rise in interest rates of 200 basis points was a 25.0 percent decrease, representing a dollar decrease in equity value of $1,643,000. In contrast, based on a decline in interest rates of 200 basis points, the Bank's NPV was estimated to increase
14.0 percent or $918,000 at June 30, 1996. The Bank's exposure at June 30, 1996, increases to a 52.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 30.0 percent based on a 400 basis point decrease in rates.

         The Bank is aware of its higher interest rate risk exposure under rapidly rising rates and strongly positive exposure under falling rates. Due to Home City Federal's recognition of the need to control its interest rate exposure, the Bank has been more active in short term consumer loans and more rate sensitive nonresidential real estate loans.

LENDING ACTIVITIES

         Home City Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Home City Federal's loan portfolio, by loan type, at June 30, 1994 through 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing a moderate
64.9 percent of the Bank's gross loans as of June 30, 1996. This share has seen a modest increase from 57.6 percent at June 30, 1994. The second largest real estate loan type as of June 30, 1996, was nonresidential real estate loans which comprised 14.9 percent of gross loans compared to a similar 15.1 percent as of June 30, 1994. The nonresidential real estate loan category was the third largest real estate loan type in 1994. The third key real estate loan type was multifamily loans, which represented 6.6 percent of gross loans as of June 30, 1996, compared to a slightly larger 7.5 percent at June 30, 1994. Multifamily loans were the fourth largest loan category in 1994. Construction loans were the fourth largest real estate loan type at June 30, 1996, with 4.8 percent of gross loans compared to a much higher 15.9 percent in 1994 and making it the second largest loan category in 1994. Most of the Bank's construction loans are single-family residential loans. These four real estate loan categories represented 91.9 percent of gross loans at June 30, 1996, compared to a larger
96.5 percent of gross loans at June 30, 1994. Land loans represented 4.6 percent of loans in 1996 and commercial loans represented a minimal 0.2 percent of gross loans at June 30, 1996, and did not exist at fiscal year end 1994.

         The consumer loan category was the other loan type at June 30, 1996, and represented 3.4 percent of gross loans compared to only 0.5 percent at June 30, 1994. Consumer loans were the sixth largest overall loan type at June 30, 1996, and the sixth largest loan type in 1994. The Bank originates savings account loans, automobile loans, and other secured and unsecured personal loans. The overall mix of loans has witnessed moderate change from fiscal year-end 1994 to June 30, 1996, with the Bank having increased its share of consumer nonresidential real estate loans, and one- to four-family loans to offset its decrease in multifamily loans and construction loans.

         The emphasis of Home City Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located in Home City Federal's market area of Clark County. The Bank also originates interim construction loans on single-family residences primarily to individual owners and to developers and residential land loans. At June 30, 1996, 64.9 percent of Home City Federal's gross loans consisted of loans secured by one- to four-family residential properties, excluding construction loans. Construction loans represent another 4.8 percent of gross loans.

         The Bank originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one and three years. The interest rates on ARMs are indexed to the weekly average yield on the one- and three-year U.S. Treasury constant maturities index. The one-year and three-year ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and a 6.0 percent maximum adjustment over the life of the loan with payments based on up to a 30 year loan term.

         The majority of ARMs have terms of up to 30 years, and fixed rate loans have normal terms of up to 15 years. The Bank normally retains all of its fixed rate loans. Historically, the majority of Home City Federal's mortgage loans are fixed-rate mortgage loans, which represented 50.3 percent of mortgage loans due after June 30, 1996. All of Home City Federal's consumer loans were fixed rate.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 80 percent at Home City Federal, even though the Bank will grant loans with up to an 85 percent loan to value ratio, but private mortgage insurance is required for loans in excess of 85 percent. For loans in excess of 80 percent but less than 85 percent, private mortgage insurance can be waived by the Bank if the borrower has an approved co-signer.

         Home City Federal has also been an originator of nonresidential real estate loans, and has been less active in multifamily loans in the past. The Bank will continue to make multifamily and nonresidential real estate loans. The Bank had a total of $9.5 million in nonresidential real estate loans at June 30, 1996, or 19.5 percent of gross loans, compared to $6.2 million or 18.1 percent of gross loans at June 30, 1994. Multifamily loans have increased from $2.6 or at June 30, 1994, to $3.2 million at June 30, 1996, but their share of loans has actually decreased from 7.5 percent to 6.6 percent over the same time period. The major portion of nonresidential real estate loans are secured by office buildings, churches, nursing homes, large farms, retail stores and other commercial properties.

         Home City Federal has not been active in consumer lending in the past but has been relatively active in 1996. Consumer loans originated consist primarily of automobile loans, savings account loans, and personal loans, which represented a combined total of 3.4 percent of gross loans at June 30, 1996, up from 0.5 percent in 1994. At June 30, 1996, consumer loans totaled $1.7 million.

         Exhibit 13 provides a breakdown and summary of Home City Federal's fixed- and adjustable-rate loans, indicating a predominance of fixed-rate loans. At June 30, 1996, 51.6 percent of the Bank's total loans due after June 30, 1997, were fixed-rate and 48.4 percent were adjustable-rate. While most loans are fixed-rate, it is evident that a relatively strong 57.4 percent of one- to four-family residential mortgage loans and 51.9 percent of total loans have maturities of less than 10 years.

         As indicated in Exhibit 14, Home City Federal experienced a modest decrease in its one-to four-family loan originations but a moderate increase in total loan originations from fiscal years 1994 to 1996. Total loan originations in fiscal year 1996 were $18.5 million compared to $14.6 million in fiscal year 1994, with fiscal year 1995 indicating a lower $14.0 million, reflective of a reduction in one-to four-family loans. The increase in one-to four-family residential loan originations from 1994 to 1996 constituted a $2.5 million increase with total loan originations increasing $3.8 million due to the increase in one- to four-family and consumer loans. Loan originations for the purchase of one- to four-family residences, including construction loans, represented 79.0 percent of total loan originations in fiscal year 1994, compared to a lower 65.8 percent in fiscal year 1995 and a higher 76.1 percent in fiscal year 1996. Overall, loan originations exceeded principal payments and repayments in fiscal 1994 by $2.6 million, exceeded reductions in fiscal year 1995 by $8.0 million, and exceeded reductions in fiscal 1996 by $6.3 million.

NONPERFORMING ASSETS

         Home City Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Home City Federal has witnessed some volatility in its nonperforming assets and has made a concerted effort to control its nonperforming assets during the past five years.

         Exhibit 15 provides a summary of Home City Federal's delinquent loans at June 30, 1994 through 1996, indicating a modest level of delinquent loans. Loans delinquent 90 days or more totaled $34,000 at June 30, 1994, and increased to $247,000 or 0.54 percent of gross loans at June 30, 1996, with delinquent loans of 30 days or more totaling only $982,000 or 2.15 percent of gross loans at June 30, 1996.

         Home City Federal reviews each loan when it becomes delinquent 60 days or more, to assess its collectibility and to initiate direct contact with the borrower. The Bank sends the borrower a late payment notice within 15 days after the payment is due. The Bank then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 90 days, the Bank will consider foreclosure proceedings. The Bank does not normally accrue interest on loans past due 90 days or more. Most loans delinquent 90 days or more are placed on a non-accrual status, and at that point in time, the Bank may contact an attorney to pursue foreclosure procedures. Home City Federal had no real estate owned as of June 30, 1996, or at June 30, 1995.

         Exhibit 16 provides a summary of Home City Federal's nonperforming assets at June 30, 1992 through 1996. Nonperforming assets consist of non-accrual loans, which includes loans delinquent 90 days or more, real estate acquired by foreclosure or by deed in lieu, and repossessed assets. The Bank has historically carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Home City Federal's level of nonperforming assets ranged from a high of $247,000 or 0.44 percent of total assets at June 30, 1996, to a low of $34,000 or 0.09 percent of assets at June 30, 1994.

         Home City Federal's level of nonperforming assets is lower than its level of classified assets. The Bank's level of classified assets was $639,000 or 1.15 percent of assets at June 30, 1996 (reference Exhibit 17). The Bank's classified assets consisted of $518,000 in substandard assets, with $19,000 in assets classified as doubtful and $102,000 classified as loss.

         Exhibit 18 shows Home City Federal's allowance for loan losses for fiscal years 1994 through 1996, indicating the activity and the resultant balances. Home City Federal has witnessed a moderate increase in its balance of allowance for loan losses from $229,000 in 1994 to $362,000 at June 30, 1996, with provisions of $113,000 in 1994, and $109,000 in fiscal 1995 and $50,000 in 1996. The Bank had charge-offs of $107,000 in 1994, $19,000 in 1995, and $7,000 in 1996 and recoveries of $25,000 in 1994. The Bank's ratio of allowance for loan losses to gross loans increased from 0.67 percent at June 30, 1994, to 0.80 percent at June 30, 1996, due to an increase in allowances with a significant increase in loans. Allowance for loan losses to nonperforming assets were 146.56 percent at June 30, 1996.

INVESTMENTS

         The investment and securities portfolio of Home City Federal has been comprised of municipal securities, U.S. government and federal agency securities, interest-bearing deposits in other financial institutions, mortgage-backed securities, FHLMC stock and FHLB stock. Exhibit 19 provides a summary of Home City Federal's investment portfolio at June 30, 1994 through 1996. Investments were $4.6 million at June 30, 1996, compared to $4.6 million at June 30, 1995, and $3.2 million at June 30, 1994. The primary component of investments at June 30, 1996, was time deposits in other financial institutions, representing 22.9 percent, followed by U.S. government and federal agency securities representing 21.5 percent, for a combined total of 44.4 percent. The third key component was municipal securities representing 19.1 percent of investment securities. The securities portfolio had a weighted average yield of
5.42 percent, and the mortgage-backed securities had a weighted average yield of
6.21 percent for fiscal year 1996. The Bank also had cash and cash equivalents of $1.8 million or 3.3 percent of assets at June 30, 1996.

         The Bank had mortgage-backed securities with a book value of $3.0 million at June 30, 1996, which decreased from $4.3 million at June 30, 1994, but increased from $2.1 million at June 30, 1992. Mortgage-backed securities are included in total investments and shown in Exhibit 19. Mortgage-backed securities represented a strong 46.9 percent of total investments including mortgage-backed securities at June 30, 1996, and a stronger 63.5 percent at June 30, 1994.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from June 30, 1994, to June 30, 1996, is provided in Exhibit 20. There has been a relatively strong change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a strong increase in their share of deposits, rising from a modest 56.6 percent of deposits at June 30, 1994, to a strong 78.3 percent of deposits at June 30, 1996. The major component of certificates had rates between
6.0 percent and 8.0 percent and represented 57.2 percent of certificates at June 30, 1996. At June 30, 1994, the major component of certificates was the 4.01 percent to 6.00 percent category with 55.1 percent of certificates. Passbook accounts decreased in dollar amount from $16.0 million to $9.6 million, and their share decreased from 43.5 percent to 20.3 percent from June 30, 1994, to June 30, 1996, with modest decreases in rates during that period. NOW and demand accounts were introduced in 1996 and as a result, indicated an increase in their share of deposits from zero 1994 to 1.5 percent at June 30, 1996.

        Exhibit 21 shows the Bank's deposit activity for the three years ended June 30, 1994 to 1996. Excluding interest credited, Home City Federal experienced net increases in deposits in fiscal years 1995 and 1996 and a net decrease in 1994. In fiscal year 1994, there was a net decrease in deposits of $1.9 million or 5.1 percent, followed by a $6.1 million increase or 17.6 percent in 1995. In fiscal year 1996, an increase in deposits of $6.2 million resulted in a 15.2 percent increase in deposits.


BORROWINGS

        Home City Federal has relied on retail deposits as its primary source of funds but has made use of FHLB advances during the past four fiscal years ended June 30, 1996. Exhibit 22 shows the Bank's FHLB advances activity during the past three fiscal years. The Bank's balance of FHLB advances has increased from $424,000 at June 30, 1994, to $2,903,000 at June 30, 1996.

SUBSIDIARIES

         Home City Federal has one wholly-owned subsidiary, Homeciti Service Corporation ("Homeciti"), an Ohio corporation, whose primary purpose is to own stock in Intrieve Corporation, the Bank's data processing company. Homeciti also has an .875 percent ownership interest in a joint venture which owns a local hotel, Springfield Inn. At June 30, 1996, the Bank's investment in the subsidiary was $54,000.


OFFICE PROPERTIES

         Home City Federal has one office, its home office located in downtown Springfield. Home City Federal owns its home office which provides off-street parking and one drive-in window facility but no ATM access. The Bank's investment in its office premises, excluding furniture, fixtures and equipment, totaled $537,000 or 0.96 percent of assets at June 30, 1996. The Bank does have long term plans to build a new home office due to the need for additional space. The estimated cost of a new home office is $1.5 million with completion expected in 1999. By June 30, 1997, the Bank does foresee spending approximately $250,000 for a site for the proposed new home office.


MANAGEMENT

         The president, chief executive officer, and managing officer of Home City Federal is Douglas L. Ulery. Mr. Ulery joined the Bank in 1992, as president. Mr. Ulery became a director in 1994. Mr. Ulery was previously employed with Society National Bank as vice president of Regional Banking Offices Operation and worked in their Dayton office (reference Exhibit 22).

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Home City Federal Savings Bank's primary market area encompasses the city of Springfield and those outer communities surrounding its office, including all of Clark County, Ohio ("the market area"). The Bank's home office is located in downtown Springfield, Ohio.

         The market area is characterized by lower than average levels of income and housing values and a slightly higher unemployment level. The market area's strongest employment categories are wholesale/retail trade, services and manufacturing with a lower level of residents employed in the finance, insurance and real estate industry category.

         Exhibit 24 provides a summary of key demographic data and trends for the market area, Ohio and the United States for the periods of 1990, 1995, and 2000. The market area showed a lower increase in population than Ohio, while the United States showed the highest increases. Overall, the period of 1990 to 1995 was characterized by a small increase of 0.2 percent in the market area population, which increased from 147,548 to 147,906 residents, compared to an increase in population of 2.8 percent in Ohio and a rise in the national population level by 5.7 percent. During the period of 1995 through 2000, population is projected to continue to rise in the market area by a small 0.2 percent, increasing to 148,255 residents, while population is expected to increase in Ohio by 2.7 percent, and in the United States by 5.4 percent.

         In conformance with its relatively unchanging trend in population, the market area witnessed a small increase in households (families) of 0.3 percent and 0.2 percent, from 1990 to 1995 and from 1995 to 2000, respectively. These increases are much lower than Ohio's increase in households of 2.7 percent for the same time periods. The United States continued to have the largest increases, growing by 5.6 percent from 1990 to 1995, and 5.3 percent from 1995 to 2000. From 1990 to 1995, the market area increased its households from 55,198 to 55,351. By the year 2000, the market area is projected to have 55,482 households.

         The market area had lower per capita income levels than Ohio or the United States in 1990 and 1995. In 1990, the market area had an average per capita income of $11,587. Ohio had a per capita income of $12,788, while the United States also had a higher per capita income of $12,313. From 1990 to 1995, the United States had the largest percent increase in per capita income, followed by the market area and then by Ohio. The market area increased its per capita income level by 27.1 percent to $14,727 in 1995, Ohio increased its per capita income by 22.8 percent to $15,708, while the United States had an increase in its per capita income of 33.2 percent to $16,405.

         Median household income figures for the market area were at lower levels than Ohio or the United States for 1990 and 1995, and are projected to remain lower through the year 2000. In 1990, the average median household income for the market area was $27,868. The median household income levels for Ohio and the United States were $29,276 and $28,255, respectively. From 1990 to 1995, the market area's median household income increased by 16.0 percent to $32,325. Ohio's median household income level grew by a smaller 12.9 percent to $33,038 and the United States had an increase in its median household income level by a larger 19.0 percent to $33,610. By the year 2000, the market area, Ohio and the United States are projected to witness declines in their median household income levels to $31,771, $32,477 and $32,972, respectively.

         Exhibit 25 provides a summary of key housing data for the market area, Ohio, and the United States. Home City Federal's market area has a 69.1 percent rate of owner-occupancy, slightly higher than the 67.5 percent owner-occupancy rate for Ohio and moderately higher than the 64.2 percent for the United States. As a result, the market area supports a lower rate of renter-occupied housing at
30.9 percent compared to 32.5 percent for Ohio and a higher 35.8 percent for the United States.

         The market area's median housing value of $54,900 is lower than both Ohio and the United States in median housing value. Ohio's median housing value of $63,457 is 13.5 percent higher than the market area's median housing value. The United States' $79,098 median housing value is 30.6 percent greater than that of the market area. The average median rent of the market area is surpassed by the median rent of Ohio and the United States. Clark County had a median rent of $256, which was lower than Ohio's median rent of $296 and the United States' median rent value of $374.

         The major business source of employment by industry group, based on number of employees for the market area was the wholesale/retail industry responsible for 30.4 percent of jobs in 1993 which was higher than Ohio at 27.7 percent and also higher than the United States at 27.5 percent (reference
Exhibit 26). The major employer in Ohio and the United States was the services industry responsible for a 31.6 percent and a 34.0 percent share of total employment in 1993, respectively. The services industry was the second major employer in the market area at 30.1 percent. The manufacturing group was the third major employer in the market area at 27.3 percent, a lower 24.5 percent in Ohio and 19.2 percent in the United States. The construction group, finance, insurance and real estate group, transportation/utilities group, and the agriculture/mining group combined to 12.0 percent of employment in the market area, 16.2 percent of employment in Ohio, and 19.3 percent in the United States.

The leading employers in the market area are:

Employer                            Product/Service          Number of Employees
--------                            ---------------          -------------------
Navistar International             Trucks and related items        5,400
Wright-Patterson Air Force Base    Government                      2,281
Emro Marketing - Speedway          Service station                   580
Olan Mills of Ohio                 Photography                       450
O'Cedar/Vining Household
      Products Co.                 Stock goods                       395
Moyno Industrial Products          Pumps and parts                   390
Cooper Cameron Corporation         Large engines and compressors     385

         An economic indicator that pertains more directly to the banking and thrift industries is the issuance of new housing permits and permits for commercial buildings because of its direct relationship to lending activity (reference Exhibit 27). In 1991, 423 new housing permits were authorized in the market area, 29,542 in Ohio, and 796,647 in the United States. In 1992, the issuance of new housing permits authorized remained relatively unchanged in the market area as permits decreased by 0.2 percent to 422 new permits. Ohio and the United States witnessed positive growth rates of 16.3 percent and 20.1 percent, respectively, with 34,361 and 956,494 new housing permits authorized. In 1993, the market area once again remained relatively unchanged, while Ohio and the United States witnessed increases in the number of new housing permits authorized. The market area authorized 426 new permits, an increase of 0.9 percent, Ohio authorized 37,477 new permits, a growth of 9.1 percent, while the United States exhibited a growth of 8.6 percent with 1,038,907 new permits.

         Commercial building permits in Ohio followed a similar pattern for the years 1991 through 1993, with a large increase in 1992 followed by a smaller increase in 1993. Ohio increased its permit activity by 1.9 percent from 1991 to 1992 issuing commercial building permits with a value of $2.34 billion in 1992 compared to $2.3 billion in 1991. In 1993, Ohio experienced a slight decrease of
1.3 percent in commercial building permit valuations to $2.31 billion. In 1992, the United States witnessed a slight decline in commercial building permit valuations of 0.1 percent, from $56.9 billion in 1991 to $56.8 billion in 1992. The United States rebounded in 1993 with growth of 8.1 percent, rising to $61.43 billion in the value of new commercial building permits issued.

         The unemployment rate is another key economic indicator. Exhibit 28 shows the average unemployment rates in the market area, Ohio, and the United States in 1994, 1995 and June, 1996. The market area has historically been characterized by a similar yet lower unemployment rates than Ohio and the United States. The market area had a decrease in its unemployment rate from 4.9 percent to 4.6 percent in 1995. Ohio had a decrease in its unemployment rate from 5.5 percent to 4.9 percent and the United States' unemployment rate decreased from
6.1 percent to 5.2 percent in that same time period. In June 1996, unemployment increased in the market area, Ohio and the United States. The market area had the highest unemployment at 5.7 percent, compared to the United States at 5.5 percent, and Ohio at 5.0 percent.

         Exhibit 29 provides deposit data for banks, thrifts and credit unions in Clark County. Home City Federal's deposit base in Clark County was $40.9 million or 20.5 percent of the $200.0 million total thrift deposits but a much smaller 3.2 percent share of total deposits which totaled $1.3 billion. The market area is clearly dominated by the banking industry. Total deposits were $974.7 million with 76.6 percent in bank deposits, compared to a lower $200.1 million or 15.7 percent of deposits for thrifts, and a strong $98.4 million or
7.7 percent of total deposits held by credit unions. It is evident from the size of both thrift deposits and bank deposits that Clark County has a moderate deposit base with the Bank having a moderate level of market penetration of all thrift deposits, but a small level of market penetration for total deposits.

         Exhibit 30 provides interest rate data for each quarter for the years 1992 through 1995 and for the first quarter of 1996. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Interest rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent and then remained at 8.25 percent through the second quarter in 1996. Rates on T-bills, however, witnessed an increase with 30-Year Treasury Bills experiencing the largest increase.


SUMMARY

         To summarize, Home City Federal's market area represents an area with a stagnant population and no significant change in the number of households during the mid 1990s. Clark County has evidenced lower per capita income and median household income compared to both Ohio and the United States. The market area also has a lower median housing value and average median rent level than Ohio and the United States. Further, the market area has a moderately competitive financial institution market dominated by banks with a total deposit base of approximately $1.3 billion for all of Clark County.

III.  COMPARABLE GROUP SELECTION

INTRODUCTION

         Integral to the valuation of Home City Financial Corporation is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and Ohio.

         Exhibits 31 and 32 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 338 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 154 publicly-traded Midwest thrifts ("Midwest thrifts") and the 31 publicly-traded thrifts in Ohio ("Ohio thrifts"), and by trading exchange. Exhibit 33 presents prices, pricing ratios and price trends for all SAIF-insured thrifts completing their conversions between January 1, 1996, and September 6, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Home City Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Home City Federal's basic operation. In as much as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

MERGER/ACQUISITION

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

                 Institution                         State
                 -----------                         -----
         Financial Security Corp.                    Illinois
         Workingmens Capital Holdings                Indiana
         Marshalltown Financial Corp.                Iowa
         Circle Financial Corp.                      Ohio
         Seven Hills Financial Corp.                 Ohio
         Third Financial Corp.                       Ohio
         Bridgeville Savings Bank                    Pennsylvania

         No thrift institution in Home City Federal's city, county or market area is currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 34.

MUTUAL HOLDING COMPANIES

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 35 presents pricing ratios and Exhibit 36 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                               State
                    -----------                               -----

         Webster City Federal Savings Bank, MHC               Iowa
         Wayne Savings & Loan Co., MHC                        Ohio
         Greater Delaware Valley Savings Bank, MHC            Pennsylvania


TRADING EXCHANGE

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 356 publicly-traded, SAIF-insured institutions, including 18 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 325 are listed on NASDAQ.

IPO DATE

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of September 6, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to June 30, 1995.


GEOGRAPHIC LOCATION

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Citizens Federal, including the western states, the Southeastern states and the New England states.

         The geographic location parameter consists of Ohio, its surrounding states of Pennsylvania, Michigan, West Virginia, Kentucky and Indiana, as well as the states of Illinois, Iowa and Wisconsin, for a total of nine states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

ASSET SIZE

         Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $300 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Citizens Federal, with assets of approximately $56 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY

         Exhibits 37 and 38 show the 45 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS

INTRODUCTION

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 36. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from Home City Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Home City Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


CASH AND INVESTMENTS TO ASSETS

         Home City Federal's level of cash and investments to assets was 9.5 percent at June 30, 1996, and reflects the Bank's level of investments lower than national and regional averages. The Bank's investments consist primarily of FHLB deposits, U. S. government securities, deposits in other institutions, municipal securities and equity securities. During its last five fiscal years, Home City Federal's ratio of cash and investments to assets has averaged 12.2 percent, from a high of 18.8 percent at June 30, 1992, to a low of
8.5 percent in fiscal year 1994. It should be noted that Federal Home Loan Bank stock is not included in cash and investments, but rather is part of other assets in order to be consistent with reporting requirements and sources of statistical and comparative analysis.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 5.0 percent of assets to 40.0 of assets, with a midpoint of 22.5 percent.


MORTGAGE-BACKED SECURITIES TO ASSETS

         At June 30, 1996, Home City Federal's ratio of mortgage-backed securities to assets was 5.3 percent, much lower than both the regional average of 10.3 percent and the national average of 13.7 percent. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 20.0 percent or less of assets and a midpoint of 10.0 percent.


ONE- TO FOUR-FAMILY LOANS TO ASSETS

         Home City Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, not including construction loans, represented 57.5 percent of the Bank's assets at June 30, 1996, which is similar to industry averages. The parameter for this characteristic requires any comparable group institution to have from 40.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 55.0 percent.

TOTAL NET LOANS TO ASSETS

         At June 30, 1996, Home City Federal had a ratio of total net loans to assets of 81.2 percent and a five fiscal year average of 75.7 percent, which is moderately higher than the national and regional averages of 67.3 percent and
68.0 percent, respectively. The parameter for the selection of the comparable group is from 50.0 percent to 95.0 percent with a midpoint of 72.5 percent. The wider range is simply due to the fact that, as the referenced national and regional averages indicate, many larger institutions purchase a greater volume of investment securities and/or mortgage-backed securities as a cyclical alternative to lending, but may otherwise be similar to Home City Federal.


TOTAL NET LOANS AND MORTGAGE-BACKED SECURITIES TO ASSETS

         As discussed previously, Home City Federal's shares of mortgage-backed securities to assets and total net loans to assets were 5.4 percent and 81.2 percent, respectively, for a combined share of 86.6 percent. Recognizing the industry and regional ratios of 13.7 percent and 10.3 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 60.0 percent to 97.0 percent, with a midpoint of 78.5 percent.


BORROWED FUNDS TO ASSETS

         Home City Federal had FHLB advances of $2.9 million or 5.2 percent of total assets at June 30, 1996, which was similar to its balance of $2.6 million or 5.4 percent of total assets at June 30, 1995. At the end of fiscal years 1992, 1993 and 1994, the Bank indicated no advances, resulting in a five year average of 2.12 percent. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

         The public demand for longer term funds increased in 1995 and the first half of 1996 due to the higher cost of deposits. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 13.2 percent.


EQUITY TO ASSETS

         Home City Federal's equity to assets ratio as of June 30, 1996, was
9.69 percent. After conversion, based on the midpoint value of $7,200,000 and net proceeds to the Bank of approximately $3.4 million, Home City Federal's equity is projected to stabilize in the area of 15.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be 6.0 percent to
20.0 percent with a midpoint ratio of 13.0 percent.

PERFORMANCE PARAMETERS

INTRODUCTION

         Exhibit 38 presents five parameters identified as key indicators of Home City Federal's earnings performance and the basis for such performance. The primary performance indicator is the Bank's return on average assets ("ROAA"). The second performance indicator is the Bank's return on average equity ("ROAE"). To measure the Bank's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Bank is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Bank's ratio of operating expenses, also referred to as noninterest expenses, to assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.


RETURN ON AVERAGE ASSETS

         The key performance parameter is the ROAA. Home City Federal's most recent ROAA was 0.98 percent for the twelve months ended June 30, 1996, based on net earnings after taxes and 0.89 percent based on core earnings after taxes, as detailed in Item I of this report and presented in Exhibit 7. The Bank's ROAA over the past five fiscal years, based on net earnings, has ranged from a low of
0.26 percent in 1992 to a high of 1.69 percent in 1994 with an average ROAA of
1.17 percent. ROAA has declined steadily since June 30, 1994. For the four quarters following conversion in late 1996, Home City Federal's ROAA is projected to range between 1.10 percent and 1.20 percent.

         Considering the historical, current and projected earnings performance of Home City Federal, the range for the ROAA parameter based on net income has been defined as 0.60 percent to a high of 1.30 percent with a midpoint of 0.95 percent.

RETURN ON AVERAGE EQUITY

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Bank's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Bank and the Corporation on a pro forma basis at the time of conversion will be 4.58 percent based on the midpoint valuation. Prior to conversion, the Bank's ROAE was 10.23 percent for the twelve months ended June 30, 1996, based on net income and 9.34 percent based on core income, with a five year average net ROAE of 12.85 percent. The parameter range for the comparable group, based on net income, is from 3.0 percent to 15.0 percent with a midpoint of 9.0 percent.


NET INTEREST MARGIN

         Home City Federal had a net interest margin of 3.86 percent based on the twelve months ended June 30, 1996, indicating a declining trend since June 30, 1994. The Bank's range of net interest margin for the past five fiscal years has been from a low of 3.37 percent in 1996 to a high of 4.37 percent in 1994 with an average of 4.25 percent.

         The parameter range for the selection of the comparable group is from a low of 2.65 percent to a high of 4.50 percent with a midpoint of 3.58 percent.

OPERATING EXPENSES TO ASSETS

         Home City Federal had an average operating expense to average assets ratio of 2.31 percent for the twelve months ended June 30, 1996. The Bank's operating expenses have been stable in recent years, ranging from a low of 1.82 percent in fiscal year 1993 to a high of 2.31 percent in its most recent fiscal year of 1996, with an average of 2.17 percent, modestly lower than the current industry average of 2.29 percent.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 3.00 percent with a midpoint of 2.25 percent.

NONINTEREST INCOME TO ASSETS

         Home City Federal has experienced a lower than average dependence on noninterest income as a source of additional income. The Bank's noninterest income to average assets was 0.11 percent for the twelve months ended June 30, 1996, which is considerably below the industry average of 0.44 percent for that period. Home City Federal's noninterest income for the past five fiscal years has fluctuated from a high of 0.11 percent of average assets in both fiscal years 1996 and 1993 to a low of $1,000 or less than 0.01 percent in fiscal year 1992 with an average ratio of 0.05 percent.

         The range for this parameter for the selection of the comparable group is 0.45 percent or less of average assets with a midpoint of 0.23 percent, considerably lower than the national average of 0.44 percent.

ASSET QUALITY PARAMETERS

INTRODUCTION

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position reasonably similar to that of Home City Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


NONPERFORMING ASSETS TO ASSETS RATIO

         Home City Federal's ratio of nonperforming assets to assets was 0.44 percent at June 30, 1996, which is lower than the national average of 1.20 percent, lower than the Midwest regional average of 0.56 percent and similar to its ratio of 0.43 percent at June 30, 1995. For the five fiscal years ended June 30, 1992 to 1996, the Bank's ratio fluctuated considerably, from a high of 0.96 percent at June 30, 1993, to a low of 0.09 percent at June 30, 1994, with a five year average of 0.41 percent.

         The parameter range for nonperforming assets to assets has been defined as .080 percent of assets or less with a midpoint of .040 percent.


REPOSSESSED ASSETS TO ASSETS

         Home City Federal was absent repossessed assets at June 30, 1996, and had a like zero balance at June 30, 1994 and 1995. For its five most recent fiscal years, the Bank had ratios of repossessed assets ranging from a high of
0.50 percent at June 30, 1992, to
a low of 0.06 percent at the end of fiscal year 1993, with a five fiscal year average of 0.11 percent. National and regional averages were 0.65 percent and
0.47 percent, respectively, at June 30, 1996.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.

LOANS LOSS RESERVES TO ASSETS

         Home City Federal had a loan loss reserve or allowance for loan losses of $362,000, representing a loan loss allowance to total assets ratio of 0.65 percent at June 30, 1996, which is similar to its ratios of 0.66 percent at June 30, 1995. For its last three fiscal years, the Bank's loan loss reserve averaged
0.63 percent of assets.

         The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 39, 40 and 41. The comparable group institutions range in size from $76.4 million to $216.5 million with an average asset size of $139.5 million and have an average of 3.4 offices per institution compared to Home City Federal with assets of $55.7 million and one office. One of the comparable group institutions was converted in 1988, two in 1993, six in 1994, and one in 1995.

         Exhibit 42 presents a comparison of Home City Federal's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         COMMUNITY INVESTORS BANCORP, INC., Bucyrus, Ohio, is the holding company for First Federal Savings and Loan Association of Bucyrus. The Association serves its Crawford County, Ohio, market with three offices, two in Bucyrus and one in New Washington. As of its most recent quarter, the Association had assets of $85.8 million and equity of $11.9 million, and reported an ROAA of 1.01 percent and an ROAE of 6.98 percent.

         ENTERPRISE FEDERAL BANCORP, Lockland, Ohio, is the holding company for Enterprise Federal Savings Bank, which operates five offices in the Cincinnati, Ohio, area. With assets of $213.9 million and equity of $31.6 million, Enterprise reported an ROAA of 0.92 percent and an ROAE of 5.39 percent for its most recent four quarters.

         FFW CORPORATION, Wabash, Indiana, is the holding company of First Federal Savings Bank of Wabash, and operates three offices, two of which are in Wabash County, Indiana. The third office is located in nearby Kosciusko County, giving the Bank a combined market area population of 102,500. The Company has an asset size of $150.5 million with equity of $15.5 million and reported an ROAA of 1.09 percent for its most recent four quarters.

         FIRST FINANCIAL BANCORP, INC., Belvidere, Illinois, is the holding company for First Federal Savings Bank of Belvidere. The Bank serves Boone and Winnebago Counties in Illinois with two full service offices in Belvidere and a loan origination office in Rockford, Illinois. The Bank has assets of $94.5 million and equity of $7.8 million, and reported an ROAA of 0.68 percent for its most recent four quarters.

         FIRST FRANKLIN CORPORATION, Cincinnati, Ohio, is the holding company of Franklin Savings & Loan Company which operates seven branches in the Greater Cincinnati Metropolitan Area, all in Hamilton County. The Company has assets of $216.5 million and equity of $20.3 million. For its most recent four quarters, the Company reported an ROAA of 0.62 percent and an ROAE of 6.56 percent.

         HARVEST HOME FINANCIAL CORPORATION, Cincinnati, Ohio, is the holding company for Harvest Home Savings Bank, which operates three offices serving the Greater Cincinnati area. The Bank had assets of 76.4 million and equity of 12.7 million at the end of its most recent quarter, and reported an ROAA of 0.75 percent for its trailing four quarters.

         MFB CORP., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. As of the most recent quarter, Mishawaka Federal had total assets of $210.6 million, and total equity of $37.7 million. For the most recent four quarters, Mishawaka Federal reported an ROAA of 0.73 percent.

         MILTON FEDERAL FINANCIAL CORPORATION, West Milton, Ohio, is the holding company for Milton Federal Savings and Loan Association. The Association operates two full service offices, one in West Milton, Ohio, in Miami County and the other in Englewood, Ohio, in Montgomery County. Milton Federal has assets of $178.3 million, equity of $33.8 million and an ROAA of 1.04 percent for its most recent four quarters.

         NORTHWEST EQUITY CORPORATION, Amery, Wisconsin, is the unitary thrift holding company for Northwest Savings Bank, a community oriented institution with three offices serving Polk County. The Bank had assets of $91.8 million and equity of $11.7 million at the close of its most recent quarter and reported an ROAA of 1.00 percent and an ROAE of 6.91 percent for its trailing four quarters.

         STATEFED FINANCIAL CORP., Des Moines, Iowa, is the holding company for State Federal Savings and Loan Association of Des Moines, operating two offices in Polk County, Iowa. The Association has total assets of $76.7 million and equity of $14.9 million and reported an ROAA of 1.19 percent for its most recent four quarters.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Home City Federal to all thrifts, regional thrifts, Ohio thrifts and the ten institutions constituting Home City Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 43 through 48.

         As presented in Exhibits 43 and 44, at June 30, 1996, Home City Federal's total equity of 9.69 percent of assets was lower than the 14.24 percent for the comparable group, the 13.10 for all thrifts, the 14.69 percent ratio for Midwest thrifts, and the 13.30 percent ratio for Ohio thrifts. The Bank had a 81.15 percent share of net loans in its asset mix, higher than the comparable group at 69.41 percent, and also much than all thrifts at 67.29 percent, Midwest thrifts at 67.95 percent and Ohio thrifts at 72.63 percent. Home City Federal's share of net loans, higher than industry averages, is primarily the result of its lower levels of cash and investments and mortgage-backed securities of 9.14 percent 5.34 percent, respectively. The comparable group had a higher 8.51 percent share of mortgage-backed securities, and also a higher 19.86 percent share of cash and investments. All thrifts had
13.73 percent of assets in mortgage-backed securities and 15.09 percent in cash and investments. Home City Federal's share of deposits of 84.65 percent was higher than the comparable group, and also higher than the three geographic categories, reflecting the Bank's lower 5.21 percent share of FHLB advances. The comparable group had deposits of 71.42 percent and borrowings of 13.60 percent. All thrifts averaged a 72.25 percent share of deposits and 13.16 percent of borrowed funds, while Midwest thrifts had a 71.03 percent share of deposits and an 13.07 percent share of borrowed funds. Ohio thrifts averaged a 75.93 percent share of deposits and a 9.76 percent share of borrowed funds. Home City Federal was absent goodwill and other intangibles, compared to a nominal 0.01 percent for the comparable group, 0.32 percent for all thrifts, 0.15 percent for Midwest thrifts and 0.18 percent for Ohio thrifts.

         Operating performance indicators are summarized in Exhibits 45 and 46 and provide a synopsis of key sources of income and key expense items for Home City Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 47, for the twelve months ended June 30, 1996, Home City Federal had a yield on average interest-earning assets higher than the comparable group and also higher than the three geographical categories. The Bank's yield on interest-earning assets was 8.86 percent compared to the comparable group at 7.70 percent, all thrifts at 7.73 percent, Midwest thrifts at 7.70 percent and Ohio thrifts at 7.83 percent.

         The Bank's cost of funds for the twelve months ended June 30, 1996, was also higher than the comparable group and the three geographical categories. Home City Federal had an average cost of interest-bearing liabilities of 5.44 percent compared to 5.09 percent for the comparable group, 4.92 percent for all thrifts, 5.02 percent for Midwest thrifts and 4.99 for Ohio thrifts. The Bank's interest income and interest expense ratios resulted in an interest rate spread of 3.42 percent, which was higher than the comparable group at 2.61 percent, all thrifts at 2.80 percent, Midwest thrifts at 2.68 percent and Ohio thrifts at
2.84 percent. Home City Federal demonstrated a net interest margin of 3.86 percent for the twelve months ended June 30, 1996, based on average interest-earning assets, which was higher than the comparable group ratio of
3.32 percent. All thrifts also averaged a lower 3.35 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.33 percent and Ohio thrifts at 3.44 percent.

         Home City Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 46. The Bank made a $50,000 provision for loan losses during the twelve months ended June 30, 1996, representing 0.10 percent of average assets and reflecting the Bank's objective to strengthen its reserves for loan losses as it increases its level of consumer loans following conversion. The comparable group indicated a provision representing 0.05 percent of assets, with all thrifts at
0.12 percent, Midwest thrifts at 0.08 percent and Ohio thrifts at 0.05 percent.

         The Bank's non-interest income was $58,000 or 0.11 percent of average assets for the twelve months ended June 30, 1996. Such non-interest income was significantly lower than the comparable group at 0.22 percent, all thrifts at
0.44 percent, Midwest thrifts at 0.40 percent and Ohio thrifts at 0.27. Net of a non-recurring income item in the amount of $46,000, the Bank's non-interest income would have been only $12,000 or a much lower 0.02 percent of average assets. For the twelve months ended June 30, 1996, Home City Federal's operating expense ratio was 2.31 percent, higher than the comparable group but similar to the three geographical averages. The comparable group's operating expense ratio was 2.11 percent, while all thrifts averaged 2.29 percent, Midwest thrifts averaged 2.20 percent and Ohio thrifts averaged 2.21 percent.

         The overall impact of Home City Federal's income and expense ratios is reflected in the Bank's net income and return on assets. For the twelve months ended June 30, 1996, the Bank had an ROAA of 0.98 percent based on net income and a lower ROAA of 0.89 percent based core income. For its most recent four quarters, the comparable group had a lower net ROAA of 0.90 percent, and also a lower ROAA of 0.84 percent based on core income. All thrifts averaged a lower net ROAA of 0.88 percent, while Midwest thrifts and Ohio thrifts averaged a lower 0.93 percent and 0.91 percent, respectively. All thrifts indicated a core ROAA of 0.81 percent, while Midwest thrifts and Ohio thrifts averaged a core ROAA of 0.87 percent and 0.88 percent, respectively, both of which were higher than the core ROAA of Home City Federal.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Home City Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted, however, that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Bank's historical business philosophy has focused on maintaining its net interest income, further reducing its current ratio of nonperforming assets, increasing its level of interest sensitive assets relative to interest sensitive liabilities and thereby improving its sensitivity measure and its overall interest rate risk, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses, and closely monitoring and improving its reasonable level of overhead expenses. The Bank's current philosophy will continue to focus on maintaining its net interest spread, net interest margin, net income and return on assets, generating additional non-interest income, and increasing its level of interest sensitive assets relative to interest sensitive liabilities.

         Earnings are often related to an institution's ability to generate loans. The Bank was an active originator of mortgage loans in fiscal years 1994 to 1996. During the twelve months ended June 30, 1996, originations exceeded those in fiscal year 1995 by 31.5 percent, with the increases in the categories of one- to four family residential mortgage loans and consumer loans. Originations during the twelve months ended June 30, 1996, were approximately $18.5 million compared to $14.1 million in fiscal year 1995 and a similar $14.7 million in fiscal year 1994.

         Home City Federal experienced a significant decrease in principal repayment levels from fiscal year 1994 to fiscal year 1995, resulting in a net increase of $8.0 million in its outstanding loans. Notwithstanding generally comparable increases in both originations and principal repayments in fiscal year 1996, related to moderating interest rates in late 1995, a significant increase in loans sold produced a smaller $6.3 million net loan growth in the Bank's most recent twelve month period. The Bank's focus has historically been on the origination of one- to four-family mortgage loans, with that loan category constituting 79.0 percent, 65.8 percent, 76.1 percent total origination in fiscal years 1994, 1995 and 1996, respectively. In those three periods, the second largest category of originations was nonresidential loans, with multi-family loans being the third largest, followed closely by consumer loans. In Home City Federal's most recent fiscal year of 1996, however, the origination of consumer loans exceeded multi-family loans and that trend is expected to continue. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 8.86 percent for Home City Federal for the twelve months ended June 30, 1996, compared to 7.70 percent for the comparable group, 7.73 percent for all thrifts and 7.70 for Midwest thrifts. The Bank's level of interest income to average assets was 7.79 percent for the twelve months ended June 30, 1996, which was modestly higher than the comparable group at 7.46 percent, all thrifts and Midwest thrifts both at 7.42 percent and Ohio thrifts at 7.58 percent for their most recent four quarters.

         The Bank's net interest margin of 3.86 percent, based on average interest-earning assets for the twelve months ended June 30, 1996, was higher than the comparable group at 3.32 percent and also higher than all thrifts at
3.35 percent. Notwithstanding its higher yield and net interest margin, Home City Federal's cost of interest-bearing liabilities of 5.44 percent for the twelve months ended June 30, 1996, was higher than the comparable group at 5.09 percent, and also higher than all thrifts at 4.92 percent and Midwest thrifts at
5.02 percent. Home City Federal's net interest spread of 3.42 percent for the twelve months ended June 30, 1996, was, nevertheless, higher than the comparable group at 2.61 percent, all thrifts at 2.80 percent and Midwest thrifts at 2.84 percent.

         The Bank's ratio of noninterest income to assets was 0.11 percent for the twelve months ended June 30, 1996, considerably lower than the comparable group at 0.22 percent, all thrifts at 0.44 percent and Midwest thrifts at 0.40 percent. As previously noted, a major component of Home City Federal's non-interest income in fiscal year 1996 was a non-recurring item in the amount of $46,000, which was the basis of the Bank's lower core income as detailed in
Exhibit 7. The Bank has indicated noninterest income lower than the comparable group, but its operating expenses have been higher than the comparable group and Midwest thrifts and similar to all thrifts. For the twelve months ended June 30, 1996, Home City Federal had an operating expenses to assets ratio of 2.31 percent compared to a lower 2.11 percent for the comparable group, 2.29 percent for all thrifts and 2.20 percent for Midwest thrifts.

         For the twelve months ended June 30, 1996, Home City Federal generated much lower noninterest income, a higher ratio of noninterest expenses, and a higher net interest margin relative to its comparable group. As a result, the Bank's net income level was modestly higher than its comparable group for the twelve months ended June 30, 1996. Based on net earnings, the Bank had a return on average assets of 0.26 percent in fiscal year 1992, 1.66 percent in fiscal year 1993, 1.69 percent in fiscal year 1994, 1.24 percent in fiscal year 1995, and 0.98 percent in fiscal year 1996. For its most recent four quarters, the comparable group had a lower net ROAA of 0.90 percent, while all thrifts indicated a slightly lower 0.88 percent. The Bank's core or normalized earnings, as shown in Exhibit 7, were $469,000, indicating a 0.89 percent core return on assets for the most recent twelve months ended June 30, 1996. That core ROAA was only slightly higher than the comparable group at 0.84 percent, all thrifts at 0.81 and Midwest thrifts at 0.87 percent.

         Home City Federal's earnings stream will continue to be dependent on the overall trends in interest rates, with little reliance on its non-interest income, with net interest income having been generally flat during the most recent four fiscal years of 1993 through 1996. The Bank's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward medium term instruments. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. It has also been recognized that although Home City Federal's current ROAA is higher than that of its comparable group for the most recent four quarters, the Bank has also experienced a consistent downward trend in its ROAA, net interest margin and net interest spread since June 30, 1994. In recognition of the foregoing earnings related factors, a minimum upward adjustment has been made to Home City Federal's pro forma market value for earnings performance.


MARKET AREA

         Home City Federal's primary market area for retail deposits consists of Clark County, Ohio, including the city of Springfield, the location of the Bank's home office. As discussed in Section II, this market area has evidenced no significant population growth and higher unemployment levels compared to the comparable group markets, Ohio and the United States. The unemployment rate in Home City Federal's market area county averaged 5.7 percent in June, 1996, compared to 5.0 percent for Ohio and 5.5 percent for the United States. Per capita and household income levels in Clark County are below state averages and the comparable group average. The market area is also characterized by lower median housing values than Ohio, the United States and the comparable group. The market area is generally rural and agricultural, with the wholesale/retail and services sectors indicating similar shares of market area employment, followed closely by the manufacturing sector. The level of financial competition in the Bank's market area is moderate and dominated by the banking industry. Home City Federal, nevertheless, had net increases in deposits in its most recent five fiscal years of 1992 through 1996, as deposits, including interest, exceeded withdrawals. In recognition of all these factors, we believe that a moderate downward adjustment is warranted for the Bank's market area.


FINANCIAL CONDITION

         The financial condition of Home City Federal is discussed in Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 42, 44 and 45. The Bank's total equity ratio before conversion was 9.69 percent at June 30, 1996, which was lower than the comparable group at
14.24 percent, Midwest thrifts at 14.69 percent and all thrifts at 13.10 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 18.16 percent, and the Bank's pro forma equity to assets ratio will increase to approximately 15.5 percent.

         The Bank's mix of assets indicates some areas of significant variation from its comparable group. Home City Federal had a higher share of net loans at
81.15 percent of total assets at June 30, 1996, compared to the comparable group at 69.41 percent and all thrifts at 67.29 percent. The Bank's share of cash and investments was a significantly lower 9.14 percent compared to 19.86 percent for the comparable group and 15.09 percent for all thrifts. Home City Federal's ratio of mortgage-backed securities to total assets was only 5.34 percent, below the comparable group at 8.51 percent and significantly lower than all thrifts at 13.73 percent. The Bank's 84.65 percent share of deposits and 5.21percent share of FHLB advances were both below the comparable group's
71.42 percent of deposits and 13.60 percent of borrowed funds.

         The Bank was absent both goodwill and repossessed real estate compared to percentages of 0.04 and 0.65 of repossessed real estate for the comparable group and all thrifts, respectively. The financial condition of Home City Federal is further affected by its level of nonperforming assets at 0.44 percent of assets at June 30, 1996, compared to a lower 0.35 percent for the comparable group. The Bank's ratio of nonperforming assets to total assets in fiscal year 1996 was similar to its fiscal year 1995 ratio of 0.43 percent, which increased from 0.09 percent at June 30, 1994, but lower than its ratio of 0.96 percent at June 30, 1993.

         The Bank had a considerably higher share of high risk real estate loans at 23.37 percent compared to 9.98 percent for the comparable group, and the Bank's share was also higher than all thrifts at 14.49 percent. Home City Federal had $362,000 in general valuation allowances or 146.56 percent of nonperforming assets at June 30, 1996, compared to the comparable group's higher
218.69 percent, with Midwest thrifts at 157.22 percent and all thrifts at a lower 91.98 percent. The Bank's ratio is reflective of its historically average levels of non-performing assets and classified loans. Home City Federal has also experienced higher levels of interest rate risk, as reflected by its higher exposure under conditions of rising interest rates. Overall, we believe that a minimum downward adjustment is warranted for Home City Federal's current financial condition.

DIVIDEND PAYMENTS

         Home City Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Eight of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.94 percent for those nine institutions, and an average dividend yield of 2.35 percent for all ten institutions.

         Currently, many thrifts are committing to initial cash dividends in comparison to the more common absence of such a dividend commitment in 1994 and some 1995 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings was often difficult to gauge in 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995 but regained some strength by the second half of the year. In the first half of 1996, interest in new issues was mixed, with the number of conversions decreasing from the same period in 1995. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

         Home City Federal will focus its offering to depositors and residents in its market area. The board of directors and officers anticipate purchasing approximately $720,000 or 10.0 percent of the conversion stock based on the appraised midpoint valuation. Home City Federal will form an 8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 2.0 percent of the total number of shares to be issued in the conversion the amount of conversion stock that may be purchased by a single person, or by persons and associates acting in concert.

         The Bank has secured the services of Charles Webb & Company ("Webb") to assist the Bank in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest and the terms of the offering, we believe that a minimum upward adjustment is warranted for the Bank's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Home City Federal will offer its shares through concurrent subscription and community offerings with the assistance of Webb. If necessary, Webb will conduct a syndicated community offering upon the completion of the subscription and community offering. Home City Federal will pursue two market makers for the stock. The Bank's offering is much smaller in size to that of the comparable group, considerably below the national average and, more significantly, approximately 92.6 percent below the Ohio average. It is likely, therefore, that the stock of Citizens Federal will be less liquid than thrift stocks nationally and in its Ohio market area. Therefore, we believe that a moderate downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.


MANAGEMENT

         The president and chief executive officer of Home City Federal is Douglas L. Ulery. Mr. Ulery joined the Bank as president and CEO in 1992 and became a director in 1994. Previously, Mr. Ulery was vice president of Regional Banking Offices Operation with Society Corporation, recently purchased by Key Corp.

         Mr. Ulery and the management of Home City Federal have made a concerted effort to increase deposits and market share, and to strengthen lending activity asset quality.

         Home City Federal has been able to strengthen its equity level and increase its equity ratio over the past few years and its asset quality has improved since 1992. Earnings, net interest spread and net interest margin are currently above comparable group and industry averages, although they have declined modestly since 1994. The Bank's non-interest expenses are currently somewhat higher than the comparable group, but similar to all thrifts and Midwest thrifts, and have historically been lower than industry averages. It is our opinion that a minimum upward adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Bank's pro forma market value discussed in Section V. Minimum upward adjustments were made for earnings performance and management. Minimum downward adjustments were made for market area, financial condition and dividend payments. A moderate downward adjustment was made for the liquidity of Home City Federal's stock and a maximum downward adjustment was made for the marketing of the issue. No adjustment was made for the Bank's subscription interest.

         Exhibit 50 shows the average and median price to book value ratios for the comparable group which were 85.57 percent and 87.39 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
72.29 percent (Harvest Home Financial Corporation) to a high of 93.03 percent (Community Investors Bancorp). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed moderately from a low of 76.21 percent to a high of 92.22 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 63.38 percent at the midpoint, and ranging from a low of 58.70 percent at the minimum to a high of 71.20 percent at the super maximum for the Corporation.

         The Corporation's price to book value ratio of 63.38 is strongly influenced by the Bank's financial condition, local market and subscription interest in thrift stocks. Further, the Bank's equity to assets after conversion will be approximately 15.00 percent compared to a similar 14.24 percent for the comparable group. Based on this price to book value ratio and the Bank's equity of $5,398,000 at June 30, 1996, the indicated pro forma market value for the Bank using this approach is $7,202,008 at the midpoint (reference Exhibit 50).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Home City Federal is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended June 30, 1996, of $514,000. Exhibit 7 indicates the derivation of the Bank's lower core or normalized earnings of $469,000 for the twelve months ended June 30, 1996. To arrive at the pro forma market value of the Bank by means of the price to earnings method, we used the core earnings base of $469,000.

         In determining the appropriate price to earnings multiple for the Bank, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to core earnings multiple for the comparable group was 15.68, while the median was 14.71. The average price to net earnings multiple was 14.46 and the median multiple was
13.98. The comparable group's price to core earnings multiple was lower than the average for all publicly-traded, SAIF-insured thrifts of 17.46, but higher than their median of 14.84. The price to net earnings multiple for all thrifts was also higher than the comparable group with an average at 16.25 times core earnings and a median at 13.71 times core earnings. The range in the price to core earnings multiple for the comparable group was from a low of 9.51 (FFW Corp.) to a high of 22.46

(MFB Corp.). The primary range in the price to net earnings multiple for the comparable group, excluding the high and low ranges, was from a low price to earnings multiple of 11.78 to a high of 20.52 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 12.27 at the midpoint, based on Home City Federal's core earnings of $469,000 for twelve months ended June 30, 1996. The price to core earnings multiple is from 10.81 times earnings at the minimum of the valuation range to 16.76 times earnings at the supermaximum. The corresponding price to net earnings multiple is 11.40 at the midpoint.

         Based on such the Bank's core earnings base of $469,000 (reference Exhibits 49 and 50), the pro forma market value of the Corporation using the price to earnings method is $7,201,537 at the midpoint.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 49 indicates that the average price to net assets ratio for the comparable group was 12.20 percent and the median was 12.29 percent. The range in the price to net assets ratios for the comparable group varied from a low of 7.64 percent (First Financial Bancorp) to a high of 17.46 percent (Milton Federal Financial Corporation). It narrows only slightly with the elimination of the two extremes in the group to a low of 8.21 percent and a high of 16.96 percent.

         Based on the adjustments made previously for Home City Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is
11.51 percent at the midpoint, which is slightly lower than the comparable group at 12.20 and ranges from a low of 9.95 percent at the minimum to 14.68 percent at the super maximum.

         Based on the Bank's June 30, 1996, asset base of $55,728,000, the indicated pro forma market value of the Corporation using the price to net assets method is $7,198,801 at the midpoint (reference Exhibit 50).

VALUATION CONCLUSION

         Exhibit 55 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 63.38 percent for the Corporation represents a discount of 25.94 percent relative to the comparable group and decreases to 16.79 percent at the super maximum. The price to core earnings multiple of 12.27 for the Corporation at the midpoint value indicates a discount of 21.75 percent, changing to a premium of 6.88 percent at the super maximum. The price to assets ratio at the midpoint represents a discount of 5.70 percent, changing to a premium of 20.32 percent at the super maximum.

         It is our opinion that as of September 6, 1996, the pro forma market value of the Corporation is $7,200,000 at the midpoint, representing 720,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $6,120,000 or 612,500 shares at $10.00 per share to a maximum of $8,280,000 or 828,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $9,522,000 or 952,200 shares at $10.00 per share (reference Exhibits 49 to 54). The appraised value of Home City Financial Corporation as of September 6, 1996, is $7,200,000.

                                   NUMERICAL

                                    EXHIBITS

                                    EXHIBIT 1

                         HOME CITY FEDERAL SAVINGS BANK
                                SPRINGFIELD, OHIO

                           CONSOLIDATED BALANCE SHEETS
                                AT JUNE 30, 1996

                                 (In thousands)


                                                                  June 30,
                                                                    1996
                                                                 ------------
ASSETS
------
Cash and cash equivalents
    Cash and amounts due from depository institutions            $       855
    Interest-bearing deposits in other banks                             588
    Federal funds sold                                                   400
                                                                 ------------
           Total cash and cash equivalents                             1,843

Time deposits                                                          1,061
    Investment securities
        Securities held-to-maturity (fair value of $0 in 1996)             0
        Securities available-for-sale, at fair value                   2,188
    Mortgage-backed securities
        Securities held-to-maturity (fair value of $0 in 1996)             0
        Securities available-for-sale, at fair value                   2,975
    Loans, net                                                        45,225
    Accrued interest receivable                                          273
    Premises and equipment, net                                          488
    Investment required by law-stock in Federal Home Loan Bank           394
    Deferred income taxes                                                  0
    Cash surrender value of life insurance                             1,044
    Other assets                                                         237
                                                                 ------------
           Total assets                                          $    55,728

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Deposits                                                              47,174
Advances from Federal Home Loan Bank                                   2,903
Accrued interest payable                                                  49
Advance payments by borrowers for taxes and insurance                     20
Deferred income taxes                                                     68
Other liabilities                                                        116
                                                                 ------------

           Total Liabilities                                          50,330

SHAREHOLDERS' EQUITY
--------------------
Retained earnings, substantially restricted                            5,271
Unrealized gain on securities available for sale,
    net of applicable deferred income taxes                              127
                                                                 ------------
           Total equity                                                5,398
                                                                 ------------

           Total liabilities and equity                          $    55,728
                                                                 ============


Source:  Home City Federal's audited financial statements

                                    EXHIBIT 2

                 HOME CITY FEDERAL SAVINGS AND LOAN ASSOCIATION
                                SPRINGFIELD, OHIO

                           CONSOLIDATED BALANCE SHEETS
                          AT JUNE 30, 1992 THROUGH 1995

                                                                                 Year ended June 30,
                                                               --------------------------------------------------------
                                                                    1995           1994           1993          1992
                                                               ------------   ------------   -----------   ------------
ASSETS
------
Cash and cash equivalents
    Cash and amounts due from depository institutions          $       570    $       460    $      433    $     5,889
    Interest-bearing deposits in other banks                           307             77           129              -
    Federal funds sold                                               1,500            450         1,675              -
                                                               ------------   ------------   -----------   ------------

           Total cash and cash equivalents                           2,377            987         2,237          5,889

Time deposits                                                          360              -             -              -
Investment securities
    Securities held-to-maturity (fair value of $1,909 in 1995,
        $2,092 in 1994, $2,472 in 1993, and $4,436 in 1992           1,901          2,098         2,473              -
    Securities available-for-sale, at fair value                       259            273         1,220          2,064
Mortgage-backed securities (fair value of $3,603 in 1995,
    $3,995 in 1994, $5,439 in 1993, and $2,080 in 1992               3,667          4,257         5,314          4,484
Loans, net                                                          38,960         31,103        28,648         28,875
Accrued interest receivable                                            169            128            81             93
Premises and equipment, net                                            468            467           411            415
Foreclosed real estate, net of allowance for losses
    of $0 in 1993 and $85 in 1992                                        -              -            26            211
Real estate held for investment                                          -             41            22             20
Investment required by law - stock in Federal Home
    Loan Bank, at cost                                                 288            248           216              -
Deferred income taxes                                                   21             36            83             36
Other assets                                                           108             42            38            238
                                                               ------------   ------------   -----------   ------------

              Total Assets                                          48,578         39,680        40,769         42,325
                                                               ============     ==========     =========     ==========

LIABILITIES AND EQUITY
----------------------
    Deposits                                                        40,936         34,816        36,688         39,398
    Advances from Federal Home Loan Bank                             2,618              -             -              -
    Borrowed funds                                                       -            424           460              -
    Accrued interest payable                                            42             18            10              -
    Advance payments by borrowers for taxes and insurance               34              -             -              -
    Deferred income taxes                                                -              -             -             19
    Other liabilities                                                   63            107           114             76
                                                               ------------   ------------   -----------   ------------

              Total Liabilities                                     43,693         35,365        37,272         39,493

SHAREHOLDERS' EQUITY
--------------------
    Retained earnings, substantially restricted                      4,757          4,202         3,497          2,832
    Net unrealized gain on securities available for sale,
        net of deferred taxes                                          128            113             -              -
                                                               ------------   ------------   -----------   ------------

              Total equity                                           4,885          4,315         3,497          2,832
                                                               ------------   ------------   -----------   ------------

              Total liabilities and equity                     $    48,578    $    39,680    $   40,769    $    42,325
                                                               ============   ============   ===========   ============




Source:  Home City Federal's audited financial statements

                                    EXHIBIT 3

                         HOME CITY FEDERAL SAVINGS BANK
                                SPRINGFIELD, OHIO

                        CONSOLIDATED STATEMENTS OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1996

                                                                    Year ended
                                                                      June 30,
                                                                        1996
                                                                   -------------
                                                                   (In thousands)
Interest income:
     Interest and fees on loans                                    $      4,094
     Interest on investment securities                                      143
     Interest on mortgage backed securities                                 209
     Other interest income                                                   61
                                                                   -------------
                 Total interest income                                    4,507
                                                                   -------------

Interest expense:
     Interest on interest-bearing checking accounts                           3
     Interest on savings accounts                                           251
     Interest on certificates of deposits                                 2,116
     Interest on advances form Federal Home Loan  Bank                      172
                                                                   -------------
                 Total interest expense                                   2,542
                                                                   -------------
                 Net interest income                                      1,965
Provision for loan losses                                                    50
                                                                   -------------

                 Net interest income after provision for loan losses      1,915

Other income:
     Service charges                                                          9
     Life insurance                                                          46
     Other                                                                    3
                                                                   -------------
                 Total other income                                          58
                                                                   -------------

Other expenses
     Salaries and employee benefits                                         532
     Supplies, telephone and postage                                         44
     Occupancy and equipment                                                102
     Deposit insurance                                                       96
     Data processing                                                         54
     Legal, accounting and exam                                             110
     Franchise tax                                                           72
     Other                                                                  206
                                                                   -------------
                 Total other expenses                                     1,216
                                                                   -------------

                 Net income before federal income tax expense               757
     Federal income tax expense                                             243
                                                                   -------------
                 Net income                                        $        514
                                                                   =============




Source:  Home City Federal's audited financial statements

                                    EXHIBIT 4

                  HOME CITY FEDERAL SAVINGS & LOAN ASSOCIATION
                                SPRINGFIELD, OHIO

                        CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED JUNE 30, 1992 THROUGH 1995

                                                                           Year ended June 30,
                                                       ------------------------------------------------------------
                                                            1995            1994           1993           1992
                                                       --------------  -------------  -------------  --------------
                                                                              (In thousands)
Interest income:
     Interest and fees on loans                        $       3,344   $      3,074   $      3,145   $       2,919
     Interest and dividends on investment securities             145            103            151             321
     Interest on mortgage-backed securities                      274            314            215              66
     Other interest income                                        72             51             54             133
                                                       --------------  -------------  -------------  --------------
                     Total interest income                     3,835          3,542          3,565           3,439
                                                       --------------  -------------  -------------  --------------
Interest expense:
     Interest on deposits                                      1,835          1,408          1,701           2,370
     Interest on advances from Federal Home Loan Bank            107             38              9               0
                                                       --------------  -------------  -------------  --------------
                     Total interest expense                    1,942          1,446          1,710           2,370
                                                       --------------  -------------  -------------  --------------

                     Net interest income                       1,893          2,096          1,855           1,069

Provision for loan losses                                        109            113             83              52
                                                       --------------  -------------  -------------  --------------
         Net interest income after provision
              for loan losses                                  1,784          1,983          1,772           1,017
                                                       --------------  -------------  -------------  --------------

Other income:
     Gain on sales of interest-earnings assets, net                -              -             27               -
     Income from real estate operations                            -              -              2               -
     Loan origination fees and service charges                     2              1              -               -
     Other                                                         7             11             15               1
                                                       --------------  -------------  -------------  --------------
         Total other income                                        9             12             44               1
                                                       --------------  -------------  -------------  --------------

Other expenses
     Salaries and employee benefits                              398            311            247             206
     Supplies, telephone and postage                              29             28             10               -
     Occupancy and equipment                                     104            120            102              93
     Deposit insurance                                            83             83             69              72
     (Income) loss on foreclosed real estate, net                  0              4            (10)             91
     Other operating expenses                                    384            377            309             383
                                                       --------------  -------------  -------------  --------------
         Total other expenses                                    998            923            727             845
                                                       --------------  -------------  -------------  --------------

         Income before federal income tax expense                795          1,072          1,089             173

Federal income tax expense                                       240            367            388              73
                                                       --------------  -------------  -------------  --------------
     Income before cumulative effect of change
         in accounting principle                                 555            705            701             100
Cumulative effect of a change in accounting
     for income taxes                                              -              -             36               -
                                                       --------------  -------------  -------------  --------------

         Net income                                    $         555   $        705   $        665   $         100
                                                       ==============  =============  =============  ==============



Source:  Home City Federal's audited financial statements

                                    EXHIBIT 5


           SELECTED CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA
                          AT JUNE 30, 1992 THROUGH 1996



                                                              At June 30,
                                  ------------------------------------------------------------------
                                       1996         1995          1994          1993         1992
                                  ------------  -----------   -----------  ------------  -----------
                                                             (In thousands)
SELECTED FINANCIAL CONDITION
       AND OTHER DATA:

Total amount of:
    Assets                         $   55,728   $   48,578    $   39,680    $   40,769   $   42,325
    Cash and cash equivalents(1)        2,904        2,737           987         3,358        5,889
    Investment securities available
       for sale                         2,188          259           314         1,398           20
    Investment securities held to
       maturity                             -        1,901         2,098         2,473        4,484
    Mortgage-backed and related
       securities available-for-sale    2,975            -             -             -            -
    Mortgage-backed and related
       securites held-to-maturity           -        3,667         4,257         5,314        2,064
    Loans receivable - net             45,225       38,960        31,103        28,648       28,875
    FHLB stock - at cost                  394          288           248           216          205
    Deposits                           47,174       40,936        34,816        36,688       39,398
    FHLB advances                       2,903        2,618           424           460            -
    Retained earnings, substantially
       restricted-net(2)                5,271        4,757         4,202         3,497        2,832

(1)    Includes cash and amounts due from depository institutions and interest-bearing deposits in other financial institutions.
(2)    Effective January 1, 1993, Home City Federal retroactively adopted Statement of Financial Accounting Standards
       ("SFAS") No. 109, "Accounting for Income Taxes".  The effect of adopting SFAS No. 109 on income tax expenses in 1995, 1994, 1993 and 1992 was [not] material.




Source:  Home City Financial Corporation's Prospectus

                                    EXHIBIT 6


                            INCOME AND EXPENSE TRENDS
              FOR THE FISCAL YEARS ENDED JUNE 30, 1992 THROUGH 1996


                                                   For the years ended June 30,
                                    --------------------------------------------------------
                                       1996       1995        1994        1993       1992
                                    ---------  ----------  ----------  ---------  ----------
                                                          (In thousands)

SUMMARY OF EARNINGS:

Interest and dividend income        $  4,507   $   3,835   $   3,542   $  3,565   $   3,439
Interest expense                       2,542       1,942       1,446      1,710       2,370
                                    ---------  ----------  ----------  ---------  ----------
      Net interest income              1,965       1,893       2,096      1,855       1,069
Provision for loan losses                 50         109         113         83          52
                                    ---------  ----------  ----------  ---------  ----------
      Net interest income after
         provision for loan losses     1,915       1,784       1,983      1,772       1,017
Noninterest income                        58           9          12         44           1
Noninterest expense                    1,216         998         923        727         845
                                    ---------  ----------  ----------  ---------  ----------
      Income before income tax           757         795       1,072      1,089         173
Income tax expense(1)                    243         240         367        424          73
                                    ---------  ----------  ----------  ---------  ----------
      Net income(1)                 $    514   $     555   $     705   $    665   $     100
                                    =========  ==========  ==========  =========  ==========


(1)   Effective January 1, 1993, Home City Federal retroactively adopted Statement of Financial Accounting
      Standards ("SFAS") No. 109, "Accounting for Income Taxes".  The effect of adopting SFAS
      No. 109 on income tax expense in 1995, 1994, 1993 and 1992 was [not] material.



Source:  Home City Financial Corporation's prospectus

                                    EXHIBIT 7


                            NORMALIZED EARNINGS TREND
              FOR THE FISCAL YEARS ENDED JUNE 30, 1994 THROUGH 1996


                                                          Fiscal years ended
                                                               June 30,
                                                   ---------------------------------
                                                     1996         1995        1994
                                                   --------     -------     --------
                                                            (In thousands)

Net income after taxes                           $     514   $     555    $     705

Net income before taxes and effect
     of accounting adjustments                         757         795        1,072

Income adjustments                                     (46)          0            0

Expense adjustments                                      0           0            0

Normalized earnings before taxes                       711         795        1,072

Taxes                                                  242 (1)     240          367
                                                 ----------  ----------   ----------
Normalized earnings after taxes                  $     469   $     555    $     705
                                                 ==========  ==========   ==========


(1)  Based on tax rate of 34.0 percent


Source:  Home City Federal's audited financials.

                                    EXHIBIT 8


                             PERFORMANCE INDICATORS
              FOR THE FISCAL YEARS ENDED JUNE 30, 1992 THROUGH 1996


                                                                          Years ended June 30,
                                                        --------------------------------------------------------
                                                          1996        1995        1994        1993        1992
                                                        --------    --------    --------    --------    --------
                                                                             (In thousands)
SELECTED FINANCIAL RATIOS:

     Return on assets(1)                                 0.98%       1.24%       1.69%        1.66%       0.26%
     Return on equity(2)                                10.46%      12.20%      17.23%       21.08%       3.52%
     Interest rate spread(3)                             3.42%       3.95%       4.88%        4.58%       3.12%
     Non interest margin(4)                              3.86%       4.36%       5.28%        4.81%       2.92%
     Noninterest expense to average assets(5)            2.31%       2.22%       2.28%        1.82%       2.21%
     Average equity to average assets                    9.55%      10.21%      10.09%        7.88%       7.42%
     Equity to assets at period end                      9.69%      10.06%      10.87%        8.58%       6.69%
     Nonperforming loans to total loans                  0.41%       0.53%       0.11%        1.35%       0.17%
     Nonperforming assets to total assets                0.44%       0.43%       0.09%        0.96%       0.12%
     Allowance for loan losses to total loans            0.79%       0.81%       0.73%        0.69%       0.38%
     Allowance for loan losses to
        nonperforming loans                            146.56%     154.11%     673.53%       50.77%     222.00%
     Net charge-offs to average loans                    0.02%       0.05%       0.27%       (0.01)%      -



(1)  Net income divided by average total assets.
(2)  Net income divided by average total equity.
(3)  Average yield on interest-earning assets less average cost of interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.
(5)  Noninterest expense divided by average total assets.




Source:  Home City Financial Corporation's prospectus

                                    EXHIBIT 9


                              VOLUME/RATE ANALYSIS
                FOR THE FISCAL YEARS ENDED JUNE 30, 1995 AND 1996


                                                              Year ended June 30,
                                          ------------------------------------------------------------
                                            1996 vs. 1995                  1995 vs. 1994
                                          -----------------------------  -----------------------------
                                               Increase                       Increase
                                              (Decrease)                     (Decrease)
                                                Due to                         Due to
                                          -------------------            -------------------
                                           Volume     Rate     Total      Volume     Rate     Total
                                          --------- --------- ---------  --------- --------- ---------

Interest income attributable to:
     Interest-bearing deposits            $      2  $    (13) $    (11)  $      5  $     16  $     21
     Investment securities                     (29)       27        (2)       (12)       54        42
     Mortgage-backed and related securities    (40)      (25)      (65)       (53)       13       (40)
     Loans receivable                          816       (66)      750        488      (218)      270
                                          --------- --------- ---------  --------- --------- ---------
        Total interest income                  749       (77)      672        428      (135)      293
                                          --------- --------- ---------  --------- --------- ---------

Interest expense attributable to:
     NOW accounts                                2         -         2          -         -         -
     Money market accounts                       1         -         1          -         -         -
     Passbook savings accounts                 (91)      (53)     (144)      (197)      (17)     (214)
     Certificates of deposits                  491       185       676        426       215       641
     Borrowed funds                             63         2        65        104       (35)       69
                                          --------- --------- ---------  --------- --------- ---------
        Total interest expense                 466       134       600        333       163       496
                                          --------- --------- ---------  --------- --------- ---------

Increase (decrease) in net interest income$    283  $   (211) $     72   $     95  $   (298) $   (203)
                                          ========= ========= =========  ========= ========= =========




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 10


                              YIELD AND COST TRENDS
                  FOR FISCAL YEARS JUNE 30, 1994, 1995 AND 1996


                                                             Year ended June 30,
                                                     ------------------------------------
                                                       1996         1995          1994
                                                     ----------   ----------    ---------
                                                      Yield/       Yield/        Yield/
                                                       Rate         Rate          Rate
                                                     ----------   ----------    ---------

INTEREST-EARNING ASSETS:
     Interest-bearing deposits                          4.44%        5.36%         4.14%
     Investment securities                              5.97%        4.84%         3.03%
     Mortgage-backed securities                         6.21%        6.94%         6.61%
     Loans receivable(1)                                9.37%        9.52%        10.14%
                                                     ---------   ----------    ---------

          Total interest-earning assets                 8.86%        8.83%         8.92%

INTEREST-BEARING LIABILITIES:
     NOW accounts                                       1.37%          -             -
     Money market accounts                              2.08%          -             -
     Passbook savings accounts                          2.57%        3.12%         3.25%
     Certificates of deposit                            6.19%        5.65%         4.80%
                                                     ----------   ----------    ---------

          Total deposits                                5.37%        4.81%         3.98%

     FHLB advances                                      6.66%        6.57%         8.74%
                                                     ----------   ----------    ---------

          Total interest-bearing liabilities            5.44%        4.88%         4.04%

Net interest rate margin (net interest income as a
     percent of average interest-earning assets)        3.86%        4.36%         5.28%
                                                     ----------   ----------    ---------

Net interest rate spread                                3.42%        3.95%         4.88%
                                                     ----------   ----------    ---------
Average interest-earning assets to interest-bearing
     liabilities                                      108.85%      109.08%       110.83%
                                                     ==========   ==========    =========


(1) Calculated net of deferred loan fees, loan discounts, loans in process and allowance for loan losses.


Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 11


             INTEREST RATE SENSITIVITY OF NET PORTFOLIO VALUE (NPV)
                                AT JUNE 30, 1996


                                                 June 30, 1996
                                          ---------------------------
        Change in
      interest rate      Board limit       $ change       % change
     (basis points)        % change         in NPV          in NPV
     ----------------    -------------    ------------    -----------
                         (Dollars in thousands)

          +400                    (50.00)%    $(3,482)           (52.00)%
          +300                    (35.00)%     (2,562)           (38.00)%
          +200                    (25.00)%     (1,643)           (25.00)%
          +100                    (10.00)%       (772)           (12.00)%
             0                      0.00 %          0                 0
          -100                    (10.00)%        573              9.00 %
          -200                    (25.00)%        918             14.00 %
          -300                    (35.00)%      1,394             21.00 %
          -400                    (50.00)%      1,986             30.00 %




Source: Home City Financial Corporation's prospectus

                                   EXHIBIT 12


                           LOAN PORTFOLIO COMPOSITION
                          AT JUNE 30, 1994 THROUGH 1996


                                                                      At June 30,
                                        ------------------------------------------------------------------------
                                                  1996                     1995                     1994
                                        -----------------------  -----------------------  ----------------------
                                                     Percent                  Percent                  Percent
                                                     of total                 of total                of total
                                          Amount      loans        Amount      loans        Amount      loans
                                        ----------- -----------  ----------- -----------  ----------- ----------
                                                                    (In thousands)
Residential real estate loans:
   One- to four-family (first mortgage) $   31,580       64.89%  $   24,724       58.85%  $   19,784       57.63%
   One- to four-family (second mortgage)       313        0.64          232        0.55          121        0.35
   Multifamily                               3,233        6.64        3,288        7.82        2,581        7.52
Nonresidential real estate loans             7,255       14.91        7,309       17.39        5,197       15.14
Land loans                                   2,223        4.57        1,684        4.01        1,020        2.97
Construction loans                           2,350        4.83        4,582       10.90        5,444       15.86
                                        ----------- -----------  ----------- -----------  ----------- ----------
     Total real estate loans            $   46,954       96.48%  $   41,819       99.52%      34,147       99.47


Commercial loans                                73        0.15            -        -               -        -
Consumer loans:
   Loans on deposits                           160        0.33          201        0.48          183        0.53
   Other consumer loans                      1,481        3.04            -        -               -        -
                                        ----------- -----------  ----------- -----------  ----------- ----------
     Total consumer loans               $    1,714        3.37   $      201        0.48          183        0.53
                                        ----------- -----------  ----------- -----------  ----------- ----------

Total loans                                 48,668      100.00%      42,020      100.00%      34,330      100.00%
                                                    -----------              -----------              ----------
   Less:
   Unearned and deferred (income)
     expense, net                             (447)                    (420)                    (324)
   Loans in process                         (2,634)                  (2,321)                  (2,674)
   Allowance for loan losses                  (362)                    (319)                    (229)
                                        -----------              -----------              -----------

     Net loans                          $   45,225               $   38,960               $   31,103
                                        ===========              ===========              ===========


Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 13


                             LOAN MATURITY SCHEDULE
                                AT JUNE 30, 1996


                                  Due during the year ending
                                            June 30,                  Due 4-5      Due 6-10     Due 11-20  Due more than
                            ---------------------------------------  years after  years after  years after 20 years after
                                 1997         1998          1999       6/30/96      6/30/96      6/30/96      6/30/96       Total
                            ------------ ------------  ------------  ----------  ----------   -----------   ----------  -----------
                                                                       (In thousands)
Mortgage loans:
  Residential                $    1,004  $     8,092   $     8,223   $     205    $    721    $    9,309    $   3,549    $  31,103
  Nonresidential                    283          585           364         129       3,082         6,465        1,814       12,722
Consumer loans                      213          101           151         652         344           200           28        1,689
Commercial loans                     50            -            10          13           -             -            -           73
                            ------------ ------------  ------------  ----------  ----------   -----------   ----------  -----------
Total due after
  Gross loans receivable     $    1,550  $     8,778   $     8,748   $     999    $  4,147    $   15,974    $   5,391    $  45,587
                            ============ ============  ============  ==========  ==========   ===========   ==========  ===========


                                Amount       Percent
                            ------------   ------------

Adjustable-rate loans       $    21,300        48.41%
Fixed-rate loans                 22,700        51.59%
                            ------------ ------------
     Total                  $    44,000       100.00%




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 14


                                LOAN ORIGINATIONS
                 FOR THE YEARS ENDED JUNE 30, 1994 THROUGH 1996


                                                           Year ended June 30,
                                               -------------------------------------------
                                                   1996            1995           1994
                                               ------------    ------------   ------------
                                                              (In thousands)

Loans originated:
   One- to four-family residential(1)          $    14,091     $     9,269    $    11,599
   Multifamily residential                             280           1,468            516
   Nonresidential                                    2,210           3,303          2,478
   Consumer                                          1,797              37             96
   Commercial                                          133               -              -
                                               ------------    ------------     ----------

      Total loans originated                        18,511          14,077         14,689
                                               ------------    ------------   ------------

Reductions:
   Principal repayments                             (9,287)         (5,623)       (11,804)
   Sales of loans                                   (2,760)           (338)          (131)
Increase (decrease) in other items, net(2)            (149)           (148)          (186)
                                               ------------    ------------   ------------

      Net increase (decrease)                  $     6,315     $     7,968    $     2,568
                                               ============    ============   ============



(1)   Includes construction loans.
(2)   Consists of unearned and deferred fees, costs and the allowance for loan losses.




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 15


                 DELINQUENT LOANS AT JUNE 30, 1994 THROUGH 1996


                                                                            June 30,
                            --------------------------------------------------------------------------------------------------------
                                           1996                                  1995                               1994
                            ------------------------------------  ---------------------------------  -------------------------------
                                                      Percent                             Percent                           Percent
                                                      of total                           of total                           of total
                             Number     Amount         Loans       Number     Amount       Loans      Number     Amount      Loans
                            ---------- ----------    -----------  ---------- ----------  ----------  ---------  ----------  --------
                                                                     (Dollars in thousands)
Loans delinquent for(1):
     30 - 59 days              17        $565          1.24%         11        $296        1.01%        26        $804       2.57%
     60 - 89 days               4         170          0.37%          4          83        0.28%         5         152       0.49%
     90 days and over          14         247          0.54%         14         207        0.71%         4          34       0.11%
                            ---------- ----------    -----------  ---------- ----------  ----------  ---------  ----------  --------

     Total delinquent loans    35        $982          2.15%         29        $586        2.00%        35        $990       3.17%
                            ========== ==========    ===========  ========== ==========  ==========  =========  ==========  ========



(1)  The number of days a loan is delinquent is measured from the day the payment was due under the terms of the loan agreement.




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 16


                              NONPERFORMING ASSETS
                          AT JUNE 30, 1994 THROUGH 1996


                                                                    At June 30,
                                                  ---------------------------------------------
                                                      1996           1995           1994
                                                  -------------  -------------  -------------
                                                                  (In thousands)
Loans accounted for on a nonaccrual basis:
   Real estate:
      Residential                                 $        247   $        207   $         34
      Nonresidential                                         -              -              -
   Commercial                                                -              -              -
   Consumer                                                  -              -              -
                                                  -------------  -------------  -------------

      Total nonperforming loans                            247            207             34

Real Estate Owned                                            -              -              -
                                                  -------------  -------------  -------------

      Total nonperforming assets                  $        247   $        207   $         34
                                                  =============  =============  =============

      Total loan loss allowance                   $        362   $        319   $        229

   Total nonperforming assets as a
      percentage of total assets                          0.44%          0.43%          0.09%

Loan loss allowance as a percent of
   nonperforming loans                                  146.56%        154.11%        673.53%




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 17


                                CLASSIFIED ASSETS
                         AT JUNE 30, 1994, 1995 AND 1996


                                                       At June 30,
                                           1996            1995            1994
                                       -----------     -----------     -----------
                                                      (In thousands)

Classified Assets:
     Substandard                       $      518      $      349      $      515
     Doubtful                                  19               -               -
     Loss                                     102             106             106
                                       -----------     -----------     -----------
        Total classified assets        $      639      $      455      $      621
                                       ===========     ===========     ===========





Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 18


                            ALLOWANCE FOR LOAN LOSSES
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1996


                                                               Years ended June 30,
                                                     ------------------------------------------
                                                         1996            1995           1994
                                                     ------------    -----------    -----------
                                                                  (In thousands)

Balance at beginning of period                       $       319     $      229     $      198

Charge-offs                                                   (7)           (19)          (107)
Recoveries                                                     -              -             25
Provision for loan losses (charged to operations)             50            109            113
                                                     ------------    -----------    -----------
Balance at end of period                             $       362     $      319     $      229
                                                     ============    ===========    ===========

Ratio of net charge-offs (recoveries) to average
     net loans outstanding during the period                0.02%          0.05%          0.27%

Ratio of allowance for loan losses to total loans           0.79%          0.81%          0.73%



Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 19


                        INVESTMENT PORTFOLIO COMPOSITION
                          AT JUNE 30, 1994 THROUGH 1996


                                                                   At June 30,
                                  -----------------------------------------------------------------------
                                                     1996                               1995
                                  ----------------------------------   ----------------------------------
                                  Carrying  % of     Market    % of    Carrying   % of     Market    % of
                                   Value   Total     Value    Total     Value    Total     Value    Total
                                  -------  ------    ------   ------    ------   ------    ------   ------
                                                              (Dollars in thousands)
Interest-bearing demand
   deposits in other banks        $  588    12.70%   $  588    12.72%   $  307     6.65%   $  307     6.64%
Federal funds sold                   400     8.64       400     8.65     1,500    32.50     1,500    32.45
Time deposits in other banks       1,061    22.91     1,053    22.78       360     7.80       360     7.79
Investment securities:
   U.S. treasury securities and
    obligations of U.S.
    government agencies              997    21.53       997    21.57     1,496    32.42     1,496    32.36
   Obligations of state and
    local governments                883    19.06       883    19.10       405     8.78       413     8.93
   Equity securities                 270     5.83       270     5.84       221     4.79       221     4.78
Investment in joint venture(1)        18     0.39        18     0.39        18     0.39        18     0.39
Service corporation(2)                20     0.43        20     0.43        20     0.43        20     0.43
Stock in FHLB                        394     8.51       394     8.52       288     6.24       288     6.23
                                  ------   ------    ------   ------    ------   ------    ------   ------

Total interest-bearing deposits
   and investment securities      $4,631   100.00%   $4,623   100.00%   $4,615   100.00%   $4,623   100.00%
                                  ======   ======    ======   ======    ======   ======    ======   ======


                                             At June 30,
                                  ----------------------------------
                                                 1994
                                  ----------------------------------
                                  Carrying  % of     Market    % of
                                  Value    Total     Value    Total
                                  ------   ------    ------   ------
                                        (Dollars in thousands)
Interest-bearing demand
   deposits in other banks        $   77     2.42%   $   77     2.42%
Federal funds sold                   450    14.12       450    14.15
Time deposits in other banks           0       --         0       --
Investment securities:
   U.S. treasury securities and
    obligations of U.S.
    government agencies            2,098    65.83     2,092    65.77
   Obligations of state and
    local governments                 --       --        --       --
   Equity securities                 273     8.57       273     8.58
Investment in joint venture(1)        18     0.56        18     0.56
Service corporation(2)                23     0.72        23     0.72
Stock in FHLB                        248     7.78       248     7.80
                                  ------   ------    ------   ------

Total interest-bearing deposits
   and investment securities      $3,187   100.00%   $3,181   100.00%
                                  ======   ======    ======   ======


                                               At June 30,
                                 --------------------------------------
                                  1996            1995            1994
                                 ------          ------          ------
                                             (In thousands)
GNMA certificates                $2,946          $3,634          $4,217
FHLMC certificates                   29              33              40
                                 ------          ------          ------

Total mortgage-backed
   securities                    $2,975          $3,667          $4,257
                                 ======          ======          ======


(1) Home City has a 50 percent ownership interest in a joint venture that is primarily involved in the development of low income housing.

(2) Home City owns 100 percent of Homciti Service Corp which in turn holds common shares of Intrieve, a data service provider and 0.875 percent ownership in a joint venture which owns the Springfield Inn, a local hotel.

Source: Home City Financial Corporation's prospectus

                                   EXHIBIT 20


                                 MIX OF DEPOSITS
                          AT JUNE 30, 1994 THROUGH 1996

                                                                         At June 30,
                                        ------------------------------------------------------------------------------
                                                   1996                        1995                      1994
                                        -------------------------  ------------------------- -------------------------
                                                       Percent                   Percent                    Percent
                                                       of total                  of Total                   of Total
                                           Amount      deposits       Amount     deposits       Amount      deposits
                                        ------------- -----------  ------------- ----------- ------------- -----------

Transaction accounts:
    Demand                              $        302         0.64% $          -         -  % $          -         -   %
    NOW accounts(1)                              395         0.84             -         -               -         -
    Passbook savings accounts(2)               9,561        20.27        10,500       25.65        15,128        43.45
                                        ------------- -----------  ------------- ----------- ------------- -----------
      Total transaction accounts              10,258        21.75        10,500       25.65        15,128        43.45

Certificate of deposit:
    2.01 to 4.00%                                  -         -              600        1.47         5,873        16.87
    4.01 to 6.00%                             15,810        33.51        13,287       32.46        10,849        31.16
    6.01 to 8.00%                             21,106        44.74        16,549       40.42         2,966         8.52
                                        ------------- -----------  ------------- ----------- ------------- -----------
      Total certificates of deposit           36,916        78.25        30,436       74.35        19,688        56.55

Total deposits(3)                       $     47,174       100.00% $     40,936      100.00% $     34,816       100.00%
                                        ============= ===========  ============= =========== ============= ===========



(1) Home City's weighted average interest rate paid on NOW accounts fluctuates with the general movement of interest rates. At June 30, 1996, 1995 and 1994, the weighted average rates on NOW accounts were 1.41%, 0% and 0%, respectively.
(2) Home City's weighted average rate on passbook savings accounts fluctuates with the general movement of interest rates. The weighted average interest rate on passbook accounts was 2.52%, 2.97% and 3.41% at June 30, 1996, 1995 and 1994, respectively.
(3) IRAs are included in the various certificates of deposit balances. IRAs totaled $5,535,000, $4,441,000, and $2,733,000 as of June 30, 1996, 1995
      and 1994.


Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 21


                                DEPOSIT ACTIVITY
                 FOR THE YEARS ENDED JUNE 30, 1994 THROUGH 1996



                                                   Year ended June 30,
                                      ----------------------------------------------
                                           1996             1995            1994
                                      -------------    -------------   -------------
                                                     (In thousands)

Beginning balance                     $     40,936     $     34,816    $     36,688
Deposits                                    42,110           24,327          15,447
Withdrawals                                (38,242)         (20,052)        (18,727)
                                      -------------    -------------   -------------
Net increase (decrease) before
     interest credited                       3,868            4,275          (3,280)
Interest credited                            2,370            1,845           1,408
                                      -------------    -------------   -------------
Ending balance                        $     47,174     $     40,936    $     34,816
                                      =============    =============   =============

Net increase (decrease)               $      6,238     $      6,120    $     (1,872)

Percent increase (decrease)                  15.24%           17.58%          (5.10)%




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 22


                                 BORROWED FUNDS
                FOR THE YEARS ENDED JUNE 30, 1994, 1995 AND 1996



                                                          At or for the year ended
                                                                   June 30,
                                                    -----------------------------------
                                                       1996         1995         1994
                                                    ----------   ----------   ---------
                                                          (Dollars in thousands)


Average balance outstanding                         $   2,582    $   1,628    $    435

Maximum amount outstanding at any
    month during the period                             3,564        2,715         457

Balance outstanding at end of period                    2,903        2,618         424

Weighted average interest rate during the period         6.66%        6.57%       8.74%

Weighted average interest rate at end of period          6.49%        6.69%       5.91%



Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 23


                       LIST OF KEY OFFICERS AND DIRECTORS
                                  JUNE 30, 1996

                                                                                                          Year of
                                 Term                                                                   Commencement
           Name                 Expires        Age(1)          Position(s) Held with the Bank         of Directorship
---------------------------   ------------    ----------    -------------------------------------    -------------------

P. Clark Engelmeier              1997            65         Director, Chairman                              1977
Douglas L. Ulery                 1999            49         Director, President, CEO                        1993
James Foreman                    1997            56         Director                                        1995
Terry A. Hoppes                  1999            47         Director                                        1994
John D. Conroy                   1998            46         Director                                        1988
JoAnn Holdeman                     -             40         Vice President and Secretary                     -
Gary A. Brown                      -             56         Vice President and Treasurer                     -



(1)  At June 30, 1996




Source:  Home City Financial Corporation's prospectus

                                   EXHIBIT 24

                         KEY DEMOGRAPHIC DATA AND TRENDS
                    CLARK COUNTY, OHIO AND THE UNITED STATES
                               1990, 1995 AND 2000



                                             1990               1995          % Chg.              2000         % Chg.
                                             ----               ----          ------              ----         ------
Population
----------
Clark County                              147,548            147,906              0.2%         148,255             0.2%
Ohio                                   10,847,115         11,151,720              2.8%      11,457,175             2.7%
United States                         248,709,873        263,006,245              5.7%     277,083,635             5.4%



Households
----------
Clark County                               55,198             55,351              0.3%          55,482             0.2%
Ohio                                    4,087,546          4,198,418              2.7%       4,311,607             2.7%
United States                          91,947,410         97,069,804              5.6%     102,201,641             5.3%



Per Capita Income
-----------------
Clark County                             $ 11,587           $ 14,727             27.1%             ---             ---
Ohio                                       12,788             15,708             22.8%             ---             ---
United States                              12,313             16,405             33.2%             ---             ---



Median Household Income
-----------------------
Clark County                             $ 27,868           $ 32,325             16.0%        $ 31,771            (1.7)%
Ohio                                       29,276             33,038             12.9%          32,477            (1.7)%
United States                              28,255             33,610             19.0%          32,972            (1.9)%




Source:   Data Users Center and CACI

                                   EXHIBIT 25

                                KEY HOUSING DATA
                    CLARK COUNTY, OHIO AND THE UNITED STATES
                                      1990



Occupied Housing Units
----------------------
Clark County                                           55,198
Ohio                                                4,087,546
United States                                      91,947,410


Occupancy Rate
--------------
Clark County
       Owner-Occupied                                    69.1%
       Renter-Occupied                                   30.9%

Ohio
       Owner-Occupied                                    67.5%
       Renter-Occupied                                   32.5%

United States
       Owner-Occupied                                    64.2%
       Renter-Occupied                                   35.8%


Median Housing Values
---------------------
Clark County                                         $ 54,900
Ohio                                                   63,457
United States                                          79,098


Median Rent
-----------
Clark County                                            $ 256
Ohio                                                      296
United States                                             374





Source:   U.S. Department of Commerce and CACI Sourcebook

                                   EXHIBIT 26

                  MAJOR SOURCES OF EMPLOYMENT BY INDUSTRY GROUP
                    CLARK COUNTY, OHIO AND THE UNITED STATES
                                      1993



                                             Clark                                United
Industry Group                              County              Ohio              States
--------------                              ------              ----              ------
Agriculture/Mining                            0.5%               0.9%               1.3%
Construction                                  3.5%               4.2%               4.8%
Manufacturing                                27.3%              24.5%              19.2%
Transportation/Utilities                      4.8%               4.9%               5.9%
Wholesale/Retail                             30.4%              27.7%              27.5%
Finance, Insurance, &
     Real Estate                              3.2%               6.2%               7.3%
Services                                     30.1%              31.6%              34.0%




Source:   Bureau of the Census County Business Patterns

                                   EXHIBIT 27

                               NEW HOUSING PERMITS
                    CLARK COUNTY, OHIO AND THE UNITED STATES
                                    1991-1993



                               New Housing Permits
                                1-4 Family Homes



                                       1991             1992            % Chg.           1993            % Chg.
                                   --------------   -------------    -------------   -------------    -------------

Clark County                                 423             422           (0.2)%            426            0.9%
Ohio                                      29,542          34,361           16.3%          37,477            9.1%
United States                            796,647         956,494           20.1%       1,038,907            8.6%



Source:  Bureau of the Census




                          Commercial Permit Valuations
                            (In millions of dollars)



                                       1991             1992            % Chg.           1993            % Chg.
                                   --------------   -------------    -------------   -------------    -------------

Clark County                             N/A                N/A           N/A             N/A              N/A
Ohio                                $  2,300           $  2,344           1.9%       $  2,316             (1.2)%
United States                         56,862             56,798          (0.1)%        61,427               8.1%



N/A = Not Available



Source:   Commerce Department Construction Review

                                   EXHIBIT 28

                               UNEMPLOYMENT RATES
                    CLARK COUNTY, OHIO AND THE UNITED STATES
                               1994, 1995 AND 1996



Location                        1994                 1995                 1996*
--------                        ----                 ----                 -----

Clark County                    4.9%                 4.6%                  5.7%

Ohio                            5.5%                 4.9%                  5.0%

United States                   6.1%                 5.2%                  5.5%


* June 1996



Source:   Ohio Bureau of Employment Services

                                   EXHIBIT 29

                            MARKET SHARE OF DEPOSITS

                                  CLARK COUNTY




                                     Clark                  Home City               Home City
                                   County's              Federal Savings         Federal Savings
                                   Deposits               Bank's Share            Bank's Share
                                    ($000)                   ($000)                    (%)
                               ------------------       ------------------      ------------------

Banks                               $    974,704               ---                     ---
Thrifts                                  200,053            $ 40,936                  20.5%
Credit Unions                             98,381               ---                     ---
                               ------------------       ------------------      ------------------
                                    $  1,273,138            $ 40,936                  3.2%




Source:   Sheshunoff

                                   EXHIBIT 30

                       NATIONAL INTEREST RATES BY QUARTER
                                    1992-1996


                                  1st Qtr.    2nd Qtr.     3rd Qtr.    4th Qtr.
                                    1992        1992         1992        1992
                                    ----        ----         ----        ----

Prime Rate                         6.50%        6.50%       6.00%        6.00%
90-Day Treasury Bills              4.14%        3.63%       2.73%        3.13%
1-Year Treasury Bills              4.49%        4.03%       3.04%        3.57%
30-Year Treasury Bills             7.98%        7.78%       7.67%        7.39%


                                  1st Qtr.    2nd Qtr.     3rd Qtr.    4th Qtr.
                                    1993        1993         1993        1993
                                    ----        ----         ----        ----

Prime Rate                         6.00%        6.00%       6.00%        6.00%
90-Day Treasury Bills              2.93%        3.07%       2.96%        3.05%
1-Year Treasury Bills              3.27%        3.43%       3.35%        3.58%
30-Year Treasury Bills             6.92%        6.67%       6.03%        6.35%


                                  1st Qtr.    2nd Qtr.     3rd Qtr.    4th Qtr.
                                    1994        1994         1994        1994
                                    ----        ----         ----        ----

Prime Rate                         6.25%        7.25%       7.75%        8.50%
90-Day Treasury Bills              3.54%        4.23%       5.14%        5.66%
1-Year Treasury Bills              4.40%        5.49%       6.13%        7.15%
30-Year Treasury Bills             7.11%        7.43%       7.82%        7.88%


                                  1st Qtr.    2nd Qtr.     3rd Qtr.    4th Qtr.
                                    1995        1995         1995        1995
                                    ----        ----         ----        ----

Prime Rate                         9.00%        9.00%       8.75%        8.50%
90-Day Treasury Bills              5.66%        5.58%       5.40%        5.06%
1-Year Treasury Bills              6.51%        5.62%       5.45%        5.14%
30-Year Treasury Bills             7.43%        6.71%       5.69%        5.97%


                                  1st Qtr.    2nd Qtr.
                                    1996        1996
                                    ----        ----

Prime Rate                         8.25%        8.25%
90-Day Treasury Bills              5.18%        5.25%
1-Year Treasury Bills              5.43%        5.91%
30-Year Treasury Bills             6.73%        7.14%




Source:  The Wall Street Journal
         -----------------------

KELLER & COMPANY                                                        Page 1
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                  PER SHARE
                                                      --------------------------------------------------------------------
                                                      Latest   All Time All Time Monthly Quarterly Book          12 Month
                                                       Price     High    Low     Change   Change   Value Assets     Div.
                                   State Exchange       ($)      ($)     ($)     (%)       (%)     ($)    ($)       ($)
                                   ----- --------     ---------------- --------------- -------- ---------------- --------
PLE    Pinnacle Bank                  AL      AMSE     17.625   19.250  4.000    4.44    10.16   17.04   209.56    0.72
SRN    Southern Banc Company, Inc     AL      AMSE     13.250   13.375 11.375    4.95     0.00   15.32    75.45      NA
SZB    SouthFirst Bancshares, Inc     AL      AMSE     12.750   16.000 10.625    2.00     6.25   15.12   104.89    2.48
VAFD   Valley Federal Savings Bank    AL     NASDAQ    39.000   39.000  8.500   25.81    21.88   26.15   323.08    0.60
FFBH   First Federal Bancshares of AR AR     NASDAQ    15.000   15.000 12.750   11.11     9.09   16.19    97.98      NA
FTF    Texarkana First Financial      AR      AMSE     14.125   16.875 10.000   -8.87   -13.74   16.93    84.04      NA
AHM    Ahmanson & Company (H.F.)      CA      NYSE     25.375   28.625  2.688   -2.40    -5.58   19.78   461.87    0.88
AFFFZ  America First Financial Fund   CA     NASDAQ    30.250   30.750 14.500    6.14    16.35   25.86   378.34    1.60
BPLS   Bank Plus Corp.                CA     NASDAQ    10.000   14.000  5.000   -3.61     8.11    9.55   180.71    0.00
BVFS   Bay View Capital Corp.         CA     NASDAQ    37.625   38.250 11.250    5.61    12.73   29.94   492.19    0.60
BYFC   Broadway Financial Corp.       CA     NASDAQ     9.750   11.000  9.750   -2.50    -2.50   14.61   125.31      NA
CAL    Cal Fed Bancorp, Inc.          CA      NYSE     23.000  200.000  6.250    1.66    21.05   13.83   284.34    0.00
CFHC   California Financial Holding   CA     NASDAQ    22.813   23.125  5.909    3.70    11.28   18.54   283.06    0.44
CENF   CENFED Financial Corp.         CA     NASDAQ    24.250   24.250  5.000    5.43    15.48   21.27   426.22    0.33
CSA    Coast Savings Financial        CA      NYSE     31.375   35.125  1.625   -5.64    -6.69   23.13   449.36    0.00
DSL    Downey Financial Corp.         CA      NYSE     24.750   26.190  2.081    5.88    13.14   23.09   277.64    0.47
FSSB   First FS&LA of San Bernardino  CA     NASDAQ     9.875   14.500  6.875   -1.25    -1.25   14.43   312.02    0.00
FED    FirstFed Financial Corp.       CA      NYSE     18.375   26.600  1.125    3.52     5.76   17.96   390.61    0.00
GLN    Glendale Federal Bank, FSB     CA      NYSE     17.500  589.500  5.250   -3.45    -6.67   14.97   309.37    0.00
GDW    Golden West Financial          CA      NYSE     55.000   58.000  3.875   -4.14     0.00   40.78   617.63    0.37
GWF    Great Western Financial        CA      NYSE     25.000   27.125  3.950    2.04     4.71   18.49   318.21    0.94
HTHR   Hawthorne Financial Corp.      CA     NASDAQ     7.500   35.500  2.250  -14.29     0.00   13.29   292.87    0.00
HEMT   HF Bancorp, Inc.               CA     NASDAQ     9.375   10.250  8.188   -1.97    -5.06   12.91   131.64    0.00
HBNK   Highland Federal Bank FSB      CA     NASDAQ    14.250   17.000 11.000   -3.39   -12.98   15.20   192.18    0.00
MBBC   Monterey Bay Bancorp, Inc.     CA     NASDAQ    13.250   13.500  8.750    7.61    11.58   15.28    95.96    0.00
NHSL   NHS Financial, Inc.            CA     NASDAQ    11.125   11.250  3.696    1.14     2.30    9.92   112.65    0.16
PSSB   Palm Springs Savings Bank      CA     NASDAQ    14.031   14.125  4.500   -0.67     2.04   10.60   165.64    0.12
PFFB   PFF Bancorp, Inc.              CA     NASDAQ    11.625   11.750 10.375    3.33     5.11   14.64   108.19      NA
PROV   Provident Financial Holding    CA     NASDAQ    11.250   11.375 10.125    2.27       NA      NA       NA      NA
QCBC   Quaker City Bancorp, Inc.      CA     NASDAQ    14.313   15.000  7.500   -4.58    -0.43   17.81   190.13    0.00
REDF   RedFed Bancorp Inc.            CA     NASDAQ    10.125   14.500  7.750    9.46     3.85   12.11   205.79    0.00
SGVB   SGV Bancorp, Inc.              CA     NASDAQ     8.813   10.125  7.750   -3.42     3.68   11.94   122.11      NA
WES    Westcorp                       CA      NYSE     20.875   21.905  3.703   15.97     7.05   12.04   116.54    0.36
FFBA   First Colorado Bancorp, Inc    CO     NASDAQ    14.000   14.500  3.189   -1.75     4.17   12.17    74.57      NA


                                                    PRICING RATIOS
                                          --------------------------------------
                                           Price/   Price/     Price/ Price/Core
                                          Earnings Bk. Value   Assets  Earnings
                                            (X)      (%)        (%)       (X)
                                          -------- --------   --------  --------
PLE      Pinnacle Bank                       9.58   103.43     8.41    10.75
SRN      Southern Banc Company, Inc            NA    86.49    17.56       NA
SZB      SouthFirst Bancshares, Inc         21.61    84.33    12.16    37.50
VAFD     Valley Federal Savings Bank        68.42   149.14    12.07    79.59
FFBH     First Federal Bancshares of AR        NA    92.65    15.31       NA
FTF      Texarkana First Financial             NA    83.43    16.81       NA
AHM      Ahmanson & Company (H.F.)           7.51   128.29     5.49    32.53
AFFFZ    America First Financial Fund        9.63   116.98     8.00     9.70
BPLS     Bank Plus Corp.                       NM   104.71     5.53       NM
BVFS     Bay View Capital Corp.            129.74   125.67     7.64    24.27
BYFC     Broadway Financial Corp.              NA    66.74     7.78       NA
CAL      Cal Fed Bancorp, Inc.              11.17   166.31     8.09    12.78
CFHC     California Financial Holding       14.91   123.05     8.06    16.65
CENF     CENFED Financial Corp.             10.78   114.01     5.69    14.88
CSA      Coast Savings Financial            14.59   135.65     6.98    15.93
DSL      Downey Financial Corp.             12.96   107.19     8.91    14.56
FSSB     First FS&LA of San Bernardino         NM    68.43     3.16       NM
FED      FirstFed Financial Corp.           20.19   102.31     4.70    20.88
GLN      Glendale Federal Bank, FSB         50.00   116.90     5.66    26.52
GDW      Golden West Financial              11.41   134.87     8.91    11.63
GWF      Great Western Financial            11.90   135.21     7.86    12.76
HTHR     Hawthorne Financial Corp.             NM    56.43     2.56       NM
HEMT     HF Bancorp, Inc.                   28.41    72.62     7.12    28.41
HBNK     Highland Federal Bank FSB          19.52    93.75     7.41    19.79
MBBC     Monterey Bay Bancorp, Inc.         40.15    86.71    13.81    41.41
NHSL     NHS Financial, Inc.                21.39   112.15     9.88    21.39
PSSB     Palm Springs Savings Bank          13.11   132.37     8.47    15.94
PFFB     PFF Bancorp, Inc.                     NA    79.41    10.74       NA
PROV     Provident Financial Holdings          NA       NA       NA       NA
QCBC     Quaker City Bancorp, Inc.          15.56    80.36     7.53    16.08
REDF     RedFed Bancorp Inc.                   NM    83.61     4.92       NM
SGVB     SGV Bancorp, Inc.                     NA    73.81     7.22       NA
WES      Westcorp                           13.82   173.38    17.91    34.22
FFBA     First Colorado Bancorp, Inc           NA   115.04    18.77       NA


KELLER & COMPANY                                                        Page 2
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996



                                                                                  PER SHARE
                                                      ---------------------------------------------------------------------
                                                       Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                        Price    High     Low    Change   Change   Value  Assets   Div.
                                     State  Exchange     ($)     ($)      ($)      (%)      (%)     ($)    ($)      ($)
                                     -----  --------  ---------------- --------------- -------- ---------------- --------

MORG   Morgan Financial Corp.         CO     NASDAQ     13.000   13.000  6.750    6.12     6.12   12.42    88.88    0.81
EGFC   Eagle Financial Corp.          CT     NASDAQ     25.250   27.750  6.198    3.06     9.78   22.66   310.49    0.90
FFES   First Federal of East Hartford CT     NASDAQ     19.500   21.500  4.000   11.43    14.71   21.95   364.96    0.58
NTMG   Nutmeg Federal S&LA            CT     NASDAQ      7.250    8.000  4.645    0.00    -3.33    7.35   128.36    0.04
WBST   Webster Financial Corporation  CT     NASDAQ     32.000   32.750  3.864    9.87    14.29   24.42   473.65    0.64
IFSB   Independence Federal Savings   DC     NASDAQ      7.125   10.250  0.250   -1.72    -3.39   13.44   197.80    0.22
BANC   BankAtlantic Bancorp, Inc.     FL     NASDAQ     12.375   12.800  0.223    6.45     9.51    9.49   132.34    0.14
BKUNA  BankUnited Financial Corp.     FL     NASDAQ      7.625   12.750  2.320    3.39    -1.61    7.95   140.56    0.00
FFFG   F.F.O. Financial Group, Inc    FL     NASDAQ      2.750   10.000  0.563    4.76     2.23    2.27    36.42    0.00
FFLC   FFLC Bancorp, Inc.             FL     NASDAQ     18.250   20.250 12.750    0.00    -1.67   21.54   126.81    0.34
FFML   First Family Financial Corp    FL     NASDAQ     21.500   23.000  5.000    0.00     1.78   16.92   286.04    0.16
FFPB   First Palm Beach Bancorp,      FL     NASDAQ     22.875   24.875 14.000    9.58     7.65   21.93   277.55    0.35
FFPC   Florida First Bancorp, Inc     FL     NASDAQ     11.125   11.250  0.750    0.00     1.14    6.31    89.43    0.24
HOFL   Home Financial Corp.           FL     NASDAQ     13.875   16.250  5.803   -2.63    -0.89   12.86    49.19    0.75
SCSL   Suncoast Savings and Loan      FL     NASDAQ      7.000   10.682  1.250    3.70     8.19    6.66   201.59    0.00
CCFH   CCF Holding Company            GA     NASDAQ     12.375   12.750 10.750    0.00     7.61   14.86    70.15      NA
EBSI   Eagle Bancshares               GA     NASDAQ     16.000   19.000  1.875    5.35    -3.03   12.57   136.52    0.54
FGHC   First Georgia Holding, Inc     GA     NASDAQ      7.000    7.833  1.222   16.67     3.70    5.92    71.17    0.07
FLFC   First Liberty Financial Corp.  GA     NASDAQ     22.750   25.000  4.000   10.98     3.41   17.09   247.67    0.52
FLAG   FLAG Financial Corp.           GA     NASDAQ     10.500   15.000  3.200  -14.29   -17.65   10.72   112.35    0.31
NFSL   Newnan Savings Bank, FSB       GA     NASDAQ     22.500   23.000  2.955   15.38    13.92   14.22   111.14    0.38
CASH   First Midwest Financial, Inc.  IA     NASDAQ     23.250   24.250 13.250    6.90    -1.06   21.94   192.34    0.41
GFSB   GFS Bancorp, Inc.              IA     NASDAQ     21.000   21.000 11.000    2.44     2.44   19.52   163.47    0.33
HZFS   Horizon Financial Svcs Corp.   IA     NASDAQ     14.500   16.375 10.375    3.57    -6.45   18.73   164.01    0.32
MFCX   Marshalltown Financial Corp.   IA     NASDAQ     16.250   16.750  8.500    3.17     4.84   13.86    88.78    0.00
MIFC   Mid-Iowa Financial Corp.       IA     NASDAQ      6.500    7.875  2.474    1.96     4.00    6.42    68.49    0.08
MWBI   Midwest Bancshares, Inc.       IA     NASDAQ     24.500   27.125 11.750    0.00    -4.85   26.46   396.78    0.52
FFFD   North Central Bancshares,      IA     NASDAQ     11.875   12.683  8.071    2.70    11.76   13.90    48.44      NA
PMFI   Perpetual Midwest Financial    IA     NASDAQ     17.250   17.750 10.000   -2.82     1.47   17.90   192.79    0.23
SFFC   StateFed Financial Corporation IA     NASDAQ     16.000   19.750 10.500    1.59     0.00   18.35    94.29    0.40
AVND   Avondale Financial Corp.       IL     NASDAQ     14.125   15.250 11.500    2.73     4.63   16.33   164.52    0.00
CBCI   Calumet Bancorp, Inc.          IL     NASDAQ     28.000   28.500 10.333    0.90     0.00   33.23   206.72    0.00
CBSB   Charter Financial, Inc.        IL     NASDAQ     11.625   12.250  6.361    1.09    -2.11   13.08    75.29      NA
CBK    Citizens First Financial Corp  IL      AMSE      10.875   11.000  9.500    6.10     8.75   14.43    87.98      NA



                                               PRICING RATIOS
                                     ----------------------------------------
                                       Price/   Price/   Price/  Price/Core
                                      Earnings Bk. Value Assets   Earnings
                                        (X)      (%)      (%)       (X)
                                     -------- -------- -------- --------

ORG   Morgan Financial Corp.            15.12   104.67    14.63    15.66
GFC   Eagle Financial Corp.              7.11   111.43     8.13    14.11
FES   First Federal of East Hartford    10.26    88.84     5.34    10.37
TMG   Nutmeg Federal S&LA               12.08    98.64     5.65    21.97
BST   Webster Financial Corporation     13.11   131.04     6.76    12.45
FSB   Independence Federal Savings       8.28    53.01     3.60    18.27
ANC   BankAtlantic Bancorp, Inc.        10.06   130.40     9.35    13.03
KUNA  BankUnited Financial Corp.         5.45    95.91     5.42       NM
FFG   F.F.O. Financial Group, Inc       16.18   121.15     7.55    13.10
FLC   FFLC Bancorp, Inc.                15.60    84.73    14.39    15.60
FML   First Family Financial Corp        8.27   127.07     7.52    14.83
FPB   First Palm Beach Bancorp,         11.98   104.31     8.24    12.71
FPC   Florida First Bancorp, Inc        13.73   176.31    12.44    14.83
OFL   Home Financial Corp.              21.35   107.89    28.21    17.13
CSL   Suncoast Savings and Loan         11.48   105.11     3.47       NM
CFH   CCF Holding Company                  NA    83.28    17.64       NA
BSI   Eagle Bancshares                  10.88   127.29    11.72    11.03
GHC   First Georgia Holding, Inc        12.07   118.24     9.84    12.96
LFC   First Liberty Financial Corp.     10.34   133.12     9.19    12.36
LAG   FLAG Financial Corp.              11.29    97.95     9.35    13.29
FSL   Newnan Savings Bank, FSB           9.18   158.23    20.24    10.51
ASH   First Midwest Financial, Inc.     13.29   105.97    12.09    13.44
FSB   GFS Bancorp, Inc.                 12.21   107.58    12.85    12.57
ZFS   Horizon Financial Svcs Corp.      17.26    77.42     8.84    21.32
FCX   Marshalltown Financial Corp.      50.78   117.24    18.30    54.17
IFC   Mid-Iowa Financial Corp.          10.83   101.25     9.49    11.02
WBI   Midwest Bancshares, Inc.           6.84    92.59     6.17     9.84
FFD   North Central Bancshares,            NA    85.43    24.51       NA
MFI   Perpetual Midwest Financial       23.31    96.37     8.95    26.14
FFC   StateFed Financial Corporation    14.41    87.19    16.97    14.41
VND   Avondale Financial Corp.          15.19    86.50     8.59    21.08
BCI   Calumet Bancorp, Inc.             11.97    84.26    13.54    11.97
BSB   Charter Financial, Inc.              NA    88.88    15.44       NA
BK    Citizens First Financial Corp        NA    75.36    12.36       NA

KELLER & COMPANY                                                        Page 3
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                  PER SHARE
                                                      ---------------------------------------------------------------------
                                                       Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                       Price    High     Low     Change   Change   Value Assets     Div.
                                      State  Exchange    ($)    ($)      ($)      (%)      (%)     ($)    ($)       ($)
                                      -----  --------  ---------------- --------------- -------- ---------------- --------

CSBF     CSB Financial Group, Inc.      IL   NASDAQ      9.125   9.625  8.810    1.39     1.39   12.40    40.12      NA
DFIN     Damen Financial Corp.          IL   NASDAQ     11.375  11.940 11.000   -0.55    -1.09   13.85    59.81      NA
EGLB     Eagle BancGroup, Inc.          IL   NASDAQ     11.875  11.875 10.500    2.15       NA      NA       NA      NA
FBCI     Fidelity Bancorp, Inc.         IL   NASDAQ     16.750  17.063  9.500    4.28     0.75   16.99   155.90    0.22
FNSC     Financial Security Corp.       IL   NASDAQ     25.750  26.500 11.875   -0.96     1.48   25.69   166.65    0.00
FFBI     First Financial Bancorp, Inc.  IL.  NASDAQ     15.500  16.250  9.000    0.00     0.00   16.90   202.80    0.00
FMBD     First Mutual Bancorp, Inc.     IL   NASDAQ     13.063  14.750 11.125    4.50     4.50   16.83    73.11      NA
FFDP     FirstFed Bancshares            IL   NASDAQ     16.500  17.625  8.000    1.54     3.13   16.12   186.84    0.30
GTPS     Great American Bancorp         IL   NASDAQ     13.500  15.125 11.875    0.00    -4.42   18.01    64.67    0.38
HNFC     Hinsdale Financial Corp.       IL   NASDAQ     23.500  26.750  9.000    0.53     0.00   20.62   246.26    0.00
HMCI     HomeCorp, Inc.                 IL   NASDAQ     18.250  18.875  5.000    1.39     1.39   18.72   300.36    0.00
KNK      Kankakee Bancorp, Inc.         IL    AMSE      20.250  21.000 13.625    6.58     4.52   24.76   250.52    0.40
LBCI     Liberty Bancorp, Inc.          IL   NASDAQ     24.000  30.625 12.750    1.05     5.49   25.84   262.90    0.60
MAFB     MAF Bancorp, Inc.              IL   NASDAQ     26.500  26.810  2.727    4.95     8.16   23.42   301.45    0.32
NBSI     North Bancshares, Inc.         IL   NASDAQ     15.750  16.250 11.000   -3.08    -0.79   16.62   107.25    0.20
PFED     Park Bancorp, Inc.             IL   NASDAQ     10.313  10.625 10.188      NA       NA      NA       NA      NA
SWBI     Southwest Bancshares           IL   NASDAQ     26.875  28.250 11.750   -0.92    -0.92   22.30   198.77    1.06
SPBC     St. Paul Bancorp, Inc.         IL   NASDAQ     26.250  27.000  3.833    9.95     9.38   20.88   241.13    0.35
STND     Standard Financial, Inc.       IL   NASDAQ     16.250  16.500  9.125    0.00     6.56   16.29   139.15    0.16
SFSB     SuburbFed Financial Corp.      IL   NASDAQ     17.250  18.167  6.667    5.34    -2.13   20.72   301.02    0.32
WCBI     Westco Bancorp                 IL   NASDAQ     21.500  22.000  7.667    0.00    -2.27   18.40   119.07    0.45
FBCV     1ST Bancorp                    IN   NASDAQ     31.500  34.286  4.190    8.62    12.50   32.60   395.29    0.39
AMFC     AMB Financial Corp.            IN   NASDAQ     10.438  11.000  9.750   -0.59    -0.59   14.42    70.64      NA
ASBI     Ameriana Bancorp               IN   NASDAQ     13.250  14.438  2.750    0.00     1.92   13.51   121.72    0.54
ATSB     AmTrust Capital Corp.          IN   NASDAQ      9.000  11.250  7.750    0.00   -10.00   13.32   128.88    0.00
CBCO     CB Bancorp, Inc.               IN   NASDAQ     19.000  19.250  7.125    7.04     9.35   16.44   166.49    0.00
CBIN     Community Bank Shares          IN   NASDAQ     12.875  14.750 12.000   -0.96    -5.50   13.00   117.63    0.32
FFWC     FFW Corp.                      IN   NASDAQ     19.500  20.000 12.500   -2.50    -1.27   21.74   211.61    0.51
FFED     Fidelity Federal Bancorp       IN   NASDAQ     11.000  14.773  1.534    2.33    -8.33    5.73   105.09    0.79
FISB     First Indiana Corporation      IN   NASDAQ     22.938  25.190  1.797    0.83    -6.38   16.40   177.60    0.51
HFGI     Harrington Financial Group     IN   NASDAQ     10.500  11.000  9.875    5.00     1.20    7.10   128.41    0.00
HBFW     Home Bancorp                   IN   NASDAQ     16.375  16.375 12.500    3.97    11.02   16.96   109.43    0.05
HBBI     Home Building Bancorp          IN   NASDAQ     18.250  21.250 10.000    2.82     3.17   20.13   130.06    0.30
HOMF     Home Federal Bancorp           IN   NASDAQ     26.250  27.750  3.222   -0.94     2.94   23.14   282.99    0.45


                                                 PRICING RATIOS
                                       --------------------------------------
                                         Price/   Price/   Price/  Price/Core
                                        Earnings Bk. Value Assets   Earnings
                                          (X)      (%)      (%)       (X)
                                        -------- -------- -------- ----------

CSBF     CSB Financial Group, Inc.          NA    73.59    22.74       NA
DFIN     Damen Financial Corp.              NA    82.13    19.02       NA
EGLB     Eagle BancGroup, Inc.              NA       NA       NA       NA
FBCI     Fidelity Bancorp, Inc.          17.09    98.59    10.74    17.09
FNSC     Financial Security Corp.        19.36   100.23    15.45    16.30
FFBI     First Financial Bancorp, Inc.   13.14    91.72     7.64    14.90
FMBD     First Mutual Bancorp, Inc.         NA    77.62    17.87       NA
FFDP     FirstFed Bancshares             17.74   102.36     8.83    33.67
GTPS     Great American Bancorp          32.14    74.96    20.88    32.93
HNFC     Hinsdale Financial Corp.        15.16   113.97     9.54    16.91
HMCI     HomeCorp, Inc.                  15.87    97.49     6.08    25.00
KNK      Kankakee Bancorp, Inc.          15.94    81.79     8.08    15.94
LBCI     Liberty Bancorp, Inc.           18.05    92.88     9.13    18.05
MAFB     MAF Bancorp, Inc.                9.60   113.15     8.79     9.53
NBSI     North Bancshares, Inc.          28.64    94.77    14.69    31.50
PFED     Park Bancorp, Inc.                 NA       NA       NA       NA
SWBI     Southwest Bancshares            13.71   120.52    13.52    13.78
SPBC     St. Paul Bancorp, Inc.          13.67   125.72    10.89    13.96
STND     Standard Financial, Inc.        15.93    99.75    11.68    17.47
SFSB     SuburbFed Financial Corp.       12.87    83.25     5.73    14.74
WCBI     Westco Bancorp                  15.58   116.85    18.06    15.36
FBCV     1ST Bancorp                      3.65    96.63     7.97       NM
AMFC     AMB Financial Corp.                NA    72.39    14.78       NA
ASBI     Ameriana Bancorp                13.52    98.08    10.89    13.80
ATSB     AmTrust Capital Corp.           25.00    67.57     6.98   100.00
CBCO     CB Bancorp, Inc.                 9.05   115.57    11.41     9.13
CBIN     Community Bank Shares           13.55    99.04    10.95    13.84
FFWC     FFW Corp.                        9.15    89.70     9.22     9.51
FFED     Fidelity Federal Bancorp         9.40   191.97    10.47    11.00
FISB     First Indiana Corporation       11.24   139.87    12.92    13.49
HFGI     Harrington Financial Group      18.42   147.89     8.18    17.21
HBFW     Home Bancorp                    18.61    96.55    14.96    18.61
HBBI     Home Building Bancorp           30.93    90.66    14.03    33.18
HOMF     Home Federal Bancorp             8.15   113.44     9.28     9.62

KELLER & COMPANY                                                        Page 4
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                  PER SHARE
                                                      ---------------------------------------------------------------------
                                                       Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                       Price    High     Low     Change   Change   Value Assets     Div.
                                      State  Exchange    ($)    ($)      ($)      (%)      (%)     ($)    ($)       ($)
                                      -----  --------  ---------------- --------------- -------- ---------------- --------

HWEN   Home Financial Bancorp         IN   NASDAQ     12.750   13.750  9.875    8.51       NA      NA       NA      NA
INCB   Indiana Community Bank, SB     IN   NASDAQ     13.250   16.750 11.000    0.00    -5.36   15.35   102.46    0.33
IFSL   Indiana Federal Corporation    IN   NASDAQ     20.000   21.500  4.000    8.11     3.90   14.84   156.92    0.79
LOGN   Logansport Financial Corp.     IN   NASDAQ     14.000   14.000 11.250   12.00     6.67   14.99    58.37    0.40
MARN   Marion Capital Holdings        IN   NASDAQ     20.250   21.000 14.250    1.25     1.25   21.47    91.94    0.74
MFBC   MFB Corp.                      IN   NASDAQ     15.500   16.250 10.500    3.33    10.71   19.09   106.67    0.00
NEIB   Northeast Indiana Bancorp      IN   NASDAQ     12.250   13.500 11.250    0.00     4.26   14.13    74.76    0.23
PFDC   Peoples Bancorp                IN   NASDAQ     19.875   22.500  5.375   -0.63    -3.64   18.46   118.51    0.54
PERM   Permanent Bancorp, Inc.        IN   NASDAQ     16.500   18.500  9.750    4.76     3.13   18.82   192.10    0.20
SOBI   Sobieski Bancorp, Inc.         IN   NASDAQ     12.000   13.250 10.000   -1.03     0.00   16.87    91.25    0.00
WCHI   Workingmens Capital Holdings   IN   NASDAQ     21.156   21.250  4.313    1.35     6.45   14.63   115.12    0.35
FFSL   First Independence Corp.       KS   NASDAQ     19.000   19.250 10.875    2.70     7.04   22.37   181.29    0.35
LARK   Landmark Bancshares, Inc.      KS   NASDAQ     15.625   16.000  9.750    1.63     2.46   17.27   104.74    0.40
MCBS   Mid Continent Bancshares Inc.  KS   NASDAQ     19.125   19.250  9.750    5.52     2.68   18.94   154.43    0.40
WBCI   WFS Bancorp, Inc.              KS   NASDAQ     23.125   23.125 11.000    0.54     1.38   21.99   171.20    0.40
CKFB   CKF Bancorp, Inc.              KY   NASDAQ     19.750   20.750 11.375    1.28     1.28   17.34    61.00    0.40
CLAS   Classic Bancshares, Inc.       KY   NASDAQ     11.875   12.125 10.375    5.56    13.10   14.75    51.99      NA
FSBS   First Ashland Financial Corp.  KY   NASDAQ     18.250   18.750 12.500    0.00     0.00   16.35    59.75    0.30
FFKY   First Federal Financial Corp.  KY   NASDAQ     21.000   22.000  3.063   -2.33     0.00   11.87    83.80    0.46
FLKY   First Lancaster Bancshares     KY   NASDAQ     14.500   14.500 13.125    1.75       NA      NA       NA      NA
FTSB   Fort Thomas Financial Corp.    KY   NASDAQ     14.000   17.750 11.250  -21.13   -16.42   13.75    56.47    0.25
FKKY   Frankfort First Bancorp, Inc.  KY   NASDAQ     10.750   15.875 10.750  -10.42    -7.53   13.87    40.18      NA
GWBC   Gateway Bancorp, Inc.          KY   NASDAQ     13.250   16.250 11.000    1.92    -5.36   15.64    62.93    1.50
GTFN   Great Financial Corporation    KY   NASDAQ     28.000   29.000 13.875    3.70     3.23   19.38   197.98    0.44
HFFB   Harrodsburg First Fin Banc     KY   NASDAQ     16.250   16.750 12.375    0.00     7.44   15.47    50.75      NA
KYF    Kentucky First Bancorp, Inc.   KY    AMSE      13.625   15.250 11.375   -8.40     0.93   13.84    63.59      NA
SFNB   Security First Network Bank    KY   NASDAQ     27.750   41.500 24.250    0.91   -28.85    6.58    13.22      NA
ANA    Acadiana Bancshares, Inc.      LA    AMSE      13.313   13.500 11.690   13.30       NA      NA       NA      NA
CZF    CitiSave Financial Corp        LA    AMSE      14.000   16.500 12.750    1.82   -11.11   14.26    78.91      NA
ISBF   ISB Financial Corporation      LA   NASDAQ     14.875   17.000 12.938   -1.65    -5.56   16.50    96.40    0.31
JEBC   Jefferson Bancorp, Inc.        LA   NASDAQ     22.500   22.500 12.750    1.12     1.69   16.42   120.96    0.30
MERI   Meritrust Federal SB           LA   NASDAQ     30.750   34.000 13.500   -2.38    -9.56   22.40   295.05    0.58
TSH    Teche Holding Co.              LA    AMSE      13.000   14.500 11.375    2.97    -2.80   14.72    95.77    0.50
AFCB   Affiliated Community Bancorp   MA   NASDAQ     21.625   21.625 16.060   23.57    27.21   19.30   193.66      NA

                                             PRICING RATIOS
                                   --------------------------------------
                                     Price/   Price/   Price/  Price/Core
                                    Earnings Bk. Value Assets   Earnings
                                      (X)      (%)      (%)       (X)
                                    -------- -------- -------- ----------

HWEN   Home Financial Bancorp            NA       NA       NA       NA
INCB   Indiana Community Bank, SB     18.93    86.32    12.93    18.93
IFSL   Indiana Federal Corporation    14.71   134.77    12.75    13.89
LOGN   Logansport Financial Corp.     16.47    93.40    23.98    17.50
MARN   Marion Capital Holdings        16.60    94.32    22.03    16.60
MFBC   MFB Corp.                      21.83    81.19    14.53    22.46
NEIB   Northeast Indiana Bancorp      15.31    86.69    16.39    15.31
PFDC   Peoples Bancorp                11.62   107.67    16.77    11.62
PERM   Permanent Bancorp, Inc.        25.38    87.67     8.59    25.38
SOBI   Sobieski Bancorp, Inc.         32.43    71.13    13.15    32.43
WCHI   Workingmens Capital Holdings   20.74   144.61    18.38    20.54
FFSL   First Independence Corp.       10.33    84.94    10.48    12.03
LARK   Landmark Bancshares, Inc.      16.62    90.47    14.92    18.60
MCBS   Mid Continent Bancshares Inc.  10.87   100.98    12.38    10.87
WBCI   WFS Bancorp, Inc.              18.65   105.16    13.51    17.26
CKFB   CKF Bancorp, Inc.              26.69   113.90    32.38    26.69
CLAS   Classic Bancshares, Inc.          NA    80.51    22.84       NA
FSBS   First Ashland Financial Corp.  27.65   111.62    30.54    27.65
FFKY   First Federal Financial Corp.  16.15   176.92    25.06    17.80
FLKY   First Lancaster Bancshares        NA       NA       NA       NA
FTSB   Fort Thomas Financial Corp.    17.07   101.82    24.79    17.07
FKKY   Frankfort First Bancorp, Inc.     NA    77.51    26.75       NA
GWBC   Gateway Bancorp, Inc.          20.08    84.72    21.06    20.08
GTFN   Great Financial Corporation    16.87   144.48    14.14    21.54
HFFB   Harrodsburg First Fin Banc        NA   105.04    32.02       NA
KYF    Kentucky First Bancorp, Inc.      NA    98.45    21.43       NA
SFNB   Security First Network Bank       NA   421.73   209.91       NA
ANA    Acadiana Bancshares, Inc.         NA       NA       NA       NA
CZF    CitiSave Financial Corp           NA    98.18    17.74       NA
ISBF   ISB Financial Corporation      14.03    90.15    15.43    14.17
JEBC   Jefferson Bancorp, Inc.        18.75   137.03    18.60    18.75
MERI   Meritrust Federal SB           11.06   137.28    10.42    11.35
TSH    Teche Holding Co.              13.83    88.32    13.57    13.98
AFCB   Affiliated Community Bancorp      NA   112.05    11.17       NA

KELLER & COMPANY                                                        Page 5
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                  PER SHARE
                                                      ---------------------------------------------------------------------
                                                       Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                       Price    High     Low     Change   Change   Value Assets     Div.
                                     State  Exchange    ($)     ($)      ($)      (%)      (%)     ($)    ($)       ($)
                                     -----  -------- ---------------- --------------- -------- ---------------- --------

BFD    BostonFed Bancorp, Inc.        MA    AMSE      13.000   13.125 10.000    9.47     7.22   14.55   118.06      NA
FMLY   Family Bancorp                 MA   NASDAQ     27.250   27.375  1.167    7.92    13.54   16.60   219.50    0.42
ANBK   American National Bancorp      MD   NASDAQ     11.500   11.625  4.639   13.58    13.58   12.87   112.80      NA
EQSB   Equitable Federal Savings      MD   NASDAQ     24.750   26.250 11.250    2.06     2.06   23.64   446.29    0.00
FCIT   First Citizens Financial Corp. MD   NASDAQ     16.625   19.091  0.375   -2.21   -10.14   13.63   221.53    0.00
FFWM   First Financial-W. Maryland    MD   NASDAQ     24.000   27.250  7.167    7.87    19.25   19.16   147.92    0.48
HRBF   Harbor Federal Bancorp, Inc.   MD   NASDAQ     14.250   15.500  9.750   14.00    10.68   15.84   114.58    0.30
HFMD   Home Federal Corp.             MD   NASDAQ     10.438   15.873  0.750    1.83     1.83    7.63    87.23    0.12
MFSL   Maryland Federal Bancorp       MD   NASDAQ     29.500   34.125  4.545    1.72    -0.84   29.95   357.10    0.61
WSB    Washington Savings Bank, FSB   MD    AMSE       5.125    6.917  0.281    2.50    -8.89    4.97    60.42    0.09
WHGB   WHG Bancshares Corp.           MD   NASDAQ     11.500   11.750 10.875    3.37     2.22      NA       NA      NA
MCBN   Mid-Coast Bancorp, Inc.        ME   NASDAQ     19.000   20.250  8.095   -6.17    -0.65   21.67   239.77    0.50
BWFC   Bank West Financial Corp.      MI   NASDAQ     11.000   12.250  8.500   -8.33     7.32   11.99    60.63    0.21
CFSB   CFSB Bancorp, Inc.             MI   NASDAQ     18.250   21.818  3.169    0.37    -0.86   13.25   161.11    0.41
DNFC   D & N Financial Corp.          MI   NASDAQ     13.000   18.875  2.500   -0.95     4.00   10.30   180.31    0.00
MSBF   MSB Financial, Inc.            MI   NASDAQ     18.000   19.500 10.750    5.88     7.46   19.21    91.72    0.43
MSBK   Mutual Savings Bank, FSB       MI   NASDAQ      5.750   25.500  3.000   12.20     4.55    9.03   159.10    0.00
OFCP   Ottawa Financial Corp.         MI   NASDAQ     16.250   16.750 10.250    0.78    -0.37   14.84   144.45    0.32
SJSB   SJS Bancorp                    MI   NASDAQ     19.875   20.750 10.810   -0.63    -1.85   17.90   153.42    0.30
SFB    Standard Federal Bancorp       MI    NYSE      42.875   43.125  4.750    4.26     8.54   30.74   486.52    0.74
THR    Three Rivers Financial Corp    MI    AMSE      13.000   13.625 11.375   -0.95    -2.80   15.17    99.04      NA
BDJI   First Federal Bancorporation   MN   NASDAQ     14.750   14.750 10.625   13.46    13.46   17.88   134.85    0.00
FFHH   FSF Financial Corp.            MN   NASDAQ     12.000   13.500  7.750    2.67     2.39   15.58    95.29    0.50
HMNF   HMN Financial, Inc.            MN   NASDAQ     15.938   16.500  9.313    4.51     1.58   17.73   112.77    0.00
MIVI   Mississippi View Holding Co.   MN   NASDAQ     11.750   12.250  8.500    8.05     4.44   14.02    76.20    0.16
QCFB   QCF Bancorp, Inc.              MN   NASDAQ     15.000   15.250 11.000    1.69     7.14   17.82    81.68      NA
TCB    TCF Financial Corp.            MN    NYSE      38.000   38.500  2.813   -0.33    11.76   14.98   200.25    0.66
WEFC   Wells Financial Corp.          MN   NASDAQ     12.250   12.500  9.000    3.70    11.36   13.36    92.29    0.00
CMRN   Cameron Financial Corp         MO   NASDAQ     14.500   15.500 10.688    1.75     6.42   16.26    61.69    0.28
CAPS   Capital Savings Bancorp, Inc.  MO   NASDAQ     19.250   19.750 12.250    2.67     6.94   20.34   194.94    0.33
CNSB   CNS Bancorp, Inc.              MO   NASDAQ     12.750   12.750 11.000   12.09       NA   14.64    59.48      NA
FBSI   First Bancshares, Inc.         MO   NASDAQ     16.750   17.000 10.250    3.08     6.35   18.70   113.24    0.20
GSBC   Great Southern Bancorp, Inc.   MO   NASDAQ     28.500   29.500  2.292    3.64     6.54   15.39   151.63    0.70
HFSA   Hardin Bancorp, Inc.           MO   NASDAQ     11.250   13.000 11.000   -6.25    -4.26   14.75    85.90      NA


                                              PRICING RATIOS
                                    --------------------------------------
                                      Price/   Price/   Price/  Price/Core
                                     Earnings Bk. Value Assets   Earnings
                                       (X)      (%)      (%)       (X)
                                     -------- -------- -------- ----------

BFD    BostonFed Bancorp, Inc.           NA    89.35    11.01       NA
FMLY   Family Bancorp                 14.49   164.16    12.41    15.06
ANBK   American National Bancorp         NA    89.36    10.20       NA
EQSB   Equitable Federal Savings       7.88   104.70     5.55     7.91
FCIT   First Citizens Financial Corp. 11.96   121.97     7.50    14.98
FFWM   First Financial-W. Maryland    14.55   125.26    16.22    15.00
HRBF   Harbor Federal Bancorp, Inc.   25.91    89.96    12.44    25.91
HFMD   Home Federal Corp.             16.84   136.80    11.97    17.40
MFSL   Maryland Federal Bancorp       10.65    98.50     8.26    15.05
WSB    Washington Savings Bank, FSB    9.32   103.12     8.48    12.20
WHGB   WHG Bancshares Corp.              NA       NA       NA       NA
MCBN   Mid-Coast Bancorp, Inc.        13.67    87.68     7.92    14.84
BWFC   Bank West Financial Corp.      24.44    91.74    18.14    42.31
CFSB   CFSB Bancorp, Inc.             12.59   137.74    11.33    13.42
DNFC   D & N Financial Corp.           7.43   126.21     7.21     8.13
MSBF   MSB Financial, Inc.            11.76    93.70    19.62    12.00
MSBK   Mutual Savings Bank, FSB          NM    63.68     3.61       NM
OFCP   Ottawa Financial Corp.         18.68   109.50    11.25    19.12
SJSB   SJS Bancorp                    21.60   111.03    12.95    22.08
SFB    Standard Federal Bancorp       10.80   139.48     8.81    12.39
THR    Three Rivers Financial Corp       NA    85.70    13.13       NA
BDJI   First Federal Bancorporation   16.76    82.49    10.94    16.76
FFHH   FSF Financial Corp.            21.05    77.02    12.59    21.05
HMNF   HMN Financial, Inc.            12.75    89.89    14.13    14.76
MIVI   Mississippi View Holding Co.   11.52    83.81    15.42    12.91
QCFB   QCF Bancorp, Inc.                 NA    84.18    18.36       NA
TCB    TCF Financial Corp.            13.33   253.67    18.98    13.97
WEFC   Wells Financial Corp.          15.12    91.69    13.27    14.94
CMRN   Cameron Financial Corp         14.50    89.18    23.50    14.80
CAPS   Capital Savings Bancorp, Inc.  10.64    94.64     9.87    10.64
CNSB   CNS Bancorp, Inc.                 NA    87.09    21.44       NA
FBSI   First Bancshares, Inc.         17.63    89.57    14.79    17.82
GSBC   Great Southern Bancorp, Inc.   11.63   185.19    18.80    12.50
HFSA   Hardin Bancorp, Inc.              NA    76.27    13.10       NA

KELLER & COMPANY                                                        Page 6
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                  PER SHARE
                                                      ---------------------------------------------------------------------
                                                      Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                      Price    High     Low     Change  Change   Value  Assets    Div.
                                     State Exchange     ($)     ($)      ($)      (%)     (%)     ($)     ($)      ($)
                                     ----- --------    ---------------- --------------- -------- ---------------- --------

JSBA   Jefferson Savings Bancorp      MO   NASDAQ     23.500   30.750 13.250   -1.05   -12.15   21.82   269.13    0.16
JOAC   Joachim Bancorp, Inc.          MO   NASDAQ     12.750   13.500 11.500    0.49     2.00   14.19    47.99      NA
LXMO   Lexington B&L Financial Corp.  MO   NASDAQ     10.063   10.188  9.500    1.26     5.93   14.81    48.45      NA
MBLF   MBLA Financial Corp.           MO   NASDAQ     21.750   26.000 12.750    2.35    -9.38   20.68   142.21    0.40
MFSB   Mutual Bancompany              MO   NASDAQ     21.000   21.750 10.000    0.00     0.00   18.70   159.85    0.00
NASB   North American Savings Bank    MO   NASDAQ     31.500   32.375  2.500    5.22     5.88   22.21   326.41    0.56
NSLB   NS&L Bancorp, Inc.             MO   NASDAQ     12.000   13.750 11.750   -4.00    -6.80   16.71    71.70    0.45
PCBC   Perry County Financial Corp.   MO   NASDAQ     17.500   21.500 12.375   12.90     1.45   17.62    93.87    0.30
RFED   Roosevelt Financial Group      MO   NASDAQ     18.125   19.750  2.167   12.40    -2.68   10.98   221.32    0.59
SMFC   Sho-Me Financial Corp.         MO   NASDAQ     20.000   20.000  9.375   17.65    29.03   19.59   161.62    0.00
SMBC   Southern Missouri Bancorp, Inc MO   NASDAQ     14.250   17.500  8.875    1.79     1.79   15.41    93.96    0.50
CFTP   Community Federal Bancorp      MS   NASDAQ     13.375   13.750 12.250    2.88     0.94   14.37    43.56      NA
FFBS   FFBS BanCorp, Inc.             MS   NASDAQ     21.500   24.250 12.000    4.88    -6.52   16.60    79.65    1.45
MGNL   Magna Bancorp, Inc.            MS   NASDAQ     21.000   22.500  0.844    0.00    20.00    9.18    95.50    0.25
GBCI   Glacier Bancorp, Inc.          MT   NASDAQ     24.000   24.000  1.495   17.07    11.63   11.45   121.53    0.59
SFBM   Security Bancorp               MT   NASDAQ     21.750   23.250  4.250    7.41     6.10   21.00   254.58    0.67
UBMT   United Financial Corp.         MT   NASDAQ     18.750   22.500  5.625    4.17     2.40   20.03    85.17    0.85
WSTR   WesterFed Financial Corp.      MT   NASDAQ     15.125   17.125 11.375    7.08     5.22   17.88   128.31    0.36
COOP   Cooperative Bankshares, Inc.   NC   NASDAQ     19.000   22.500  3.467    8.57     7.80   19.77   212.28    0.00
SOPN   First Savings Bancorp, Inc.    NC   NASDAQ     17.000   21.000 13.500   -2.86    -9.33   17.84    68.64    0.54
GSFC   Green Street Financial Corp.   NC   NASDAQ     14.000   14.625 12.125    9.80     9.29   14.60    41.64      NA
HFNC   HFNC Financial Corp.           NC   NASDAQ     17.625   18.125 13.125    7.63    11.90   14.21    41.66      NA
KSAV   KS Bancorp, Inc.               NC   NASDAQ     20.000   22.000 11.625    0.00    11.11   20.86   141.02    1.10
MBSP   Mitchell Bancorp, Inc.         NC   NASDAQ     12.125   12.625 10.190   14.12       NA      NA       NA      NA
PDB    Piedmont Bancorp, Inc.         NC    AMSE      15.000   15.125 12.000   13.21    13.21   14.01    48.66      NA
SSB    Scotland Bancorp, Inc          NC    AMSE      12.375   12.625 11.625    3.13     1.02   13.43    38.31      NA
SSM    Stone Street Bancorp, Inc.     NC    AMSE      17.375   18.500 16.250    3.73     2.96   21.00    59.17      NA
UFRM   United Federal Savings Bank    NC   NASDAQ      7.250    8.750  1.750   -3.33    -9.38    6.73    83.35    0.18
CFB    Commercial Federal Corporation NE    NYSE      39.500   39.500  1.625    2.93     2.93   27.39   437.89    0.40
EBCP   Eastern Bancorp                NH   NASDAQ     19.250   19.250  3.000    8.45    17.86   17.77   230.19    0.43
NHTB   New Hampshire Thrift Bncshrs   NH   NASDAQ      9.875   13.000  1.750    0.00    -2.47   11.51   152.81    0.50
FBER   1st Bergen Bancorp             NJ   NASDAQ     10.000   10.500  9.000    0.00     8.11   13.54    79.43      NA
CJFC   Central Jersey Financial       NJ   NASDAQ     33.125   33.125  2.645    5.16     6.43   20.98   175.88    0.64
COFD   Collective Bancorp, Inc.       NJ   NASDAQ     26.875   28.250  1.351   11.98    10.26   17.88   252.55    0.85

                                               PRICING RATIOS
                                     --------------------------------------
                                       Price/   Price/   Price/  Price/Core
                                      Earnings Bk. Value Assets   Earnings
                                        (X)      (%)      (%)       (X)
                                      -------- -------- -------- ----------

JSBA   Jefferson Savings Bancorp       12.77   107.70     8.73    14.07
JOAC   Joachim Bancorp, Inc.              NA    89.85    26.57       NA
LXMO   Lexington B&L Financial Corp.      NA    67.95    20.77       NA
MBLF   MBLA Financial Corp.            22.66   105.17    15.29    22.66
MFSB   Mutual Bancompany               61.76   112.30    13.14    53.85
NASB   North American Savings Bank      8.63   141.83     9.65     9.13
NSLB   NS&L Bancorp, Inc.              17.65    71.81    16.74    20.34
PCBC   Perry County Financial Corp.    20.59    99.32    18.64    18.62
RFED   Roosevelt Financial Group       14.38   165.07     8.19    10.48
SMFC   Sho-Me Financial Corp.          15.87   102.09    12.37    16.39
SMBC   Southern Missouri Bancorp, Inc  18.04    92.47    15.17    19.52
CFTP   Community Federal Bancorp          NA    93.08    30.70       NA
FFBS   FFBS BanCorp, Inc.              19.72   129.52    26.99    19.72
MGNL   Magna Bancorp, Inc.             14.00   228.76    21.99    14.09
GBCI   Glacier Bancorp, Inc.           13.19   209.61    19.75    13.19
SFBM   Security Bancorp                12.95   103.57     8.54    17.26
UBMT   United Financial Corp.          13.99    93.61    22.01    14.76
WSTR   WesterFed Financial Corp.       14.14    84.59    11.79    14.98
COOP   Cooperative Bankshares, Inc.    33.33    96.11     8.95    33.93
SOPN   First Savings Bancorp, Inc.     17.35    95.29    24.77    17.35
GSFC   Green Street Financial Corp.       NA    95.89    33.62       NA
HFNC   HFNC Financial Corp.               NA   124.03    42.31       NA
KSAV   KS Bancorp, Inc.                14.39    95.88    14.18    14.18
MBSP   Mitchell Bancorp, Inc.             NA       NA       NA       NA
PDB    Piedmont Bancorp, Inc.             NA   107.07    30.83       NA
SSB    Scotland Bancorp, Inc              NA    92.14    32.30       NA
SSM    Stone Street Bancorp, Inc.         NA    82.74    29.36       NA
UFRM   United Federal Savings Bank     10.98   107.73     8.70    12.95
CFB    Commercial Federal Corporation  10.59   144.21     9.02    10.70
EBCP   Eastern Bancorp                 12.18   108.33     8.36    16.89
NHTB   New Hampshire Thrift Bncshrs    10.29    85.79     6.46    10.97
FBER   1st Bergen Bancorp                 NA    73.86    12.59       NA
CJFC   Central Jersey Financial        17.53   157.89    18.83    18.00
COFD   Collective Bancorp, Inc.        10.07   150.31    10.64    10.18

KELLER & COMPANY                                                        Page 7
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                     PER SHARE
                                                        ---------------------------------------------------------------------
                                                        Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                        Price    High     Low     Change  Change   Value  Assets    Div.
                                      State Exchange     ($)     ($)      ($)      (%)     (%)     ($)     ($)      ($)
                                      ----- --------    ---------------- --------------- -------- ---------------- --------

FSPG   First Home Bancorp, Inc.         NJ   NASDAQ     18.000   19.000  2.531    1.41     1.41   15.19   236.11    0.48
FSFI   First State Financial Services   NJ   NASDAQ     13.000   14.125  1.625   -0.95    26.83   10.17   169.47    0.22
FMCO   FMS Financial Corporation        NJ   NASDAQ     15.500   17.500  1.500   -6.06    -4.62   13.91   209.90    0.20
IBSF   IBS Financial Corp.              NJ   NASDAQ     14.375   15.455  8.409    2.68     1.77   13.55    68.05    0.21
LVSB   Lakeview Financial               NJ   NASDAQ     22.750   22.875  8.068    7.06    16.67   19.99   200.89    0.23
LFBI   Little Falls Bancorp, Inc.       NJ   NASDAQ     10.375   11.500  9.500    0.00     1.22   14.40    92.79      NA
OCFC   Ocean Financial Corp.            NJ   NASDAQ     22.500   22.875 19.625    7.46       NA      NA       NA      NA
PBCI   Pamrapo Bancorp, Inc.            NJ   NASDAQ     19.625   26.125  2.563    3.29     1.95   17.23   111.42    0.90
PFSB   PennFed Financial Services       NJ   NASDAQ     17.500   18.125  9.063    3.70    14.75   20.50   225.25    0.00
PULS   Pulse Bancorp                    NJ   NASDAQ     16.875   18.000  4.000   -5.59    -2.51   12.90   165.62    0.78
SFIN   Statewide Financial Corp.        NJ   NASDAQ     12.500   13.750 11.250    5.26     0.00   13.28   134.12      NA
WYNE   Wayne Bancorp, Inc.              NJ   NASDAQ     13.500   13.500 10.750   10.20       NA   16.44    94.88      NA
WWFC   Westwood Financial Corporation   NJ   NASDAQ     10.875   11.000 10.250    5.45       NA      NA       NA      NA
FSBC   First Savings Bank, FSB          NM   NASDAQ      5.500   10.417  1.750    0.00    -9.09    7.98   161.62    0.00
GUPB   GFSB Bancorp, Inc.               NM   NASDAQ     14.125   15.000 12.875    0.89     0.89   17.09    74.23      NA
ALBK   ALBANK Financial Corporation     NY   NASDAQ     29.563   30.625  9.167   14.81     8.49   23.83   250.27    0.44
ALBC   Albion Banc Corp.                NY   NASDAQ     17.000   18.750 10.500   -2.86     0.00   23.67   229.02    0.31
ASFC   Astoria Financial Corporation    NY   NASDAQ     26.750   28.125 12.688    0.00    -2.28   26.11   329.08    0.41
BFSI   BFS Bankorp, Inc.                NY   NASDAQ     52.000   52.000  2.500   28.00    35.06   29.73   379.90    0.00
CARV   Carver Federal Savings Bank      NY   NASDAQ      7.938   10.750  6.250   -6.61     2.43   15.03   156.57    0.00
FIBC   Financial Bancorp, Inc.          NY   NASDAQ     15.000   16.250  8.500    9.09    16.50   14.60   146.15    0.25
HAVN   Haven Bancorp, Inc.              NY   NASDAQ     27.063   28.875 10.000   -1.59    -2.48   21.77   358.85    0.45
LISB   Long Island Bancorp, Inc.        NY   NASDAQ     28.250   32.875 12.090    0.44    -4.24   21.03   210.48    0.40
NYB    New York Bancorp Inc.            NY    NYSE      30.250   32.125  2.425    9.01    19.21   13.78   253.93    0.80
PEEK   Peekskill Financial Corp.        NY   NASDAQ     12.750   13.000 11.125    5.70     5.72   14.58    46.67      NA
PKPS   Poughkeepsie Savings Bank,       NY   NASDAQ      4.938   26.750  0.875    1.29    -8.13    5.65    66.97    0.09
RELY   Reliance Bancorp, Inc.           NY   NASDAQ     18.000   18.000  8.875    5.88    14.29   16.83   195.27    0.46
SFED   SFS Bancorp, Inc.                NY   NASDAQ     13.000   13.500 11.000    2.97    10.64   17.24   127.17    0.00
TPNZ   Tappan Zee Financial, Inc.       NY   NASDAQ     12.125   13.500 11.250   -4.90     0.54   13.84    76.73      NA
YFCB   Yonkers Financial Corporation    NY   NASDAQ     11.625   11.625  9.310   13.41    19.23   13.73    68.00      NA
ASBP   ASB Financial Corp.              OH   NASDAQ     14.500   16.500 11.375   -1.69    -3.33   15.93    65.92    0.33
CAFI   Camco Financial Corporation      OH   NASDAQ     17.500   19.286 12.245   -2.78    -8.13   14.13   169.86    0.41
COFI   Charter One Financial            OH   NASDAQ     38.625   38.875  3.445    4.04     5.82   20.76   309.97    0.82
CRCL   Circle Financial Corp.           OH   NASDAQ     36.000   37.000 10.500   -2.70     6.38   34.60   338.11    0.64

                                                 PRICING RATIOS
                                       --------------------------------------
                                         Price/   Price/   Price/  Price/Core
                                        Earnings Bk. Value Assets   Earnings
                                          (X)      (%)      (%)       (X)
                                        -------- -------- -------- ----------

FSPG   First Home Bancorp, Inc.          8.37   118.50     7.62     8.57
FSFI   First State Financial Services      NM   127.83     7.67       NM
FMCO   FMS Financial Corporation         9.51   111.43     7.38     9.51
IBSF   IBS Financial Corp.              19.69   106.09    21.12    19.17
LVSB   Lakeview Financial               10.83   113.81    11.32    17.77
LFBI   Little Falls Bancorp, Inc.          NA    72.05    11.18       NA
OCFC   Ocean Financial Corp.               NA       NA       NA       NA
PBCI   Pamrapo Bancorp, Inc.            13.44   113.90    17.61    13.44
PFSB   PennFed Financial Services       11.29    85.37     7.77    11.36
PULS   Pulse Bancorp                    12.23   130.81    10.19    12.23
SFIN   Statewide Financial Corp.           NA    94.13     9.32       NA
WYNE   Wayne Bancorp, Inc.                 NA    82.12    14.23       NA
WWFC   Westwood Financial Corporation      NA       NA       NA       NA
FSBC   First Savings Bank, FSB          10.00    68.92     3.40    12.79
GUPB   GFSB Bancorp, Inc.                  NA    82.65    19.03       NA
ALBK   ALBANK Financial Corporation     14.21   124.06    11.81    14.21
ALBC   Albion Banc Corp.                31.48    71.82     7.42    32.08
ASFC   Astoria Financial Corporation    11.73   102.45     8.13    12.86
BFSI   BFS Bankorp, Inc.                 8.72   174.91    13.69     9.03
CARV   Carver Federal Savings Bank      22.68    52.81     5.07    24.81
FIBC   Financial Bancorp, Inc.          17.44   102.74    10.26    17.86
HAVN   Haven Bancorp, Inc.              11.28   124.31     7.54    11.67
LISB   Long Island Bancorp, Inc.        15.11   134.33    13.42    16.62
NYB    New York Bancorp Inc.            10.65   219.52    11.91    11.33
PEEK   Peekskill Financial Corp.           NA    87.45    27.32       NA
PKPS   Poughkeepsie Savings Bank,        4.61    87.40     7.37     3.41
RELY   Reliance Bancorp, Inc.           13.74   106.95     9.22    14.52
SFED   SFS Bancorp, Inc.                15.48    75.41    10.22    15.29
TPNZ   Tappan Zee Financial, Inc.          NA    87.61    15.80       NA
YFCB   Yonkers Financial Corporation       NA    84.67    17.10       NA
ASBP   ASB Financial Corp.              21.01    91.02    22.00    21.01
CAFI   Camco Financial Corporation       8.62   123.85    10.30    11.01
COFI   Charter One Financial            33.88   186.05    12.46    12.34
CRCL   Circle Financial Corp.           23.08   104.05    10.65    23.08

KELLER & COMPANY                                                        Page 8
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                     PER SHARE
                                                        ---------------------------------------------------------------------
                                                        Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                        Price    High     Low     Change  Change   Value  Assets    Div.
                                      State Exchange     ($)     ($)      ($)      (%)     (%)     ($)     ($)      ($)
                                      ----- --------    ---------------- --------------- -------- ---------------- --------

CTZN   CitFed Bancorp, Inc.             OH   NASDAQ     37.500   39.500  9.250   -1.64    -1.96   30.80   467.55    0.28
CIBI   Community Investors Bancorp      OH   NASDAQ     15.750   17.500 10.750    5.00     6.78   16.93   122.33    0.12
EFBI   Enterprise Federal Bancorp       OH   NASDAQ     12.875   18.000 11.250    0.98   -11.21   15.23   103.11    3.00
FFDF   FFD Financial Corp.              OH   NASDAQ     10.188   10.750 10.000   -0.60     0.62      NA       NA      NA
FFYF   FFY Financial Corp.              OH   NASDAQ     24.063   24.250 12.250    0.79     2.94   20.06   113.28    0.58
FFOH   Fidelity Financial of Ohio       OH   NASDAQ      9.750   10.890  3.112   -1.27    -3.70   12.54    61.66      NA
FDEF   First Defiance Financial         OH   NASDAQ     10.750   11.000  5.790    7.50     0.56   12.14    49.91      NA
FFBZ   First Federal Bancorp, Inc.      OH   NASDAQ     26.500   26.500  6.250   12.77    12.77   16.84   226.57    0.40
FFHS   First Franklin Corporation       OH   NASDAQ     15.250   17.500  3.500    5.17     1.67   17.41   185.79    0.29
FFSW   FirstFederal Financial Svcs      OH   NASDAQ     30.250   31.000  2.232   -0.41     8.52   15.09   291.48    0.45
GFCO   Glenway Financial Corp.          OH   NASDAQ     20.250   23.333 15.419    1.25     0.06   23.12   239.12    0.49
HHFC   Harvest Home Financial Corp      OH   NASDAQ      9.875   13.750  8.750  -17.71   -24.04   13.66    81.72    0.40
HVFD   Haverfield Corporation           OH   NASDAQ     17.125   19.250  5.165   -9.87    -8.05   14.90   175.30    0.53
INBI   Industrial Bancorp               OH   NASDAQ     10.500   16.000  9.875    5.66   -12.94   10.95    56.45      NA
LONF   London Financial Corporation     OH   NASDAQ     10.750   11.250  9.750    2.38     2.38   15.02    70.30      NA
MFFC   Milton Federal Financial Corp.   OH   NASDAQ     13.750   17.125 10.000   12.24     0.92   14.91    78.76    1.37
OHSL   OHSL Financial Corp.             OH   NASDAQ     20.250   22.000 11.500   -1.22    -2.41   20.94   171.71    0.72
PTRS   Potters Financial Corp.          OH   NASDAQ     16.250   18.500  9.000    4.84     0.78   20.93   226.63    0.23
PVFC   PVF Capital Corp.                OH   NASDAQ     13.500   14.000  4.316    6.58     6.58    9.18   136.91    0.00
SFSL   Security First Corp.             OH   NASDAQ     13.250   17.250  1.625   -8.62     0.00   11.31   119.40    0.41
SHFC   Seven Hills Financial Corp.      OH   NASDAQ     17.750   18.125 11.000    1.43    22.41   17.99    84.83    0.86
SSBK   Strongsville Savings Bank        OH   NASDAQ     21.000   22.250 15.500   -5.62    -2.33   16.81   209.10    0.45
SBCN   Suburban Bancorporation, Inc.    OH   NASDAQ     16.125   18.500 10.500    9.32     9.32   17.48   133.13    0.55
THIR   Third Financial Corp.            OH   NASDAQ     32.250   33.000 14.500    0.00     3.20   25.23   137.25    0.64
WOFC   Western Ohio Financial Corp      OH   NASDAQ     20.625   24.375 14.750   -2.94    -8.33   24.09   143.99    1.00
WFCO   Winton Financial Corp.           OH   NASDAQ     11.250   15.000  3.750    0.00    -8.16   10.61   142.40    0.41
FFWD   Wood Bancorp, Inc.               OH   NASDAQ     14.500   14.500  8.000    9.43    16.00   13.44    97.65    0.23
KFBI   Klamath First Bancorp            OR   NASDAQ     14.375   14.625 12.500    5.50     1.77   14.38    51.49      NA
BRFC   Bridgeville Savings Bank         PA   NASDAQ     15.000   15.375 11.750   -1.64     5.26   14.24    49.91    0.41
CVAL   Chester Valley Bancorp Inc.      PA   NASDAQ     18.000   19.501  3.879    2.16     1.48   15.51   165.60    0.35
CMSB   Commonwealth Bancorp, Inc.       PA   NASDAQ     10.875   12.389  5.790    2.35    -1.32   12.67   114.14      NA
FSBI   Fidelity Bancorp, Inc.           PA   NASDAQ     17.875   18.182  3.756   11.72    11.72   15.73   231.70    0.29
FBBC   First Bell Bancorp, Inc.         PA   NASDAQ     13.875   14.250 10.000    1.83     2.78   14.24    69.88    0.10
FKFS   First Keystone Financial         PA   NASDAQ     17.750   20.875 10.250    5.97     2.90   17.73   224.80    0.00


                                                 PRICING RATIOS
                                       --------------------------------------
                                         Price/   Price/   Price/  Price/Core
                                        Earnings Bk. Value Assets   Earnings
                                          (X)      (%)      (%)       (X)
                                        -------- -------- -------- ----------

CTZN   CitFed Bancorp, Inc.            12.63   121.75     8.02    14.15
CIBI   Community Investors Bancorp     12.50    93.03    12.88    13.24
EFBI   Enterprise Federal Bancorp      13.70    84.54    12.49    19.81
FFDF   FFD Financial Corp.                NA       NA       NA       NA
FFYF   FFY Financial Corp.             17.56   119.96    21.24    17.07
FFOH   Fidelity Financial of Ohio         NA    77.75    15.81       NA
FDEF   First Defiance Financial           NA    88.55    21.54       NA
FFBZ   First Federal Bancorp, Inc.     11.42   157.36    11.70    11.62
FFHS   First Franklin Corporation      14.25    87.59     8.21    14.52
FFSW   FirstFederal Financial Svcs     15.43   200.46    10.38    18.67
GFCO   Glenway Financial Corp.         15.00    87.59     8.47    15.23
HHFC   Harvest Home Financial Corp     15.67    72.29    12.08    15.67
HVFD   Haverfield Corporation          13.28   114.93     9.77    14.04
INBI   Industrial Bancorp                 NA    95.89    18.60       NA
LONF   London Financial Corporation       NA    71.57    15.29       NA
MFFC   Milton Federal Financial Corp.  18.84    92.22    17.46    20.52
OHSL   OHSL Financial Corp.            13.32    96.70    11.79    13.59
PTRS   Potters Financial Corp.         14.91    77.64     7.17    15.05
PVFC   PVF Capital Corp.                9.44   147.06     9.86    10.71
SFSL   Security First Corp.            10.11   117.15    11.10     9.60
SHFC   Seven Hills Financial Corp.     59.17    98.67    20.92    61.21
SSBK   Strongsville Savings Bank       10.94   124.93    10.04    12.28
SBCN   Suburban Bancorporation, Inc.   30.42    92.25    12.11    20.94
THIR   Third Financial Corp.           18.22   127.82    23.50    20.28
WOFC   Western Ohio Financial Corp     21.71    85.62    14.32    34.38
WFCO   Winton Financial Corp.           9.07   106.03     7.90    10.82
FFWD   Wood Bancorp, Inc.              13.55   107.89    14.85    14.08
KFBI   Klamath First Bancorp              NA    99.97    27.92       NA
BRFC   Bridgeville Savings Bank        23.81   105.34    30.05    23.81
CVAL   Chester Valley Bancorp Inc.     12.24   116.05    10.87    12.86
CMSB   Commonwealth Bancorp, Inc.         NA    85.83     9.53       NA
FSBI   Fidelity Bancorp, Inc.          13.14   113.64     7.71    13.24
FBBC   First Bell Bancorp, Inc.        12.61    97.44    19.86    12.73
FKFS   First Keystone Financial        14.09   100.11     7.90    13.05

KELLER & COMPANY                                                        Page 9
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                     PER SHARE
                                                        ---------------------------------------------------------------------
                                                          Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                          Price    High     Low     Change  Change   Value  Assets    Div.
                                        State Exchange     ($)     ($)      ($)      (%)     (%)      ($)     ($)      ($)
                                        ----- --------    ---------------- --------------- -------- ---------------- --------

SHEN     First Shenango Bancorp, Inc.     PA   NASDAQ     20.750   22.250 12.750    0.00     1.22   20.53   161.88    0.42
GAF      GA Financial, Inc.               PA    AMSE      12.375   12.375 10.250    6.45    15.12   14.43    63.19      NA
HARL     Harleysville Savings Bank        PA   NASDAQ     17.750   19.750  3.535   -0.70    -2.74   15.38   231.24    0.38
LARL     Laurel Capital Group, Inc.       PA   NASDAQ     15.500   16.500  3.627    3.33     0.00   13.94   130.20    0.29
MLBC     ML Bancorp, Inc.                 PA   NASDAQ     25.625   25.750 12.438    5.13     7.33   24.29   300.31    0.49
PVSA     Parkvale Financial Corporation   PA   NASDAQ     28.250   28.500  2.688    8.65     0.89   21.56   284.10    0.52
PBIX     Patriot Bank Corp.               PA   NASDAQ     15.000   15.000 12.310   14.29    14.29   14.33   110.83      NA
PWBC     PennFirst Bancorp, Inc.          PA   NASDAQ     13.750   15.915  4.019    0.00     0.00   12.30   176.83    0.86
PWBK     Pennwood Savings Bank            PA   NASDAQ     10.000   10.000  9.000    3.90       NA      NA       NA      NA
PHFC     Pittsburgh Home Financial        PA   NASDAQ     10.500   11.125  9.500    2.44     5.00   13.93    84.32      NA
PRBC     Prestige Bancorp, Inc.           PA   NASDAQ     10.750   10.750  9.750    4.88       NA   15.86   106.55      NA
PSAB     Prime Bancorp, Inc.              PA   NASDAQ     19.250   20.682  3.194    1.32     6.94   15.58   173.03    0.66
PFNC     Progress Financial Corporation   PA   NASDAQ      6.375   18.750  0.750    6.25    -1.92    5.23    93.26    0.00
SVRN     Sovereign Bancorp, Inc.          PA   NASDAQ     10.813   11.250  1.005    8.13     4.22    7.75   185.25    0.08
THRD     TF Financial Corporation         PA   NASDAQ     14.625   16.000  9.750    3.08     0.86   17.97   117.17    0.29
THBC     Troy Hill Bancorp, Inc.          PA   NASDAQ     13.625   14.000 10.250    4.81     5.83   16.73    75.37    0.32
WVFC     WVS Financial Corporation        PA   NASDAQ     21.750   22.250 13.000    7.41     6.10   19.60   149.49    2.06
YFED     York Financial Corp.             PA   NASDAQ     16.000   18.864  4.731   -3.03    -3.76   15.37   182.30    0.56
AMFB     American Federal Bank, FSB       SC   NASDAQ     16.875   17.125  0.625    6.72     5.47    9.82   126.43    0.31
CFCP     Coastal Financial Corp.          SC   NASDAQ     19.500   21.000  1.918   -1.27    21.88    8.04   131.77    0.41
FFCH     First Financial Holdings Inc.    SC.  NASDAQ     18.750   22.250  4.000    0.00    -1.32   15.26   238.85    0.62
FSFC     First Southeast Financial        SC   NASDAQ      9.500   20.250  9.125   -1.30   -47.95    7.67    74.42   10.48
PALM     Palfed, Inc.                     SC   NASDAQ     14.000   18.500  3.500    8.74    10.89   10.27   122.09    0.04
SCCB     S. Carolina Community Bancshrs   SC   NASDAQ     15.500   20.500 12.625   -3.13    -6.06   16.73    60.05    0.60
HFFC     HF Financial Corp.               SD   NASDAQ     15.313   16.750  5.500   -1.21     0.41   16.97   181.93    0.33
LFCT     Leader Financial Corp.           TN   NASDAQ     52.250   52.250 14.500   13.90    13.28   26.78   322.79    0.66
TWIN     Twin City Bancorp                TN   NASDAQ     17.250   18.250 10.500   -1.43     7.81   15.74   115.22    0.61
BNKU     Bank United Corp.                TX   NASDAQ     24.125   24.625 22.500      NA       NA      NA       NA      NA
CBSA     Coastal Bancorp, Inc.            TX   NASDAQ     19.625   19.750  9.875   10.56     5.37   18.89   563.56    0.36
ETFS     East Texas Financial Services    TX   NASDAQ     14.500   16.750 11.000   -4.53    -1.69   19.24   101.72    0.10
FBHC     Fort Bend Holding Corp.          TX   NASDAQ     16.875   20.250 10.375   -0.74    -4.93   21.98   310.96    0.28
LOAN     Horizon Bancorp                  TX   NASDAQ     14.500   15.750  7.250   16.00    38.10    7.69    94.41    0.14
JXVL     Jacksonville Bancorp, Inc.       TX   NASDAQ     11.500   11.990  7.141    9.52    10.84   13.37    81.72      NA
BFSB     Bedford Bancshares, Inc.         VA   NASDAQ     16.500   18.750 10.250   -2.94     1.54   16.96   104.88    0.43


                                                  PRICING RATIOS
                                        --------------------------------------
                                          Price/   Price/   Price/  Price/Core
                                         Earnings Bk. Value Assets   Earnings
                                           (X)      (%)      (%)       (X)
                                         -------- -------- -------- ----------

SHEN     First Shenango Bancorp, Inc.    13.65   101.07    12.82    14.31
GAF      GA Financial, Inc.                 NA    85.76    19.58       NA
HARL     Harleysville Savings Bank       10.44   115.41     7.68     9.92
LARL     Laurel Capital Group, Inc.       9.01   111.19    11.90     9.23
MLBC     ML Bancorp, Inc.                13.28   105.50     8.53    17.20
PVSA     Parkvale Financial Corporation   9.88   131.03     9.94    10.58
PBIX     Patriot Bank Corp.                 NA   104.68    13.53       NA
PWBC     PennFirst Bancorp, Inc.         13.61   111.79     7.78    14.32
PWBK     Pennwood Savings Bank              NA       NA       NA       NA
PHFC     Pittsburgh Home Financial          NA    75.38    12.45       NA
PRBC     Prestige Bancorp, Inc.             NA    67.78    10.09       NA
PSAB     Prime Bancorp, Inc.             11.88   123.56    11.13    12.75
PFNC     Progress Financial Corporation   7.16   121.89     6.84     8.85
SVRN     Sovereign Bancorp, Inc.         10.11   139.52     5.84    10.50
THRD     TF Financial Corporation        14.48    81.39    12.48    14.92
THBC     Troy Hill Bancorp, Inc.         12.73    81.44    18.08    13.90
WVFC     WVS Financial Corporation       10.56   110.97    14.55    11.45
YFED     York Financial Corp.             9.82   104.10     8.78    11.03
AMFB     American Federal Bank, FSB      11.18   171.84    13.35    10.29
CFCP     Coastal Financial Corp.         15.73   242.54    14.80    17.89
FFCH     First Financial Holdings Inc.   10.71   122.87     7.85    10.53
FSFC     First Southeast Financial       31.67   123.86    12.77    12.03
PALM     Palfed, Inc.                    16.47   136.32    11.47    19.44
SCCB     S. Carolina Community Bancshrs  23.13    92.65    25.81    23.13
HFFC     HF Financial Corp.              10.28    90.24     8.42    12.55
LFCT     Leader Financial Corp.          11.96   195.11    16.19    12.24
TWIN     Twin City Bancorp               13.37   109.59    14.97    15.00
BNKU     Bank United Corp.                  NM       NA       NA       NM
CBSA     Coastal Bancorp, Inc.            9.17   103.89     3.48     9.53
ETFS     East Texas Financial Services   17.26    75.36    14.25    19.08
FBHC     Fort Bend Holding Corp.          9.48    76.77     5.43    10.75
LOAN     Horizon Bancorp                 13.55   188.56    15.36    16.86
JXVL     Jacksonville Bancorp, Inc.         NA    86.01    14.07       NA
BFSB     Bedford Bancshares, Inc.        12.50    97.29    15.73    12.50

KELLER & COMPANY                                                        Page 11
Columbus, Ohio
614-766-1426


                     THRIFT STOCK PRICES AND PRICING RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                                                     PER SHARE
                                                          -------------------------------------------------------------------
                                                          Latest  All Time All Time Monthly Quarterly Book          12 Month
                                                          Price    High     Low     Change  Change   Value  Assets    Div.
                                        State Exchange     ($)     ($)      ($)      (%)     (%)      ($)     ($)      ($)
                                        ----- --------    ---------------- --------------- -------- ---------------- --------

ALL THRIFTS
         AVERAGE                                           17.774   21.760  8.040    3.25     3.36   16.59   164.99    0.42
         MEDIAN                                            16.063   17.875  9.146    2.15     2.27   15.73   132.34    0.35
         HIGH                                              61.750  589.500 25.000   78.43    89.58   56.63   617.63   10.48
         LOW                                                1.875    6.917  0.223  -21.13   -47.95    0.54    13.22    0.00

AVERAGE FOR STATE
         OH                                                18.661   20.541  8.882    1.04     0.42   17.43   160.34    0.60

AVERAGE BY REGION
         MIDWEST                                           18.314   19.918  9.060    1.87     1.47   17.63   152.91    0.39
         NEW ENGLAND                                       19.400   20.463  5.878    6.76     9.82   17.78   243.15    0.50
         MID ATLANTIC                                      17.146   18.944  7.178    4.11     5.10   16.19   169.48    0.38
         SOUTHEAST                                         16.456   18.634  7.001    5.94     4.77   14.08   133.08    0.67
         SOUTHWEST                                         16.012   17.502 10.482    3.42     1.60   15.37   159.91    0.34
         WEST                                              18.757   39.593  6.452    2.59     5.01   16.70   228.40    0.32

AVERAGE BY EXCHANGE
         NYSE                                              30.144   89.717  3.243    2.25     5.79   20.84   354.17    0.43
         AMEX                                              12.941   14.933  9.936    2.54     1.12   14.38   107.51    0.70
         OTC/NASDAQ                                        17.533   19.282  8.132    3.33     3.38   16.52   159.96    0.41


                                     PRICING RATIOS
                           --------------------------------------
                             Price/   Price/   Price/  Price/Core
                            Earnings Bk. Value Assets   Earnings
                              (X)      (%)      (%)       (X)
                            -------- -------- -------- ----------


ALL THRIFTS
         AVERAGE             16.25   110.16    13.85    17.46
         MEDIAN              13.71   102.19    11.93    14.84
         HIGH               129.74   421.73   209.91   100.00
         LOW                  3.65    52.81     0.65     3.41

AVERAGE FOR STATE
         OH                 17.605  108.407   13.430   17.882

AVERAGE BY REGION
         MIDWEST             17.04   106.83    15.56    18.50
         NEW ENGLAND         11.65   107.73     8.32    14.58
         MID ATLANTIC        13.15   106.36    11.57    14.16
         SOUTHEAST           15.98   123.92    15.46    18.40
         SOUTHWEST           13.23   103.77    13.16    14.29
         WEST                20.58   113.39    10.41    19.01

AVERAGE BY EXCHANGE
         NYSE                15.30   150.54     9.48    17.71
         AMEX                14.06   105.46    16.09    18.07
         OTC/NASDAQ          16.35   108.65    13.91    17.44

KELLER & COMPANY                                                      Page 1
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                           ASSETS AND EQUITY                          PROFITABILITY
                                                   -----------------------------------    -----------------------------------
                                                      Total      Total       Total                     Core            Core
                                                      Assets      Equity   Tang. Equity        ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)              (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

PLE      Pinnacle Bank                       AL        186,475     15,165      14,634           0.85    0.76   10.96    9.77
SRN      Southern Banc Company, Inc          AL        109,768     22,293      22,059           0.54    0.54    3.96    3.96
SZB      SouthFirst Bancshares, Inc.         AL         90,542     13,050      13,050           0.57    0.32    3.50    1.96
VAFD     Valley Federal Savings Bank         AL        118,525      9,593       9,593           0.17    0.15    2.13    1.93
FFBH     First Federal Bancshares of AR      AR        504,939     83,431      83,431            NA      NA      NA      NA
FTF      Texarkana First Financial Corp      AR        164,064     33,043      33,043           1.83    1.83    9.59    9.59
AHM      Ahmanson & Company (H.F.)           CA     49,506,630  2,777,356   2,637,334           0.92    0.26   15.84    4.52
AFFFZ    America First Financial Fund        CA      2,274,053    161,228     157,795           0.89    0.88   13.53   13.45
BPLS     Bank Plus Corp.                     CA      3,296,633    174,998     174,647          -1.74   -1.74  -31.62  -31.74
BVFS     Bay View Capital Corp.              CA      3,388,847    206,177     181,928           0.06    0.36    0.85    5.12
BYFC     Broadway Financial Corp.            CA        111,863     13,954      13,954           0.28    0.31    3.60    3.95
CAL      Cal Fed Bancorp, Inc.               CA     14,045,400    683,200     683,200           0.82    0.73   14.79   13.13
CFHC     California Financial Holding        CA      1,327,178     86,924      86,431           0.57    0.52    8.53    7.65
CENF     CENFED Financial Corp.              CA      2,148,344    107,221     106,989           0.55    0.40   11.33    8.16
CSA      Coast Savings Financial             CA      8,350,710    429,883     423,104           0.49    0.45    9.90    9.08
DSL      Downey Financial Corp.              CA      4,712,294    391,919     385,323           0.69    0.61    8.44    7.49
FSSB     First FS&LA of San Bernardino       CA        102,436      4,737       4,501          -1.10   -1.28  -19.76  -22.88
FED      FirstFed Financial Corp.            CA      4,104,854    188,766     185,646           0.23    0.22    4.98    4.82
GLN      Glendale Federal Bank, FSB          CA     14,456,564    957,451     898,235           0.28    0.43    4.45    6.85
GDW      Golden West Financial               CA     35,775,375  2,362,246   2,224,420           0.81    0.79   12.46   12.25
GWF      Great Western Financial             CA     43,719,958  2,834,725   2,529,871           0.72    0.67   11.60   10.83
HTHR     Hawthorne Financial Corp.           CA        761,162     46,137      45,982           0.61   -0.03   12.77   -0.66
HEMT     HF Bancorp, Inc.                    CA        826,916     81,072          NA           0.26    0.26    2.31    2.31
HBNK     Highland Federal Bank FSB           CA        441,245     34,897      34,897           0.30    0.29    4.69    4.55
MBBC     Monterey Bay Bancorp, Inc.          CA        317,347     46,799      46,300           0.32    0.30    2.16    2.04
NHSL     NHS Financial, Inc.                 CA        284,191     25,033      24,987           0.45    0.45    5.34    5.34
PSSB     Palm Springs Savings Bank           CA        187,327     11,992      11,992           0.64    0.53   10.87    8.98
PFFB     PFF Bancorp, Inc.                   CA      2,146,293    290,480     287,172           0.22    0.22    2.74    2.77
PROV     Provident Financial Holdings        CA        567,186     37,323      37,323          -0.72   -0.80   -9.81  -10.93
QCBC     Quaker City Bancorp, Inc.           CA        725,085     67,926      67,628           0.53    0.51    5.25    5.08
REDF     RedFed Bancorp Inc.                 CA        840,142     49,425      49,425          -0.22   -0.33   -3.88   -5.84


                                                         CAPITAL ISSUES
                                        -----------------------------------------------
                                                                 Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                          Date     Exchange        Outstg.      ($M)
                                        -----------------------------------------------
PLE      Pinnacle Bank                    12/17/86     AMSE         889,824        14.57
SRN      Southern Banc Company, Inc       10/05/95     AMSE       1,454,750        17.09
SZB      SouthFirst Bancshares, Inc.      02/14/95     AMSE         863,200        11.01
VAFD     Valley Federal Savings Bank      10/15/87    NASDAQ        366,860        11.74
FFBH     First Federal Bancshares of AR   05/03/96    NASDAQ      5,153,751        71.51
FTF      Texarkana First Financial Corp   07/07/95     AMSE       1,952,263        30.75
AHM      Ahmanson & Company (H.F.)        10/25/72     NYSE     107,188,014      2894.08
AFFFZ    America First Financial Fund        NA       NASDAQ      6,010,589       161.53
BPLS     Bank Plus Corp.                     NA       NASDAQ     18,242,465       159.62
BVFS     Bay View Capital Corp.           05/09/86    NASDAQ      6,885,242       234.10
BYFC     Broadway Financial Corp.         01/09/96    NASDAQ        892,688         8.93
CAL      Cal Fed Bancorp, Inc.            03/01/83     NYSE      49,395,947       901.48
CFHC     California Financial Holding     04/01/83    NASDAQ      4,688,652       101.98
CENF     CENFED Financial Corp.           10/25/91    NASDAQ      5,040,437       112.15
CSA      Coast Savings Financial          12/23/85     NYSE      18,583,617       608.61
DSL      Downey Financial Corp.           01/01/71     NYSE      16,972,905       371.28
FSSB     First FS&LA of San Bernardino    02/02/93    NASDAQ        328,296         3.28
FED      FirstFed Financial Corp.         12/16/83     NYSE      10,508,897       182.59
GLN      Glendale Federal Bank, FSB       10/01/83     NYSE      46,729,698       846.98
GDW      Golden West Financial            05/29/59     NYSE      57,923,709      3243.73
GWF      Great Western Financial             NA        NYSE     137,392,481      3280.25
HTHR     Hawthorne Financial Corp.           NA       NASDAQ      2,599,000        22.74
HEMT     HF Bancorp, Inc.                 06/30/95    NASDAQ      6,281,875        61.25
HBNK     Highland Federal Bank FSB           NA       NASDAQ      2,295,983        36.74
MBBC     Monterey Bay Bancorp, Inc.       02/15/95    NASDAQ      3,307,063        39.27
NHSL     NHS Financial, Inc.                 NA       NASDAQ      2,522,827        27.44
PSSB     Palm Springs Savings Bank           NA       NASDAQ      1,130,946        15.55
PFFB     PFF Bancorp, Inc.                03/29/96    NASDAQ     19,837,500       220.69
PROV     Provident Financial Holdings     06/28/96    NASDAQ             NA        NA
QCBC     Quaker City Bancorp, Inc.        12/30/93    NASDAQ      3,813,600        52.21
REDF     RedFed Bancorp Inc.              04/08/94    NASDAQ      4,082,511        35.21


KELLER & COMPANY                                                      Page 2
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                           ASSETS AND EQUITY                           PROFITABILITY
                                                   -----------------------------------    -----------------------------------
                                                      Total      Total       Total                      Core            Core
                                                      Assets      Equity   Tang. Equity         ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)               (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------



SGVB     SGV Bancorp, Inc.                    CA        333,064     32,581      32,581           0.12    0.11    1.10    1.08
WES      Westcorp                             CA      3,027,248    312,836     311,864           1.28    0.51   13.55    5.37
FFBA     First Colorado Bancorp, Inc.         CO      1,501,330    245,056     242,168           1.09    1.09    8.16    8.13
MORG     Morgan Financial Corp.               CO         74,130     10,358      10,358           1.02    0.99    6.82    6.61
EGFC     Eagle Financial Corp.                CT      1,402,417    102,356      74,772           1.27    0.63   17.56    8.71
FFES     First Federal of East Hartford       CT        947,807     57,007      56,846           0.57    0.57    8.65    8.58
NTMG     Nutmeg Federal S&LA                  CT         91,158      5,672       5,672           0.67    0.40   10.72    6.33
WBST     Webster Financial Corporation        CT      3,837,220    214,669     167,767           0.60    0.63   10.69   11.19
IFSB     Independence Federal Savings         DC        252,970     17,194      14,905           0.43    0.20    6.58    3.01
BANC     BankAtlantic Bancorp, Inc.           FL      1,975,287    141,651     130,883           1.12    0.88   15.74   12.46
BKUNA    BankUnited Financial Corp.           FL        801,531     69,660      67,159           1.16    0.25   14.30    3.07
FFFG     F.F.O. Financial Group, Inc.         FL        307,055     19,105      19,105           0.50    0.60    7.76    9.32
FFLC     FFLC Bancorp, Inc.                   FL        332,087     56,404      56,404           0.94    0.94    5.51    5.51
FFML     First Family Financial Corp.         FL        155,890      9,222       9,222           0.90    0.50   16.56    9.23
FFPB     First Palm Beach Bancorp, Inc        FL      1,438,024    113,606     110,733           0.74    0.70    8.92    8.44
FFPC     Florida First Bancorp, Inc.          FL        302,689     21,349      21,349           0.90    0.83   13.27   12.31
HOFL     Home Financial Corp.                 FL      1,215,712    301,582     301,582           1.23    1.53    4.77    5.97
SCSL     Suncoast Savings and Loan            FL        402,569     25,538      25,490           0.56   -0.03    9.55   -0.47
CCFH     CCF Holding Company                  GA         79,325     16,807      16,807           0.97    0.92    4.91    4.68
EBSI     Eagle Bancshares                     GA        621,474     57,231      57,231           0.93    0.92   11.91   11.75
FGHC     First Georgia Holding, Inc.          GA        144,022     11,955      10,646           0.89    0.83   10.65    9.96
FLFC     First Liberty Financial Corp.        GA        991,226     75,953      65,464           1.03    0.87   13.29   11.17
FLAG     FLAG Financial Corp.                 GA        228,710     21,840      21,840           0.87    0.74    9.35    7.93
NFSL     Newnan Savings Bank, FSB             GA        162,199     20,752      20,644           2.25    1.97   19.85   17.35
CASH     First Midwest Financial, Inc.        IA        342,095     39,029      36,450           1.06    1.05    8.14    8.05
GFSB     GFS Bancorp, Inc.                    IA         83,305      9,945       9,945           1.16    1.13    9.19    8.93
HZFS     Horizon Financial Svcs Corp.         IA         73,464      8,390       8,390           0.53    0.43    4.38    3.55
MFCX     Marshalltown Financial Corp.         IA        125,308     19,563      19,563           0.38    0.36    2.43    2.31
MIFC     Mid-Iowa Financial Corp.             IA        115,260     10,807      10,791           0.93    0.92   10.00    9.79
MWBI     Midwest Bancshares, Inc.             IA        138,628      9,244       9,244           1.01    0.70   14.64   10.14
FFFD     North Central Bancshares, Inc        IA        194,283     55,736      55,736           1.65    1.64    8.13    8.10

                                                      CAPITAL ISSUES
                                        -----------------------------------------------
                                                                Number of    Mkt. Value
                                            IPO                   Shares     of Shares
                                          Date     Exchange       Outstg.       ($M)
                                        -----------------------------------------------
SGVB     SGV Bancorp, Inc.               06/29/95    NASDAQ      2,727,656        24.55
WES      Westcorp                        05/01/86     NYSE      25,977,094       461.09
FFBA     First Colorado Bancorp, Inc.    01/02/96    NASDAQ     20,134,256       266.78
MORG     Morgan Financial Corp.          01/11/93    NASDAQ        834,058        10.01
EGFC     Eagle Financial Corp.           02/03/87    NASDAQ      4,516,744       114.05
FFES     First Federal of East Hartford  06/23/87    NASDAQ      2,597,010        46.75
NTMG     Nutmeg Federal S&LA                NA       NASDAQ        710,169         5.15
WBST     Webster Financial Corporation   12/12/86    NASDAQ      8,101,382       226.84
IFSB     Independence Federal Savings    06/06/85    NASDAQ      1,278,935         9.59
BANC     BankAtlantic Bancorp, Inc.      11/29/83    NASDAQ     14,926,166       167.17
BKUNA    BankUnited Financial Corp.      12/11/85    NASDAQ      5,702,523        41.34
FFFG     F.F.O. Financial Group, Inc.    10/13/88    NASDAQ      8,430,000        22.13
FFLC     FFLC Bancorp, Inc.              01/04/94    NASDAQ      2,618,763        47.14
FFML     First Family Financial Corp.    10/22/92    NASDAQ        545,000        11.45
FFPB     First Palm Beach Bancorp, Inc   09/29/93    NASDAQ      5,181,187       110.75
FFPC     Florida First Bancorp, Inc.     11/06/86    NASDAQ      3,384,645        37.65
HOFL     Home Financial Corp.            10/25/94    NASDAQ     24,716,619       321.32
SCSL     Suncoast Savings and Loan       07/30/85    NASDAQ      1,996,930        11.86
CCFH     CCF Holding Company             07/12/95    NASDAQ      1,130,738        13.85
EBSI     Eagle Bancshares                04/01/86    NASDAQ      4,552,200        72.27
FGHC     First Georgia Holding, Inc.     02/11/87    NASDAQ      2,023,711        13.66
FLFC     First Liberty Financial Corp.   12/06/83    NASDAQ      4,002,190        88.05
FLAG     FLAG Financial Corp.            12/11/86    NASDAQ      2,035,740        24.43
NFSL     Newnan Savings Bank, FSB        03/01/86    NASDAQ      1,459,407        28.82
CASH     First Midwest Financial, Inc.   09/20/93    NASDAQ      1,778,577        39.13
GFSB     GFS Bancorp, Inc.               01/06/94    NASDAQ        509,600        10.32
HZFS     Horizon Financial Svcs Corp.    06/30/94    NASDAQ        447,937         6.72
MFCX     Marshalltown Financial Corp.    03/31/94    NASDAQ      1,411,475        21.88
MIFC     Mid-Iowa Financial Corp.        10/14/92    NASDAQ      1,682,880        10.10
MWBI     Midwest Bancshares, Inc.        11/12/92    NASDAQ        349,379         9.00
FFFD     North Central Bancshares, Inc   03/21/96    NASDAQ      4,011,057        44.12



KELLER & COMPANY                                                      Page 3
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                          PROFITABILITY
                                                   -----------------------------------    ------------------------------------
                                                      Total      Total       Total                     Core            Core
                                                      Assets      Equity   Tang. Equity        ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)              (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

PMFI     Perpetual Midwest Financial         IA        383,273     35,588      35,588           0.41    0.36    4.16    3.70
SFFC     StateFed Financial Corporation      IA         76,705     14,928      14,928           1.19    1.19    5.99    5.99
AVND     Avondale Financial Corp.            IL        592,771     58,842      58,842           0.62    0.45    5.82    4.21
CBCI     Calumet Bancorp, Inc.               IL        500,814     80,507      80,507           1.31    1.31    7.85    7.84
CBSB     Charter Financial, Inc.             IL        366,983     63,777      59,323           1.18    1.17    7.39    7.36
CBK      Citizens First Financial Corp       IL        247,882     40,669      40,669           0.53    0.44    6.58    5.52
CSBF     CSB Financial Group, Inc.           IL         41,524     12,837      12,837           0.89    0.89    3.67    3.67
DFIN     Damen Financial Corp.               IL        237,296     54,955      54,955           0.89    0.87    4.28    4.16
EGLB     Eagle BancGroup, Inc.               IL        162,519     22,345      22,345          NA      NA      NA      NA
FBCI     Fidelity Bancorp, Inc.              IL        456,896     49,801      49,630           0.74    0.74    5.68    5.67
FNSC     Financial Security Corp.            IL        258,452     39,841      39,841           0.76    0.90    5.47    6.48
FFBI     First Financial Bancorp, Inc.       IL         94,486      7,873       7,873           0.68    0.59    6.79    5.93
FMBD     First Mutual Bancorp, Inc.          IL        301,690     69,445      69,445           0.98    0.94    3.80    3.65
FFDP     FirstFed Bancshares                 IL        635,096     54,810      52,341           0.58    0.31    6.32    3.39
GTPS     Great American Bancorp              IL        119,662     33,331      33,331           0.70    0.69    2.44    2.39
HNFC     Hinsdale Financial Corp.            IL        662,482     55,463      53,831           0.63    0.57    8.18    7.37
HMCI     HomeCorp, Inc.                      IL        338,985     21,133      21,133           0.40    0.25    6.66    4.23
KNK      Kankakee Bancorp, Inc.              IL        359,171     35,498      32,989           0.56    0.56    5.37    5.37
LBCI     Liberty Bancorp, Inc.               IL        651,198     64,017      63,854           0.55    0.55    5.61    5.61
MAFB     MAF Bancorp, Inc.                   IL      3,117,149    242,226     206,596           0.85    0.86   14.21   14.30
NBSI     North Bancshares, Inc.              IL        119,436     18,514      18,514           0.59    0.54    3.19    2.92
PFED     Park Bancorp, Inc.                  IL        155,216     17,658      17,658          NA      NA      NA      NA
SWBI     Southwest Bancshares                IL        356,692     40,010      40,010           1.15    1.14    8.95    8.89
SPBC     St. Paul Bancorp, Inc.              IL      4,337,546    375,542     374,234           0.91    0.88    9.81    9.56
STND     Standard Financial, Inc.            IL      2,274,536    266,294     265,772           0.81    0.73    6.06    5.53
SFSB     SuburbFed Financial Corp.           IL        378,388     26,045      25,898           0.50    0.44    6.91    6.12
WCBI     Westco Bancorp                      IL        312,158     48,236      48,236           1.30    1.31    8.37    8.44
FBCV     1ST Bancorp                         IN        263,483     21,729      21,729           2.05   -0.13   29.45   -1.87
AMFC     AMB Financial Corp.                 IN         79,408     16,209      16,209           0.63    0.63    4.65    4.65
ASBI     Ameriana Bancorp                    IN        402,051     44,609      44,547           0.92    0.91    7.38    7.28
ATSB     AmTrust Capital Corp.               IN         73,072      7,553       7,472           0.31    0.07    2.75    0.60

                                                       CAPITAL ISSUES
                                        -----------------------------------------------
                                                                Number of   Mkt. Value
                                             IPO                    Shares    of Shares
                                             Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
PMFI     Perpetual Midwest Financial       03/31/94    NASDAQ      1,988,082     33.80
SFFC     StateFed Financial Corporation    01/05/94    NASDAQ        813,485     13.42
AVND     Avondale Financial Corp.          04/07/95    NASDAQ      3,602,968     48.42
CBCI     Calumet Bancorp, Inc.             02/20/92    NASDAQ      2,422,678     67.83
CBSB     Charter Financial, Inc.           12/29/95    NASDAQ      4,874,380     55.76
CBK      Citizens First Financial Corp     05/01/96     AMSE       2,817,500     28.53
CSBF     CSB Financial Group, Inc.         10/09/95    NASDAQ      1,035,000      9.57
DFIN     Damen Financial Corp.             10/02/95    NASDAQ      3,967,500     46.12
EGLB     Eagle BancGroup, Inc.             07/01/96    NASDAQ             NA     NA
FBCI     Fidelity Bancorp, Inc.            12/15/93    NASDAQ      2,930,608     47.99
FNSC     Financial Security Corp.          12/29/92    NASDAQ      1,550,846     40.32
FFBI     First Financial Bancorp, Inc.     10/04/93    NASDAQ        465,896      7.45
FMBD     First Mutual Bancorp, Inc.        07/05/95    NASDAQ      4,126,600     51.07
FFDP     FirstFed Bancshares               07/01/92    NASDAQ      3,399,116     59.91
GTPS     Great American Bancorp            06/30/95    NASDAQ      1,850,247     26.37
HNFC     Hinsdale Financial Corp.          07/07/92    NASDAQ      2,690,155     67.93
HMCI     HomeCorp, Inc.                    06/22/90    NASDAQ      1,128,579     20.31
KNK      Kankakee Bancorp, Inc.            01/06/93     AMSE       1,433,718     27.78
LBCI     Liberty Bancorp, Inc.             12/24/91    NASDAQ      2,477,022     61.93
MAFB     MAF Bancorp, Inc.                 01/12/90    NASDAQ     10,340,673    253.35
NBSI     North Bancshares, Inc.            12/21/93    NASDAQ      1,113,631     16.98
PFED     Park Bancorp, Inc.                08/12/96    NASDAQ             NA     NA
SWBI     Southwest Bancshares              06/24/92    NASDAQ      1,794,474     48.68
SPBC     St. Paul Bancorp, Inc.            05/18/87    NASDAQ     17,988,321    413.73
STND     Standard Financial, Inc.          08/01/94    NASDAQ     16,345,875    269.71
SFSB     SuburbFed Financial Corp.         03/04/92    NASDAQ      1,257,019     21.68
WCBI     Westco Bancorp                    06/26/92    NASDAQ      2,621,643     56.04
FBCV     1ST Bancorp                       04/07/87    NASDAQ        666,561     17.33
AMFC     AMB Financial Corp.               04/01/96    NASDAQ      1,124,125     11.80
ASBI     Ameriana Bancorp                  03/02/87    NASDAQ      3,303,130     44.59
ATSB     AmTrust Capital Corp.             03/28/95    NASDAQ        566,964      5.81


KELLER & COMPANY                                                      Page 4
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    ----------------------------------
                                                      Total      Total       Total                      Core            Core
                                                      Assets      Equity   Tang. Equity         ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)               (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

CBCO     CB Bancorp, Inc.                     IN        195,658     19,319      19,319           1.38    1.37   14.66   14.51
CBIN     Community Bank Shares                IN        233,347     25,792      25,792           0.88    0.86    7.36    7.19
FFWC     FFW Corp.                            IN        150,467     15,458      15,458           1.09    1.05    9.89    9.51
FFED     Fidelity Federal Bancorp             IN        262,216     14,295      14,295           1.18    1.00   23.76   20.21
FISB     First Indiana Corporation            IN      1,473,094    136,048     134,184           1.19    0.99   13.57   11.33
HFGI     Harrington Financial Group           IN        418,196     23,117      23,117           0.37    0.40    9.49   10.12
HBFW     Home Bancorp                         IN        315,901     48,974      48,974           0.84    0.84    4.99    4.99
HBBI     Home Building Bancorp                IN         43,135      6,015       6,015           0.41    0.38    2.86    2.64
HOMF     Home Federal Bancorp                 IN        630,015     51,517      49,619           1.23    1.04   15.14   12.85
HWEN     Home Financial Bancorp               IN         39,426      3,410       3,410           0.82    0.82    8.77    8.77
INCB     Indiana Community Bank, SB           IN         94,476     14,156      14,156           0.67    0.67    4.39    4.39
IFSL     Indiana Federal Corporation          IN        742,269     70,283      65,437           0.91    0.96    9.37    9.98
LOGN     Logansport Financial Corp.           IN         77,195     19,821      19,821           1.50    1.42    5.55    5.25
MARN     Marion Capital Holdings              IN        177,767     41,511      41,511           1.41    1.41    5.86    5.86
MFBC     MFB Corp.                            IN        210,559     37,691      37,691           0.73    0.71    3.69    3.59
NEIB     Northeast Indiana Bancorp            IN        154,128     29,125      29,125           1.19    1.19    5.46    5.46
PFDC     Peoples Bancorp                      IN        277,958     43,298      43,298           1.45    1.44    9.51    9.49
PERM     Permanent Bancorp, Inc.              IN        411,213     40,231      39,728           0.38    0.38    3.47    3.46
SOBI     Sobieski Bancorp, Inc.               IN         76,362     14,120      14,120           0.42    0.42    2.24    2.24
WCHI     Workingmens Capital Holdings         IN        208,203     26,459      26,459           0.86    0.87    7.04    7.09
FFSL     First Independence Corp.             KS        105,771     13,050      13,050           1.10    0.94    8.51    7.28
LARK     Landmark Bancshares, Inc.            KS        200,469     33,050      33,050           0.93    0.83    5.45    4.86
MCBS     Mid Continent Bancshares Inc.        KS        313,759     36,704      36,668           1.27    1.27    9.59    9.59
WBCI     WFS Bancorp, Inc.                    KS        267,829     34,405      34,390           0.67    0.73    5.71    6.18
CKFB     CKF Bancorp, Inc.                    KY         58,734     15,636      15,636           1.19    1.19    4.26    4.26
CLAS     Classic Bancshares, Inc.             KY         68,754     19,505      19,505           0.72    0.62    3.14    2.71
FSBS     First Ashland Financial Corp         KY         87,422     23,921      23,921           0.99    0.99    3.70    3.68
FFKY     First Federal Financial Corp.        KY        352,671     49,946      46,681           1.60    1.46   11.28   10.28
FLKY     First Lancaster Bancshares           KY         33,812      4,643       4,643           1.50    1.50   11.24   11.24
FTSB     Fort Thomas Financial Corp.          KY         88,874     21,638      21,638           1.33    1.33    5.39    5.39
FKKY     Frankfort First Bancorp, Inc.        KY        138,616     47,836      47,836           1.06    1.12    3.82    4.04

                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
CBCO     CB Bancorp, Inc.               12/28/92    NASDAQ      1,175,226        20.86
CBIN     Community Bank Shares          04/10/95    NASDAQ      1,983,722        25.04
FFWC     FFW Corp.                      04/05/93    NASDAQ        711,060        13.69
FFED     Fidelity Federal Bancorp       08/31/87    NASDAQ      2,495,040        29.32
FISB     First Indiana Corporation      08/02/83    NASDAQ      8,294,482       199.07
HFGI     Harrington Financial Group        NA       NASDAQ      3,256,738        34.20
HBFW     Home Bancorp                   03/30/95    NASDAQ      2,886,815        44.02
HBBI     Home Building Bancorp          02/08/95    NASDAQ        331,660         6.47
HOMF     Home Federal Bancorp           01/23/88    NASDAQ      2,226,282        57.88
HWEN     Home Financial Bancorp         07/02/96    NASDAQ             NA        NA
INCB     Indiana Community Bank, SB     12/15/94    NASDAQ        922,039        14.06
IFSL     Indiana Federal Corporation    02/04/87    NASDAQ      4,730,329        95.20
LOGN     Logansport Financial Corp.     06/14/95    NASDAQ      1,322,500        17.60
MARN     Marion Capital Holdings        03/18/93    NASDAQ      1,933,613        40.12
MFBC     MFB Corp.                      03/25/94    NASDAQ      1,973,980        27.14
NEIB     Northeast Indiana Bancorp      06/28/95    NASDAQ      2,061,670        24.22
PFDC     Peoples Bancorp                07/07/87    NASDAQ      2,345,512        46.32
PERM     Permanent Bancorp, Inc.        04/04/94    NASDAQ      2,140,672        33.72
SOBI     Sobieski Bancorp, Inc.         03/31/95    NASDAQ        836,860        10.67
WCHI     Workingmens Capital Holdings   06/07/90    NASDAQ      1,808,560        36.85
FFSL     First Independence Corp.       10/08/93    NASDAQ        583,421        10.36
LARK     Landmark Bancshares, Inc.      03/28/94    NASDAQ      1,914,022        29.19
MCBS     Mid Continent Bancshares Inc.  06/27/94    NASDAQ      2,031,750        37.59
WBCI     WFS Bancorp, Inc.              06/03/94    NASDAQ      1,564,387        36.07
CKFB     CKF Bancorp, Inc.              01/04/95    NASDAQ        962,899        18.90
CLAS     Classic Bancshares, Inc.       12/29/95    NASDAQ      1,322,500        13.89
FSBS     First Ashland Financial Corp   04/07/95    NASDAQ      1,463,039        26.70
FFKY     First Federal Financial Corp.  07/15/87    NASDAQ      4,208,490        88.38
FLKY     First Lancaster Bancshares     07/01/96    NASDAQ             NA        NA
FTSB     Fort Thomas Financial Corp.    06/28/95    NASDAQ      1,573,775        27.54
FKKY     Frankfort First Bancorp, Inc.  07/10/95    NASDAQ      3,450,000        48.73


KELLER & COMPANY                                                      Page 5
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE   ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------
GWBC     Gateway Bancorp, Inc.               KY         71,260     17,714      17,714        1.05    1.05    4.05    4.05
GTFN     Great Financial Corporation         KY      2,808,092    274,841     264,468        1.00    0.78    8.68    6.78
HFFB     Harrodsburg First Fin Bancorp       KY        109,578     30,828      30,828        1.17    1.17    4.52    4.52
KYF      Kentucky First Bancorp, Inc.        KY         88,296     19,225      19,225        1.12    1.12    6.44    6.44
SFNB     Security First Network Bank         KY        106,971     55,277      54,641         NA      NA      NA      NA
ANA      Acadiana Bancshares, Inc.           LA        274,304     17,751      17,751         NA      NA      NA      NA
CZF      CitiSave Financial Corp             LA         76,128     12,738      12,730        1.21    1.11    6.68    6.17
ISBF     ISB Financial Corporation           LA        686,549    117,545     114,141        1.17    1.16    6.04    5.98
JEBC     Jefferson Bancorp, Inc.             LA        265,594     36,060      36,060        0.94    0.94    7.22    7.21
MERI     Meritrust Federal SB                LA        228,419     17,338      17,338        1.01    0.98   13.70   13.38
TSH      Teche Holding Co.                   LA        370,722     56,978      56,978        1.10    1.08    6.08    5.96
AFCB     Affiliated Community Bancorp        MA        983,904     96,871      96,159        0.74    0.88    6.71    7.98
BFD      BostonFed Bancorp, Inc.             MA        777,997     88,947      88,947        0.49    0.45    4.63    4.25
FMLY     Family Bancorp                      MA        925,239     69,952      64,294        0.90    0.87   11.79   11.33
ANBK     American National Bancorp           MD        449,019     49,011      49,011        0.34    0.33    3.88    3.80
EQSB     Equitable Federal Savings Bank      MD        267,776     14,182      14,182        0.78    0.78   14.98   14.89
FCIT     First Citizens Financial Corp.      MD        645,824     39,728      39,728        0.71    0.57   11.59    9.27
FFWM     First Financial-W. Maryland         MD        321,994     41,707      41,707        1.11    1.07    8.98    8.69
HRBF     Harbor Federal Bancorp, Inc.        MD        201,030     27,782      27,782        0.56    0.56    3.19    3.19
HFMD     Home Federal Corp.                  MD        219,737     19,224      18,997        0.73    0.71    8.56    8.29
MFSL     Maryland Federal Bancorp            MD      1,128,449     94,654      93,158        0.79    0.56    9.60    6.77
WSB      Washington Savings Bank, FSB        MD        254,968     20,959      20,959        0.94    0.71   12.56    9.48
WHGB     WHG Bancshares Corp.                MD        111,704     23,008      23,008       NA      NA      NA      NA
MCBN     Mid-Coast Bancorp, Inc.             ME         55,048      4,976       4,976        0.60    0.55    6.65    6.10
BWFC     Bank West Financial Corp.           MI        139,217     27,540      27,540        0.69    0.41    3.41    2.03
CFSB     CFSB Bancorp, Inc.                  MI        791,610     65,067      65,067        0.96    0.90   11.70   10.96
DNFC     D & N Financial Corp.               MI      1,364,024     78,954      77,886        1.08    0.99   19.53   17.89
MSBF     MSB Financial, Inc.                 MI         60,130     12,594      12,594        1.83    1.79    7.66    7.51
MSBK     Mutual Savings Bank, FSB            MI        680,033     38,616      38,616        0.01   -0.08    0.18   -1.56
OFCP     Ottawa Financial Corp.              MI        782,145     80,338      64,443        0.91    0.90    5.72    5.66
SJSB     SJS Bancorp                         MI        150,752     17,587      17,587        0.63    0.61    5.00    4.87

                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
GWBC     Gateway Bancorp, Inc.          01/18/95    NASDAQ      1,132,372      15.99
GTFN     Great Financial Corporation    03/31/94    NASDAQ     14,183,732     367.00
HFFB     Harrodsburg First Fin Bancorp  10/04/95    NASDAQ      2,159,085      33.20
KYF      Kentucky First Bancorp, Inc.   08/29/95     AMSE       1,388,625      19.09
SFNB     Security First Network Bank       NA       NASDAQ      8,092,792     267.06
ANA      Acadiana Bancshares, Inc.      07/16/96     AMSE              NA      NA
CZF      CitiSave Financial Corp        07/14/95     AMSE         964,707      13.51
ISBF     ISB Financial Corporation      04/07/95    NASDAQ      7,122,183     105.05
JEBC     Jefferson Bancorp, Inc.        08/18/94    NASDAQ      2,195,635      48.30
MERI     Meritrust Federal SB              NA       NASDAQ        774,176      24.19
TSH      Teche Holding Co.              04/19/95     AMSE       3,871,000      50.81
AFCB     Affiliated Community Bancorp   10/19/95    NASDAQ      5,080,666      88.28
BFD      BostonFed Bancorp, Inc.        10/24/95     AMSE       6,589,617      79.08
FMLY     Family Bancorp                 11/07/86    NASDAQ      4,215,211     104.85
ANBK     American National Bancorp      10/31/95    NASDAQ      3,980,500      40.30
EQSB     Equitable Federal Savings Bank 09/10/93    NASDAQ        600,000      14.85
FCIT     First Citizens Financial Corp. 12/17/86    NASDAQ      2,915,238      51.02
FFWM     First Financial-W. Maryland    02/11/92    NASDAQ      2,176,739      45.17
HRBF     Harbor Federal Bancorp, Inc.   08/12/94    NASDAQ      1,754,420      21.93
HFMD     Home Federal Corp.             02/10/84    NASDAQ      2,519,010      26.45
MFSL     Maryland Federal Bancorp       06/02/87    NASDAQ      3,160,068      93.22
WSB      Washington Savings Bank, FSB      NA        AMSE       4,220,206      21.10
WHGB     WHG Bancshares Corp.           04/01/96    NASDAQ             NA      NA
MCBN     Mid-Coast Bancorp, Inc.        11/02/89    NASDAQ        229,588       4.39
BWFC     Bank West Financial Corp.      03/30/95    NASDAQ      2,296,040      22.52
CFSB     CFSB Bancorp, Inc.             06/22/90    NASDAQ      4,913,415      92.69
DNFC     D & N Financial Corp.          02/13/85    NASDAQ      7,564,730     105.91
MSBF     MSB Financial, Inc.            02/06/95    NASDAQ        655,566      10.82
MSBK     Mutual Savings Bank, FSB       07/17/92    NASDAQ      4,274,154      24.04
OFCP     Ottawa Financial Corp.         08/19/94    NASDAQ      5,414,546      87.99
SJSB     SJS Bancorp                    02/16/95    NASDAQ        982,622      18.18



KELLER & COMPANY                                                      Page 6
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

SFB      Standard Federal Bancorp            MI     15,239,983    962,935     754,005         0.95    0.82   14.09   12.27
THR      Three Rivers Financial Corp.        MI         85,138     13,044      12,986          NA      NA      NA      NA
BDJI     First Federal Bancorporation        MN        104,969     13,918      13,918         0.70    0.69    4.74    4.72
FFHH     FSF Financial Corp.                 MN        331,395     47,624      47,624         0.64    0.64    3.79    3.76
HMNF     HMN Financial, Inc.                 MN        554,979     87,263      87,263         1.11    0.96    6.48    5.59
MIVI     Mississippi View Holding Co.        MN         69,322     12,752      12,752         1.31    1.16    6.73    5.96
QCFB     QCF Bancorp, Inc.                   MN        145,608     31,760      31,760         1.51    1.51    7.61    7.61
TCB      TCF Financial Corp.                 MN      7,000,871    523,788     500,956         1.43    1.37   20.06   19.14
WEFC     Wells Financial Corp.               MN        191,787     27,760      27,760         0.84    0.85    5.71    5.77
CMRN     Cameron Financial Corp              MO        175,841     46,337      46,337         1.60    1.56    5.77    5.64
CAPS     Capital Savings Bancorp, Inc.       MO        202,554     21,136      21,136         0.95    0.95    8.96    8.96
CNSB     CNS Bancorp, Inc.                   MO         98,326     24,196      24,196          NA      NA      NA      NA
FBSI     First Bancshares, Inc.              MO        143,671     23,729      23,686         0.85    0.83    4.90    4.82
GSBC     Great Southern Bancorp, Inc.        MO        668,105     67,808      66,706         1.75    1.63   17.28   16.07
HFSA     Hardin Bancorp, Inc.                MO         86,949     14,932      14,932         0.76    0.75    4.25    4.23
JSBA     Jefferson Savings Bancorp           MO      1,125,393     82,243      67,611         0.63    0.57    9.07    8.24
JOAC     Joachim Bancorp, Inc.               MO         36,492     10,792      10,792         0.74    0.72    3.07    2.97
LXMO     Lexington B&L Financial Corp.       MO         61,294     18,738      18,738          NA      NA      NA      NA
MBLF     MBLA Financial Corp.                MO        195,074     28,365      28,365         0.70    0.70    4.83    4.81
MFSB     Mutual Bancompany                   MO         53,311      6,236       6,236         0.20    0.23    1.84    2.10
NASB     North American Savings Bank         MO        740,298     50,380      48,478         1.26    1.19   17.33   16.38
NSLB     NS&L Bancorp, Inc.                  MO         57,288     13,351      13,351         0.97    0.83    4.08    3.50
PCBC     Perry County Financial Corp.        MO         80,394     15,088      15,088         0.88    0.98    4.36    4.81
RFED     Roosevelt Financial Group           MO      9,327,772    516,317     492,923         0.64    0.86   12.31   16.46
SMFC     Sho-Me Financial Corp.              MO        280,027     30,787      30,787         0.85    0.83    6.89    6.66
SMBC     Southern Missouri Bancorp, Inc.     MO        161,992     26,572      26,572         0.87    0.82    4.98    4.67
CFTP     Community Federal Bancorp           MS        201,650     66,523      66,523         1.29    1.27    6.12    5.99
FFBS     FFBS BanCorp, Inc.                  MS        125,228     24,639      24,639         1.37    1.37    6.88    6.88
MGNL     Magna Bancorp, Inc.                 MS      1,308,658    125,819     119,043         1.71    1.70   17.51   17.38
GBCI     Glacier Bancorp, Inc.               MT        408,467     38,472      38,425         1.59    1.59   16.40   16.41
SFBM     Security Bancorp                    MT        372,239     30,704      26,327         0.71    0.53    8.22    6.18
                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
SFB      Standard Federal Bancorp        01/21/87     NYSE      31,324,268      1205.98
THR      Three Rivers Financial Corp.    08/24/95     AMSE         859,625        11.39
BDJI     First Federal Bancorporation    04/04/95    NASDAQ        778,406        10.17
FFHH     FSF Financial Corp.             10/07/94    NASDAQ      3,477,694        41.30
HMNF     HMN Financial, Inc.             06/30/94    NASDAQ      4,921,200        81.20
MIVI     Mississippi View Holding Co.    03/24/95    NASDAQ        909,714        10.58
QCFB     QCF Bancorp, Inc.               04/03/95    NASDAQ      1,782,750        25.63
TCB      TCF Financial Corp.             06/17/86     NYSE      34,960,450      1162.43
WEFC     Wells Financial Corp.           04/11/95    NASDAQ      2,078,125        23.90
CMRN     Cameron Financial Corp          04/03/95    NASDAQ      2,850,180        39.19
CAPS     Capital Savings Bancorp, Inc.   12/29/93    NASDAQ      1,039,079        18.44
CNSB     CNS Bancorp, Inc.               06/12/96    NASDAQ      1,653,125        19.42
FBSI     First Bancshares, Inc.          12/22/93    NASDAQ      1,268,686        19.35
GSBC     Great Southern Bancorp, Inc.    12/14/89    NASDAQ      4,406,048       121.17
HFSA     Hardin Bancorp, Inc.            09/29/95    NASDAQ      1,012,180        11.51
JSBA     Jefferson Savings Bancorp       04/08/93    NASDAQ      4,181,563       106.63
JOAC     Joachim Bancorp, Inc.           12/28/95    NASDAQ        760,437         9.51
LXMO     Lexington B&L Financial Corp.   06/06/96    NASDAQ      1,265,000        12.65
MBLF     MBLA Financial Corp.            06/24/93    NASDAQ      1,371,738        28.81
MFSB     Mutual Bancompany               02/02/95    NASDAQ        333,500         5.59
NASB     North American Savings Bank     09/27/85    NASDAQ      2,267,984        66.91
NSLB     NS&L Bancorp, Inc.              06/08/95    NASDAQ        799,034         9.99
PCBC     Perry County Financial Corp.    02/13/95    NASDAQ        856,452        14.99
RFED     Roosevelt Financial Group       01/23/87    NASDAQ     42,145,561       811.30
SMFC     Sho-Me Financial Corp.          07/01/94    NASDAQ      1,732,674        26.86
SMBC     Southern Missouri Bancorp, Inc. 04/13/94    NASDAQ      1,724,013        23.92
CFTP     Community Federal Bancorp       03/26/96    NASDAQ      4,628,750        62.49
FFBS     FFBS BanCorp, Inc.              07/01/93    NASDAQ      1,572,183        36.55
MGNL     Magna Bancorp, Inc.             03/13/91    NASDAQ     13,702,868       255.22
GBCI     Glacier Bancorp, Inc.           03/30/84    NASDAQ      3,361,133        71.42
SFBM     Security Bancorp                11/20/86    NASDAQ      1,462,182        30.89


KELLER & COMPANY                                                      Page 7
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

UBMT     United Financial Corp.              MT        104,195     24,507      24,507        1.52    1.44    6.66    6.30
WSTR     WesterFed Financial Corp.           MT        563,931     78,607      78,607        0.79    0.75    5.90    5.57
COOP     Cooperative Bankshares, Inc.        NC        316,654     29,494      26,038        0.29    0.28    3.14    3.06
SOPN     First Savings Bancorp, Inc.         NC        256,986     66,811      66,811        1.53    1.53    5.86    5.86
GSFC     Green Street Financial Corp.        NC        178,965     62,755      62,755         NA      NA      NA      NA
HFNC     HFNC Financial Corp.                NC        716,277    244,362     244,362         NA      NA      NA      NA
KSAV     KS Bancorp, Inc.                    NC         93,536     13,835      13,821        1.11    1.12    6.88    6.97
MBSP     Mitchell Bancorp, Inc.              NC         27,596      6,078       6,078        0.92    0.92    4.24    4.24
PDB      Piedmont Bancorp, Inc.              NC        128,711     37,050      37,050        1.46    1.48    6.69    6.79
SSB      Scotland Bancorp, Inc               NC         70,488     24,706      24,706         NA      NA      NA      NA
SSM      Stone Street Bancorp, Inc.          NC        107,991     38,328      38,328         NA      NA      NA      NA
UFRM     United Federal Savings Bank         NC        255,485     20,634      20,634        0.79    0.67   10.03    8.44
CFB      Commercial Federal Corporation      NE      6,607,670    413,277     372,543        0.84    0.83   14.74   14.59
EBCP     Eastern Bancorp                     NH        840,534     64,880      61,257        0.72    0.54    9.60    7.16
NHTB     New Hampshire Thrift Bncshrs        NH        258,526     19,475      19,475        0.65    0.61    8.48    7.98
FBER     1st Bergen Bancorp                  NJ        252,095     42,986      42,986         NA      NA      NA      NA
CJFC     Central Jersey Financial            NJ        469,289     55,989      52,288        1.11    1.09    9.69    9.45
COFD     Collective Bancorp, Inc.            NJ      5,145,471    364,304     339,997        1.07    1.06   15.71   15.51
FSPG     First Home Bancorp, Inc.            NJ        479,314     30,836      30,076        0.97    0.95   14.89   14.51
FSFI     First State Financial Services      NJ        665,937     39,955      37,756        0.02   -0.12    0.23   -1.74
FMCO     FMS Financial Corporation           NJ        517,943     34,327      33,491        0.83    0.83   12.68   12.66
IBSF     IBS Financial Corp.                 NJ        748,745    149,085     149,085        1.05    1.06    4.99    5.05
LVSB     Lakeview Financial                  NJ        455,155     45,287      34,781        1.15    0.70   10.25    6.23
LFBI     Little Falls Bancorp, Inc.          NJ        282,232     43,813      40,416         NA      NA      NA      NA
OCFC     Ocean Financial Corp.               NJ      1,191,812     92,088      92,088         NA      NA      NA      NA
PBCI     Pamrapo Bancorp, Inc.               NJ        365,553     56,543      56,058        1.34    1.34    8.52    8.52
PFSB     PennFed Financial Services,Inc.     NJ      1,086,524     90,564      72,134        0.82    0.81    8.36    8.29
PULS     Pulse Bancorp                       NJ        505,034     39,338      39,338        1.19    1.19   10.28   10.28
SFIN     Statewide Financial Corp.           NJ        678,406     67,168      66,979         NA      NA      NA      NA
WYNE     Wayne Bancorp, Inc.                 NJ        211,717     36,679      36,679         NA      NA      NA      NA
WWFC     Westwood Financial Corporation      NJ         84,779      5,978       4,717        0.67    0.67    9.40    9.40
                                                      CAPITAL ISSUES
                                         --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                         -----------------------------------------------
UBMT     United Financial Corp.          09/23/86    NASDAQ      1,223,312        22.33
WSTR     WesterFed Financial Corp.       01/10/94    NASDAQ      4,395,204        65.38
COOP     Cooperative Bankshares, Inc.    08/21/91    NASDAQ      1,491,698        25.36
SOPN     First Savings Bancorp, Inc.     01/06/94    NASDAQ      3,744,000        69.04
GSFC     Green Street Financial Corp.    04/04/96    NASDAQ      4,298,125        55.88
HFNC     HFNC Financial Corp.            12/29/95    NASDAQ     17,192,500       255.74
KSAV     KS Bancorp, Inc.                12/30/93    NASDAQ        663,263        11.94
MBSP     Mitchell Bancorp, Inc.          07/12/96    NASDAQ             NA        NA
PDB      Piedmont Bancorp, Inc.          12/08/95     AMSE       2,645,000        34.72
SSB      Scotland Bancorp, Inc           04/01/96     AMSE       1,840,000        22.54
SSM      Stone Street Bancorp, Inc.      04/01/96     AMSE       1,825,050        30.80
UFRM     United Federal Savings Bank     07/01/80    NASDAQ      3,065,064        24.52
CFB      Commercial Federal Corporation  12/31/84     NYSE      15,089,701       577.18
EBCP     Eastern Bancorp                 11/17/83    NASDAQ      3,651,534        59.34
NHTB     New Hampshire Thrift Bncshrs    05/22/86    NASDAQ      1,691,803        16.50
FBER     1st Bergen Bancorp              04/01/96    NASDAQ      3,174,000        28.96
CJFC     Central Jersey Financial        09/01/84    NASDAQ      2,668,269        80.72
COFD     Collective Bancorp, Inc.        02/07/84    NASDAQ     20,374,141       481.34
FSPG     First Home Bancorp, Inc.        04/20/87    NASDAQ      2,030,009        36.03
FSFI     First State Financial Services  12/18/87    NASDAQ      3,929,455        51.08
FMCO     FMS Financial Corporation       12/14/88    NASDAQ      2,467,593        39.79
IBSF     IBS Financial Corp.             10/13/94    NASDAQ     11,002,393       143.03
LVSB     Lakeview Financial              12/22/93    NASDAQ      2,265,704        44.46
LFBI     Little Falls Bancorp, Inc.      01/05/96    NASDAQ      3,041,750        31.56
OCFC     Ocean Financial Corp.           07/03/96    NASDAQ             NA        NA
PBCI     Pamrapo Bancorp, Inc.           11/14/89    NASDAQ      3,280,964        63.16
PFSB     PennFed Financial Services,Inc. 07/15/94    NASDAQ      4,823,665        74.77
PULS     Pulse Bancorp                   09/18/86    NASDAQ      3,049,378        53.36
SFIN     Statewide Financial Corp.       10/02/95    NASDAQ      5,058,152        62.59
WYNE     Wayne Bancorp, Inc.             06/27/96    NASDAQ      2,231,383        24.82
WWFC     Westwood Financial Corporatio   06/07/96    NASDAQ             NA        NA


KELLER & COMPANY                                                      Page 8
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996


                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

FSBC     First Savings Bank, FSB             NM        112,436      5,551       5,551        0.34    0.26    7.13    5.56
GUPB     GFSB Bancorp, Inc.                  NM         70,422     16,216      16,216        1.25    1.25    4.87    4.87
ALBK     ALBANK Financial Corporation        NY      3,325,592    316,703     279,777        0.97    0.97    9.50    9.49
ALBC     Albion Banc Corp.                   NY         57,784      5,973       5,973        0.24    0.24    2.33    2.28
ASFC     Astoria Financial Corporation       NY      7,078,383    561,667     456,987        0.74    0.67    8.56    7.82
BFSI     BFS Bankorp, Inc.                   NY        621,324     48,620      48,620        1.84    1.78   24.09   23.30
CARV     Carver Federal Savings Bank         NY        362,369     34,875      33,259        0.21    0.18    2.15    1.94
FIBC     Financial Bancorp, Inc.             NY        262,497     26,224      26,076        0.66    0.65    5.75    5.64
HAVN     Haven Bancorp, Inc.                 NY      1,550,275     94,068      93,515        0.74    0.71   11.42   11.05
LISB     Long Island Bancorp, Inc.           NY      5,221,019    521,711     521,711        0.93    0.85    8.78    7.99
NYB      New York Bancorp Inc.               NY      2,918,120    158,374     158,374        1.27    1.20   21.77   20.51
PEEK     Peekskill Financial Corp.           NY        191,323     59,774      59,774        1.23    1.27    4.96    5.09
PKPS     Poughkeepsie Savings Bank, FSB      NY        840,491     70,958      70,958        1.70    2.36   21.07   29.34
RELY     Reliance Bancorp, Inc.              NY      1,782,550    153,619     104,190        0.83    0.79    7.61    7.23
SFED     SFS Bancorp, Inc.                   NY        164,366     22,287      22,287        0.69    0.70    4.88    4.95
TPNZ     Tappan Zee Financial, Inc.          NY        119,167     21,499      21,499        0.80    0.74    5.22    4.85
YFCB     Yonkers Financial Corporation       NY        242,826     49,021      49,021         NA      NA      NA      NA
ASBP     ASB Financial Corp.                 OH        112,988     25,643      25,643        1.01    1.01    4.30    4.30
CAFI     Camco Financial Corporation         OH        352,576     29,337      29,337        1.22    0.95   15.13   11.81
COFI     Charter One Financial               OH     13,951,846    934,478     863,715        0.42    1.12    6.39   17.06
CRCL     Circle Financial Corp.              OH        241,758     24,742      21,590        0.51    0.51    4.66    4.67
CTZN     CitFed Bancorp, Inc.                OH      2,661,006    175,271     152,777        0.71    0.64   10.20    9.11
CIBI     Community Investors Bancorp         OH         85,785     11,869      11,869        1.01    0.96    6.98    6.63
EFBI     Enterprise Federal Bancorp          OH        213,876     31,594      31,536        0.92    0.64    5.39    3.74
FFDF     FFD Financial Corp.                 OH         76,159      8,302       8,302        0.87    0.82    6.92    6.51
FFYF     FFY Financial Corp.                 OH        575,602    101,921     101,921        1.20    1.24    6.58    6.79
FFOH     Fidelity Financial of Ohio          OH        251,188     51,087      51,087        0.87    0.87    5.60    5.59
FDEF     First Defiance Financial            OH        520,666    126,605     126,605        1.21    1.19    5.29    5.21
FFBZ     First Federal Bancorp, Inc.         OH        177,778     14,022      14,003        1.14    1.12   15.12   14.89
FFHS     First Franklin Corporation          OH        216,508     20,287      20,080        0.62    0.61    6.56    6.47
FFSW     FirstFederal Financial Svcs         OH      1,044,608     82,838      71,588        1.12    0.95   13.85   11.82

                                                               CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
FSBC     First Savings Bank, FSB        08/08/86    NASDAQ        695,698         3.83
GUPB     GFSB Bancorp, Inc.             06/30/95    NASDAQ        948,750        12.81
ALBK     ALBANK Financial Corporation   04/01/92    NASDAQ     13,287,933       350.47
ALBC     Albion Banc Corp.              07/26/93    NASDAQ        252,314         4.23
ASFC     Astoria Financial Corporation  11/18/93    NASDAQ     21,509,444       583.44
BFSI     BFS Bankorp, Inc.              05/12/88    NASDAQ      1,635,488        61.74
CARV     Carver Federal Savings Bank    10/25/94    NASDAQ      2,314,375        18.52
FIBC     Financial Bancorp, Inc.        08/17/94    NASDAQ      1,796,122        22.45
HAVN     Haven Bancorp, Inc.            09/23/93    NASDAQ      4,320,060       121.50
LISB     Long Island Bancorp, Inc.      04/18/94    NASDAQ     24,805,349       758.05
NYB      New York Bancorp Inc.          01/28/88     NYSE      11,491,858       293.04
PEEK     Peekskill Financial Corp.      12/29/95    NASDAQ      4,099,750        48.17
PKPS     Poughkeepsie Savings Bank, FSB 11/19/85    NASDAQ     12,549,325        62.75
RELY     Reliance Bancorp, Inc.         03/31/94    NASDAQ      9,128,739       142.64
SFED     SFS Bancorp, Inc.              06/30/95    NASDAQ      1,292,450        16.48
TPNZ     Tappan Zee Financial, Inc.     10/05/95    NASDAQ      1,553,062        18.64
YFCB     Yonkers Financial Corporation  04/18/96    NASDAQ      3,570,750        34.89
ASBP     ASB Financial Corp.            05/11/95    NASDAQ      1,713,960        25.71
CAFI     Camco Financial Corporation       NA       NASDAQ      2,075,641        40.03
COFI     Charter One Financial          01/22/88    NASDAQ     45,009,764      1569.72
CRCL     Circle Financial Corp.         08/06/91    NASDAQ        715,033        25.03
CTZN     CitFed Bancorp, Inc.           01/23/92    NASDAQ      5,691,322       222.67
CIBI     Community Investors Bancorp    02/07/95    NASDAQ        701,246        10.34
EFBI     Enterprise Federal Bancorp     10/17/94    NASDAQ      2,074,328        29.04
FFDF     FFD Financial Corp.            04/03/96    NASDAQ             NA        NA
FFYF     FFY Financial Corp.            06/28/93    NASDAQ      5,081,198       120.68
FFOH     Fidelity Financial of Ohio     03/04/96    NASDAQ      4,073,589        40.74
FDEF     First Defiance Financial       10/02/95    NASDAQ     10,432,476       108.24
FFBZ     First Federal Bancorp, Inc.    07/13/92    NASDAQ        784,658        18.44
FFHS     First Franklin Corporation     01/26/88    NASDAQ      1,165,318        17.48
FFSW     FirstFederal Financial Svcs    03/31/87    NASDAQ      3,583,829       104.83


KELLER & COMPANY                                                      Page 9
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

GFCO     Glenway Financial Corp.             OH        273,890     26,485      25,854        0.56    0.55    5.82    5.75
HHFC     Harvest Home Financial Corp.        OH         76,399     12,769      12,769        0.75    0.75    4.14    4.14
HVFD     Haverfield Corporation              OH        334,226     28,414      28,352        0.71    0.67    8.57    8.10
INBI     Industrial Bancorp                  OH        313,563     60,799      60,799        1.57    1.57    7.13    7.13
LONF     London Financial Corporation        OH         37,189      7,945       7,945         NA      NA      NA      NA
MFFC     Milton Federal Financial Corp.      OH        178,289     33,756      33,756        1.04    0.96    4.80    4.41
OHSL     OHSL Financial Corp.                OH        209,037     25,494      25,494        0.95    0.93    7.55    7.41
PTRS     Potters Financial Corp.             OH        114,714     10,594      10,594        0.51    0.50    5.27    5.21
PVFC     PVF Capital Corp.                   OH        318,100     21,325      21,325        1.13    1.00   17.86   15.90
SFSL     Security First Corp.                OH        588,592     55,732      54,624        1.21    1.27   13.36   13.98
SHFC     Seven Hills Financial Corp.         OH         45,511      9,651       9,651        0.36    0.34    1.69    1.61
SSBK     Strongsville Savings Bank           OH        529,187     42,554      41,701        0.99    0.88   11.83   10.53
SBCN     Suburban Bancorporation, Inc.       OH        197,137     25,639      25,639        0.39    0.57    2.95    4.30
THIR     Third Financial Corp.               OH        155,911     28,655      28,655        1.37    1.23    7.66    6.86
WOFC     Western Ohio Financial Corp.        OH        332,524     55,632      52,331        0.89    0.56    3.88    2.44
WFCO     Winton Financial Corp.              OH        282,833     21,083      20,544        0.94    0.80   12.39   10.50
FFWD     Wood Bancorp, Inc.                  OH        146,249     20,122      20,122        1.19    1.14    8.40    8.05
KFBI     Klamath First Bancorp               OR        629,943    161,804     161,804        1.43    1.43    6.06    6.06
BRFC     Bridgeville Savings Bank            PA         56,109     16,004      16,004        1.27    1.27    4.34    4.34
CVAL     Chester Valley Bancorp Inc.         PA        272,932     25,564      25,564        0.91    0.87    9.88    9.44
CMSB     Commonwealth Bancorp, Inc.          PA      2,049,062    227,521     173,218        0.74    0.65    8.08    7.04
FSBI     Fidelity Bancorp, Inc.              PA        317,315     21,544      21,434        0.65    0.65    8.66    8.53
FBBC     First Bell Bancorp, Inc.            PA        570,649    116,265     116,265        1.62    1.61    7.34    7.30
FKFS     First Keystone Financial            PA        290,549     22,920      22,920        0.56    0.60    6.48    6.99
SHEN     First Shenango Bancorp, Inc.        PA        369,279     46,836      46,836        1.03    0.98    7.45    7.10
GAF      GA Financial, Inc.                  PA        562,351    128,420     128,420        0.78    0.96    5.90    7.26
HARL     Harleysville Savings Bank           PA        298,172     19,826      19,826        0.81    0.85   11.83   12.43
LARL     Laurel Capital Group, Inc.          PA        196,947     21,086      21,086        1.39    1.35   13.29   12.99
MLBC     ML Bancorp, Inc.                    PA      1,876,018    141,239     135,607        0.72    0.56    8.30    6.45
PVSA     Parkvale Financial Corporation      PA        919,242     69,765      69,489        1.06    0.99   15.13   14.14
PBIX     Patriot Bank Corp.                  PA        417,746     54,003      54,003        0.63    0.65    4.91    5.08

                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
GFCO     Glenway Financial Corp.        11/30/90    NASDAQ      1,145,431        23.45
HHFC     Harvest Home Financial Corp.   10/10/94    NASDAQ        934,857        11.69
HVFD     Haverfield Corporation         03/19/85    NASDAQ      1,906,591        36.23
INBI     Industrial Bancorp             08/01/95    NASDAQ      5,554,500        62.49
LONF     London Financial Corporation   04/01/96    NASDAQ        529,000         5.55
MFFC     Milton Federal Financial Corp. 10/07/94    NASDAQ      2,263,797        27.73
OHSL     OHSL Financial Corp.           02/10/93    NASDAQ      1,217,386        24.35
PTRS     Potters Financial Corp.        12/31/93    NASDAQ        506,169         8.13
PVFC     PVF Capital Corp.              12/30/92    NASDAQ      2,323,436        30.20
SFSL     Security First Corp.           01/22/88    NASDAQ      4,929,612        70.25
SHFC     Seven Hills Financial Corp.    12/31/93    NASDAQ        536,472         7.78
SSBK     Strongsville Savings Bank         NA       NASDAQ      2,530,800        51.88
SBCN     Suburban Bancorporation, Inc.  09/30/93    NASDAQ      1,480,732        23.88
THIR     Third Financial Corp.          03/25/93    NASDAQ      1,135,954        36.35
WOFC     Western Ohio Financial Corp.   07/29/94    NASDAQ      2,309,342        51.96
WFCO     Winton Financial Corp.         08/04/88    NASDAQ      1,986,152        28.30
FFWD     Wood Bancorp, Inc.             08/31/93    NASDAQ      1,497,705        18.97
KFBI     Klamath First Bancorp          10/05/95    NASDAQ     12,233,125       178.91
BRFC     Bridgeville Savings Bank       10/07/94    NASDAQ      1,124,125        16.86
CVAL     Chester Valley Bancorp Inc.    03/27/87    NASDAQ      1,648,185        28.65
CMSB     Commonwealth Bancorp, Inc.     06/17/96    NASDAQ     17,952,693       190.75
FSBI     Fidelity Bancorp, Inc.         06/24/88    NASDAQ      1,369,511        22.60
FBBC     First Bell Bancorp, Inc.       06/29/95    NASDAQ      8,166,450       112.29
FKFS     First Keystone Financial       01/26/95    NASDAQ      1,292,500        22.30
SHEN     First Shenango Bancorp, Inc.   04/06/93    NASDAQ      2,281,250        46.20
GAF      GA Financial, Inc.             03/26/96     AMSE       8,900,000        97.90
HARL     Harleysville Savings Bank      08/04/87    NASDAQ      1,289,442        22.89
LARL     Laurel Capital Group, Inc.     02/20/87    NASDAQ      1,512,667        22.31
MLBC     ML Bancorp, Inc.               08/11/94    NASDAQ      6,246,900       151.49
PVSA     Parkvale Financial Corporation 07/16/87    NASDAQ      3,235,643        81.70
PBIX     Patriot Bank Corp.             12/04/95    NASDAQ      3,769,125        48.06


KELLER & COMPANY                                                      Page 10
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

PWBC     PennFirst Bancorp, Inc.             PA        696,467     48,456      43,798        0.62    0.59    7.68    7.36
PWBK     Pennwood Savings Bank               PA         42,366      4,081       4,081        NA      NA      NA      NA
PHFC     Pittsburgh Home Financial Corp      PA        184,002     30,406      30,406        0.51    0.51    6.53    6.53
PRBC     Prestige Bancorp, Inc.              PA        102,609     15,273      15,273        NA      NA      NA      NA
PSAB     Prime Bancorp, Inc.                 PA        644,560     58,048      54,425        1.02    0.95   10.90   10.19
PFNC     Progress Financial Corporation      PA        347,858     19,508      19,374        0.91    0.71   18.78   14.73
SVRN     Sovereign Bancorp, Inc.             PA      9,183,447    461,466     344,022        0.79    0.76   14.64   14.24
THRD     TF Financial Corporation            PA        528,910     75,122      75,122        0.91    0.88    5.94    5.72
THBC     Troy Hill Bancorp, Inc.             PA         80,484     17,865      17,865        1.38    1.26    6.09    5.57
WVFC     WVS Financial Corporation           PA        259,622     34,038      34,038        1.51    1.39   10.19    9.38
YFED     York Financial Corp.                PA      1,109,804     93,540      93,540        0.99    0.88   11.57   10.31
AMFB     American Federal Bank, FSB          SC      1,382,171    107,260      98,902        1.30    1.41   16.02   17.49
CFCP     Coastal Financial Corp.             SC        452,809     27,641      27,641        1.04    0.92   17.09   15.04
FFCH     First Financial Holdings Inc.       SC      1,523,224     97,330      97,330        0.78    0.79   11.81   11.97
FSFC     First Southeast Financial Corp      SC        326,573     33,669      33,669        0.31    0.82    1.61    4.26
PALM     Palfed, Inc.                        SC        638,002     53,666      51,136        0.69    0.58    8.53    7.16
SCCB     S. Carolina Community Bancshrs      SC         44,161     12,309      12,309        1.11    1.11    3.80    3.80
HFFC     HF Financial Corp.                  SD        555,189     51,793      51,641        0.85    0.69    9.35    7.63
LFCT     Leader Financial Corp.              TN      3,211,064    266,390     266,390        1.48    1.45   18.45   18.01
TWIN     Twin City Bancorp                   TN        103,300     14,113      14,113        1.09    0.96    7.94    7.02
BNKU     Bank United Corp.                   TX     11,002,448    804,627     788,566        1.31    1.07   18.87   15.41
CBSA     Coastal Bancorp, Inc.               TX      2,796,568     95,091      78,680        0.40    0.38   11.70   11.27
ETFS     East Texas Financial Services       TX        115,339     21,815      21,815        0.81    0.74    4.17    3.82
FBHC     Fort Bend Holding Corp.             TX        254,739     18,008      18,008        0.70    0.62    9.62    8.50
LOAN     Horizon Bancorp                     TX        130,930     11,195      10,830        1.47    1.18   16.04   12.84
JXVL     Jacksonville Bancorp, Inc.          TX        217,730     35,616      35,616        0.93    0.93    7.63    7.63
BFSB     Bedford Bancshares, Inc.            VA        121,783     18,530      18,530        1.29    1.28    7.96    7.94
CNIT     CENIT Bancorp, Inc.                 VA        655,771     47,716      46,010        0.48    0.54    6.76    7.51
CFFC     Community Financial Corp.           VA        158,835     22,297      22,297        1.31    1.31    9.68    9.67
ESX      Essex Bancorp, Inc.                 VA        305,223     15,573      13,395       -1.63   -1.52  -26.06  -24.35
FFFC     FFVA Financial Corp.                VA        522,811     81,442      79,774        1.24    1.22    7.51    7.37

                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
PWBC     PennFirst Bancorp, Inc.        06/13/90    NASDAQ      3,938,712        51.20
PWBK     Pennwood Savings Bank          07/15/96    NASDAQ             NA        NA
PHFC     Pittsburgh Home Financial Corp 04/01/96    NASDAQ      2,182,125        21.95
PRBC     Prestige Bancorp, Inc.         06/27/96    NASDAQ        963,023        10.11
PSAB     Prime Bancorp, Inc.            11/21/88    NASDAQ      3,725,056        69.14
PFNC     Progress Financial Corporation 07/18/83    NASDAQ      3,730,000        24.25
SVRN     Sovereign Bancorp, Inc.        08/12/86    NASDAQ     49,573,278       495.73
THRD     TF Financial Corporation       07/13/94    NASDAQ      4,514,057        68.12
THBC     Troy Hill Bancorp, Inc.        06/27/94    NASDAQ      1,067,917        14.42
WVFC     WVS Financial Corporation      11/29/93    NASDAQ      1,736,760        36.04
YFED     York Financial Corp.           02/01/84    NASDAQ      6,087,722       101.97
AMFB     American Federal Bank, FSB     01/19/89    NASDAQ     10,931,985       183.11
CFCP     Coastal Financial Corp.        09/26/90    NASDAQ      3,436,403        61.17
FFCH     First Financial Holdings Inc.  11/10/83    NASDAQ      6,377,369       114.79
FSFC     First Southeast Financial Corp 10/08/93    NASDAQ      4,388,231        43.88
PALM     Palfed, Inc.                   12/15/85    NASDAQ      5,225,571        65.32
SCCB     S. Carolina Community Bancshrs 07/07/94    NASDAQ        735,410        11.86
HFFC     HF Financial Corp.             04/08/92    NASDAQ      3,051,739        45.78
LFCT     Leader Financial Corp.         09/30/93    NASDAQ      9,947,794       445.16
TWIN     Twin City Bancorp              01/04/95    NASDAQ        896,564        14.79
BNKU     Bank United Corp.                 NA       NASDAQ             NA        NA
CBSA     Coastal Bancorp, Inc.             NA       NASDAQ      4,962,344        89.32
ETFS     East Texas Financial Services  01/10/95    NASDAQ      1,133,890        16.58
FBHC     Fort Bend Holding Corp.        06/30/93    NASDAQ        819,198        14.54
LOAN     Horizon Bancorp                   NA       NASDAQ      1,386,757        15.60
JXVL     Jacksonville Bancorp, Inc.     04/01/96    NASDAQ      2,664,405        27.98
BFSB     Bedford Bancshares, Inc.       08/22/94    NASDAQ      1,161,169        19.30
CNIT     CENIT Bancorp, Inc.            08/06/92    NASDAQ      1,612,952        54.84
CFFC     Community Financial Corp.      03/30/88    NASDAQ      1,272,048        26.39
ESX      Essex Bancorp, Inc.               NA        AMSE       1,051,790         2.30
FFFC     FFVA Financial Corp.           10/12/94    NASDAQ      5,180,952        94.55



KELLER & COMPANY                                                      Page 11
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

FFRV     Fidelity Financial Bankshares       VA        325,814     28,010      27,993         1.00    0.97   12.03   11.71
GSLC     Guaranty Financial Corp.            VA        102,967      6,373       6,373         0.68    0.42   10.91    6.77
LIFB     Life Bancorp, Inc.                  VA      1,240,520    148,718     143,199         0.87    0.91    6.25    6.56
VABF     Virginia Beach Fed. Financial       VA        608,832     41,206      41,206         0.29    0.10    4.81    1.56
VFFC     Virginia First Financial Corp.      VA        746,867     60,996      59,075         1.74    0.84   22.49   10.79
CASB     Cascade Financial Corp.             WA        334,431     20,815      20,815         0.71    0.40   11.28    6.39
FWWB     First SB of Washington Bancorp      WA        764,685    148,840     148,840         1.23    1.20    6.56    6.43
IWBK     InterWest Bancorp, Inc.             WA      1,413,926     96,338      93,662         1.11    1.05   15.69   14.79
MSEA     Metropolitan Bancorp                WA        761,014     51,166      46,402         0.78    0.83   11.41   12.23
STSA     Sterling Financial Corp.            WA      1,477,699     85,745      74,140         0.45    0.43    7.73    7.39
WFSL     Washington Federal, Inc.            WA      5,040,588    597,495     569,151         1.78    1.71   14.47   13.84
AADV     Advantage Bancorp, Inc.             WI        996,245     94,116      81,912         0.90    0.81    9.41    8.45
ABCW     Anchor BanCorp Wisconsin            WI      1,822,248    117,895     114,841         0.90    0.87   12.75   12.32
FCBF     FCB Financial Corp.                 WI        265,172     46,655      46,655         1.09    1.07    5.71    5.62
FFEC     First Fed Bncshrs Eau Claire        WI        706,672     97,457      93,632         0.87    0.91    5.70    5.91
FTFC     First Federal Capital Corp.         WI      1,389,163     95,278      89,847         0.97    0.72   13.98   10.44
FFHC     First Financial Corp.               WI      5,579,294    407,905     388,953         1.31    1.26   18.55   17.93
FNGB     First Northern Capital Corp.        WI        580,128     70,754      70,754         0.78    0.75    6.12    5.85
HALL     Hallmark Capital Corp.              WI        377,157     27,011      27,011         0.60    0.57    7.17    6.80
MWFD     Midwest Federal Financial           WI        187,601     16,901      16,160         1.28    1.04   13.41   10.85
NWEQ     Northwest Equity Corp.              WI         91,804     11,720      11,720         1.00    0.95    6.91    6.54
OSBF     OSB Financial Corp.                 WI        250,003     31,400      31,400         0.21    0.36    1.63    2.85
RELI     Reliance Bancshares, Inc.           WI         47,752     29,348          NA         1.28    1.29    2.64    2.65
SECP     Security Capital Corporation        WI      3,437,317    559,048     559,048         0.99    1.04    5.85    6.13
STFR     St. Francis Capital Corp.           WI      1,329,903    130,656     124,711         1.18    0.87   10.78    7.95
FOBC     Fed One Bancorp                     WV        343,028     41,188      39,077         1.00    1.00    7.93    7.92
CRZY     Crazy Woman Creek Bancorp           WY         50,324     15,453      15,453          NA      NA      NA      NA
TRIC     Tri-County Bancorp, Inc.            WY         76,718     12,408      12,408         0.95    0.92    5.13    4.99
                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
FFRV     Fidelity Financial Bankshares  05/01/86    NASDAQ      2,291,681        31.51
GSLC     Guaranty Financial Corp.          NA       NASDAQ        919,168         7.12
LIFB     Life Bancorp, Inc.             10/11/94    NASDAQ     10,097,094       142.62
VABF     Virginia Beach Fed. Financial  11/01/80    NASDAQ      4,965,094        34.14
VFFC     Virginia First Financial Corp. 01/01/78    NASDAQ      5,740,503        78.93
CASB     Cascade Financial Corp.        09/16/92    NASDAQ      2,045,894        32.22
FWWB     First SB of Washington Bancorp 11/01/95    NASDAQ     10,474,200       163.66
IWBK     InterWest Bancorp, Inc.           NA       NASDAQ      6,450,308       154.00
MSEA     Metropolitan Bancorp           01/09/90    NASDAQ      3,710,205        50.09
STSA     Sterling Financial Corp.          NA       NASDAQ      5,426,398        80.04
WFSL     Washington Federal, Inc.       11/17/82    NASDAQ     42,246,383       866.05
AADV     Advantage Bancorp, Inc.        03/23/92    NASDAQ      3,392,694       115.35
ABCW     Anchor BanCorp Wisconsin       07/16/92    NASDAQ      4,839,392       168.17
FCBF     FCB Financial Corp.            09/24/93    NASDAQ      2,459,614        43.04
FFEC     First Fed Bncshrs Eau Claire   10/12/94    NASDAQ      6,855,379       105.40
FTFC     First Federal Capital Corp.    11/02/89    NASDAQ      6,231,168       126.18
FFHC     First Financial Corp.          12/24/80    NASDAQ     29,905,406       672.87
FNGB     First Northern Capital Corp.   12/29/83    NASDAQ      4,394,725        67.02
HALL     Hallmark Capital Corp.         01/03/94    NASDAQ      1,413,280        21.20
MWFD     Midwest Federal Financial      07/08/92    NASDAQ      1,634,880        25.34
NWEQ     Northwest Equity Corp.         10/11/94    NASDAQ        945,392         9.81
OSBF     OSB Financial Corp.            07/01/92    NASDAQ      1,110,984        26.11
RELI     Reliance Bancshares, Inc.      04/19/96    NASDAQ      2,562,344        20.50
SECP     Security Capital Corporation   01/03/94    NASDAQ      9,314,365       554.20
STFR     St. Francis Capital Corp.      06/21/93    NASDAQ      5,586,837       139.67
FOBC     Fed One Bancorp                01/19/95    NASDAQ      2,558,191        38.37
CRZY     Crazy Woman Creek Bancorp      03/29/96    NASDAQ      1,058,000        10.71
TRIC     Tri-County Bancorp, Inc.       09/30/93    NASDAQ        608,749        10.96



KELLER & COMPANY                                                      Page 12
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
                   PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
                      (EXCLUDING MUTUAL HOLDING COMPANIES)
                             AS OF SEPTEMBER 6, 1996

                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                   -----------------------------------    -----------------------------
                                                      Total      Total       Total                 Core            Core
                                                      Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ----- -------------------------------------- ------------------------------------

ALL THRIFTS
         AVERAGE                                    1,327,408    104,568      99,048        0.88    0.81    8.08    7.26
         MEDIAN                                       313,759     37,050      36,668        0.89    0.83    7.37    6.80
         HIGH                                      49,506,630  2,834,725   2,637,334        2.25    2.36   29.45   29.34
         LOW                                           27,596      3,410       3,410       -1.74   -1.74  -31.62  -31.74

AVERAGE FOR STATE
         OH                                           794,055     68,537      64,845        0.91    0.88    7.88    7.70

AVERAGE BY REGION
         MIDWEST                                      902,529     78,650      73,760        0.90    0.84    7.85    7.14
         NEW ENGLAND                                  940,345     77,329      75,365        0.69    0.58    6.48    5.23
         MID ATLANTIC                                 587,865     61,477      59,018        0.97    0.92    8.49    8.05
         SOUTHEAST                                    885,540     77,712      72,670        0.95    0.87    9.56    8.39
         SOUTHWEST                                    890,833     90,274      88,070        0.57    0.51    5.36    4.69
         WEST                                       5,289,469    331,057     318,052        0.60    0.53    6.44    5.33

AVERAGE BY EXCHANGE
         NYSE                                      16,112,744    999,750     928,067        0.83    0.68   12.82   10.83
         AMEX                                         236,679     35,191      34,884        0.74    0.70    4.49    4.16
         OTC/NASDAQ                                   765,270     70,729      67,499        0.88    0.82    8.04    7.25
                                                      CAPITAL ISSUES
                                        --------------------------------------------
                                                                Number of   Mkt. Value
                                            IPO                    Shares    of Shares
                                            Date     Exchange      Outstg.      ($M)
                                        -----------------------------------------------
ALL THRIFTS
         AVERAGE                                               5,860,310       124.09
         MEDIAN                                                2,472,308        36.80
         HIGH                                                137,392,481     3,280.25
         LOW                                                     229,588         2.30

AVERAGE FOR STATE
         OH                                                    3,863,010        95.07

AVERAGE BY REGION
         MIDWEST                                               4,724,667       101.91
         NEW ENGLAND                                           5,630,561        88.54
         MID ATLANTIC                                          4,068,133        75.13
         SOUTHEAST                                             4,969,255        76.19
         SOUTHWEST                                             6,262,901       108.96
         WEST                                                 14,554,888       378.58

AVERAGE BY EXCHANGE
         NYSE                                                 43,349,126     1,232.98
         AMEX                                                  2,562,757        30.17
         OTC/NASDAQ                                            4,398,289        80.63


KELLER & COMPANY
Columbus, Ohio
614-766-1426

              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS



                                                               PRO FORMA RATIOS                    CURRENT RATIOS
                                                 ---------------------------------------  ---------------------------------
                                                                 Price/ Price/                    Price/   Price/
                                                         Price/   Book  Tang.Bk. Price/    Price/   Book   Tang.Bk. Price/
                                                 IPO    Earnings Value   Value   Assets    Earnings Value   Value   Assets
                                                 Date      (X)    (%)     (%)     (%)        (X)     (%)     (%)      (%)
                                                 --------------------------------------------------------------------------

   FFBA  First Colorado Bancorp, Inc.     CO     01/02/96  NA     NA       NA     NA         13.46  115.04   116.36   18.77
   LFBI  Little Falls Bancorp, Inc.       NJ     01/05/96  31.90  71.40    71.43  13.40      17.29   72.05    70.13   11.10
   BYFC  Broadway Financial Corp.         CA     01/09/96  13.30  68.50    68.48   8.00      NM      66.74    66.74    7.76
   FFOH  Fidelity Financial of Ohio       OH     03/04/96  NA     NA       NA     NA         15.23   77.75    77.75   15.81
   FFFD  North Central Bancshares, Inc.   IA     03/21/96  NA     NA       NA     NA         11.42   85.43    85.43   24.51
   GAF   GA Financial, Inc.               PA     03/26/96  13.80  70.50    70.52  15.70      11.90   65.76    85.76   19.58
   CFTP  Community Federal Bancorp        MS     03/26/96  14.00  71.40    71.35  22.20      16.72   93.06    93.08   30.70
   PFFB  PFF Bancorp, Inc.                CA     03/29/96  26.60  69.00    68.99   9.50      22.36   79.41    80.34   10.74
   CRZY  Crazy Woman Creek Bancorp        WY     03/29/96  16.40  69.70    69.72  22.00      19.42   74.44    74.44   22.86
   SSM   Stone Street Bancorp, Inc.       NC     04/01/96  19.70  74.90    74.92  24.40      NA      82.74    82.74   29.36
   JXVL  Jacksonville Bancorp, Inc.       TX     04/01/96  NA     NA       NA     NA         NA      86.01    86.01   14.07
   WHG   WHG Bancshares Corp.             MD     04/01/96  15.50  71.10    71.08  16.00      NA      NA       NA      NA
   PHFC  Pittsburgh Home Financial Corp   PA     04/01/96  17.50  72.80    72.83  12.20      NA      75.38    75.38   12.45
   LONF  London Financial Corporation     OH     04/01/96  22.40  68.50    68.46  13.40      NA      71.57    71.57   15.29
   SSB   Scotland Bancorp, Inc            NC     04/01/96  16.20  74.80    74.83  24.20      NA      92.14    92.14   32.30
   AMFC  AMB Financial Corp.              IN     04/01/96  18.20  70.80    70.83  14.00      NA      72.39    72.39   14.78
   FBER  1st Bergen Bancorp               NJ     04/01/96  21.70  74.80    74.81  12.50      NA      73.86    73.86   12.59
   FFDF  FFD Financial Corp.              OH     04/03/96  17.40  69.90    69.87  19.80      NA      NA       NA      NA
   GSFC  Green Street Financial Corp.     NC     04/04/96  14.80  71.00    71.03  22.20      NA      95.89    95.89   33.62
   YFCB  Yonkers Financial Corporation    NY     04/18/96  16.10  74.90    74.93  14.60      NA      84.67    84.67   17.10
   RELI  Reliance Bancshares, Inc.        WI     04/19/96  22.50  72.50    72.47  38.90      NA      73.14    NA      44.93
   CBK   Citizens First Financial Corp.   IL     05/01/96  15.30  73.10    73.10  11.00      NA      75.36    75.36   12.36
   FFBH  First Federal Bancshares of AR   AR     05/03/96   9.80  63.40    63.39  10.20      NM      92.65    92.65   15.31
   LXMO  Lexington B&L Financial Corp.    MO     06/06/96  14.40  69.10    69.10  20.20      NA      67.95    67.95   20.77
   WWF   Westwood Financial Corporation   NJ     06/07/96  NA     NA       NA     NA         NA      NA       NA      NA
   CNSB  CNS Bancorp, Inc.                MO     06/12/96  26.10  69.30    69.35  16.20      NA      87.09    87.09   21.44
   CMSB  Commonwealth Bancorp, Inc.       PA     06/17/96  NA     NA       NA     NA         NA      85.83   112.69    9.53
   PRBC  Prestige Bancorp, Inc.           PA     06/27/96  24.60  61.90    61.90   9.50      NA      67.78    67.78   10.09
   WYN   Wayne Bancorp, Inc.              NJ     06/27/96  16.70  60.90    60.94   9.70      NA      82.12    82.12   14.23
   PROV  Provident Financial Holdings     CA     06/28/96  18.20  60.90    60.87   8.20      NA      NA       NA      NA
   FLKY  First Lancaster Bancshares       KY     07/01/96  19.00  72.50    72.51  21.30      NA      NA       NA      NA
   EGLB  Eagle BancGroup, Inc.            IL     07/01/96  58.10  57.10    57.11   7.90      NA      NA       NA      NA
   HWE   Home Financial Bancorp           IN     07/02/96  12.40  66.20    66.23  13.10      NA      NA       NA      NA
   OCFC  Ocean Financial Corp.            NJ     07/03/96  13.80  69.20    69.21  13.90      NA      NA       NA      NA

                                                 PRICES AND TREND FROM IPO DATE
                                         ---------------------------------------------------
                                                 1 Day           1 Week         1 Mo.
                                            IPO    After           After          After
                                          Price    IPO      %      IPO     %      IPO     %
                                           ($)     ($)   Change    ($)   Change   ($)   Change
                                        ------------------------------------------------------
   FFBA  First Colorado Bancorp, Inc.     NA      11.44   NA      11.63  NA      12.00  NA
   LFBI  Little Falls Bancorp, Inc.       10.00   11.31   13.13   11.38  13.75   11.00  10.00
   BYFC  Broadway Financial Corp.         10.00   10.38    3.75   10.25   2.50   10.25   2.50
   FFOH  Fidelity Financial of Ohio       NA      10.50   NA      10.00  NA      10.13  NA
   FFFD  North Central Bancshares, Inc.   NA      10.88   NA      10.69  NA      10.44  NA
   GAF   GA Financial, Inc.               10.00   11.38   13.75   11.50  15.00   11.00  10.00
   CFTP  Community Federal Bancorp        10.00   12.63   26.25   12.88  28.75   12.63  26.25
   PFFB  PFF Bancorp, Inc.                10.00   11.38   13.75   11.63  16.25   11.63  16.25
   CRZY  Crazy Woman Creek Bancorp        10.00   NA      NA      10.75   7.50   10.50   5.00
   SSM   Stone Street Bancorp, Inc.       15.00   17.50   16.67   18.00  20.00   17.75  18.33
   JXVL  Jacksonville Bancorp, Inc.       NA      11.11   NA       9.63  NA       9.88  NA
   WHG   WHG Bancshares Corp.             10.00   11.13   11.25   11.06  10.60   11.25  12.50
   PHFC  Pittsburgh Home Financial Corp   10.00   11.00   10.00   11.00  10.00   10.63   6.25
   LONF  London Financial Corporation     10.00   10.81    8.12   10.63   6.25   10.13   1.25
   SSB   Scotland Bancorp, Inc            10.00   12.25   22.50   12.50  25.00   11.75  17.50
   AMFC  AMB Financial Corp.              10.00   10.50    5.00   10.50   5.00   10.50   5.00
   FBER  1st Bergen Bancorp               10.00   10.00    0.00    9.50  (5.00)   9.63  (3.75)
   FFDF  FFD Financial Corp.              10.00   10.50    5.00   10.50   5.00   10.31   3.10
   GSFC  Green Street Financial Corp.     10.00   12.88   28.75   12.25  22.50   12.31  23.10
   YFCB  Yonkers Financial Corporation    10.00    9.75   (2.50)  10.13   1.25    9.94  (0.60)
   RELI  Reliance Bancshares, Inc.         8.00    8.38    4.69    8.25   3.13    7.94  (0.75)
   CBK   Citizens First Financial Corp.   10.00   10.50    5.00   10.00   0.00   10.13   1.25
   FFBH  First Federal Bancshares of AR   10.00   13.00   30.00   13.25  32.50   13.69  36.90
   LXMO  Lexington B&L Financial Corp.    10.00    9.50   (5.00)   9.75  (2.50)  10.13   1.25
   WWF   Westwood Financial Corporation   NA      10.75   NA      10.38  NA      10.63  NA
   CNSB  CNS Bancorp, Inc.                10.00   11.00   10.00   11.63  16.25   11.50  15.00
   CMSB  Commonwealth Bancorp, Inc.       NA      10.50   NA      10.75  NA      10.00  NA
   PRBC  Prestige Bancorp, Inc.           10.00   10.38    3.75   10.25   2.50    9.75  (2.50)
   WYN   Wayne Bancorp, Inc.              10.00   11.13   11.25   11.38  13.75   11.25  12.50
   PROV  Provident Financial Holdings     10.00   10.97    9.70   10.81   8.10   10.13   1.25
   FLKY  First Lancaster Bancshares       10.00   13.50   35.00   13.38  33.75   13.75  37.50
   EGLB  Eagle BancGroup, Inc.            10.00   11.25   12.50   11.25  12.50   11.13  11.25
   HWE   Home Financial Bancorp           10.00   10.25    2.50    9.88  (1.25)  10.50   5.00
   OCFC  Ocean Financial Corp.            20.00   21.25    6.25   20.13   0.63   21.00   5.00


KELLER & COMPANY
Columbus, Ohio
614-766-1426

              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                            PRICES AND PRICING RATIOS



                                                         PRO FORMA RATIOS                         CURRENT RATIOS
                                                     -----------------------            --------------------------------
                                                               Price/ Price/                    Price/   Price/
                                                       Price/   Book Tang. Bk. Price/    Price/   Book  Tang. Bk. Price/
                                               IPO    Earnings Value   Value   Assets    Earnings Value   Value   Assets
                                               Date      (X)    (%)     (%)     (%)        (X)     (%)     (%)      (%)
                                               --------------------------------------------------------------------------

   MBSP  Mitchell Bancorp, Inc.          NC    07/12/96  94.50  68.10    68.13 25.80      NA      NA       NA      NA
   PWBK  Pennwood Savings Bank           PA    07/15/96  13.30  65.80    65.76 12.80      NA      NA       NA      NA
   ANA   Acadiana Bancshares, Inc.       LA    07/16/96  NA     69.90    69.92 12.70      NA      NA       NA      NA
   PFED  Park Bancorp, Inc.              IL    08/12/96  17.80  64.90    64.93 14.50      NA      NA       NA      NA

                                                           PRICES AND TREND FROM IPO DATE
                                                  ------------------------------------------------------
                                                           1 Day           1 Week         1 Mo.
                                                      IPO    After           After          After
                                                    Price    IPO      %      IPO     %      IPO     %
                                                     ($)     ($)   Change    ($)   Change   ($)   Change
                                                  ------------------------------------------------------
   MBSP  Mitchell Bancorp, Inc.                    10.00   NA      NA      10.63   6.25   11.00  10.00
   PWBK  Pennwood Savings Bank                     10.00    9.50   (5.00)   9.13  (8.75)   9.63  (3.75)
   ANA   Acadiana Bancshares, Inc.                 12.00   12.00    0.00   11.75  (2.08)  12.38   3.13
   PFED  Park Bancorp, Inc.                        10.00   10.25    2.50   10.44   4.38   10.50   5.00



                                   EXHIBIT 34



KELLER & COMPANY
Columbus, Ohio
614-766-1426



                      ACQUISITIONS AND PENDING ACQUISITIONS
          COUNTY, CITY OR MARKET AREA OF HOME CITY FEDERAL SAVINGS BANK




                                      NONE

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                     THRIFT STOCK PRICES AND PRICING RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF SEPTEMBER 4, 1996

                                                                                     PER SHARE
                                                       ------------------------------------------------------------------------
                                                         Latest  All Time All TimeMonthly  Quarterly Book           12 Month
                                                          Price    High     Low    Change   Change  Value   Assets   Div.
                                       State Exchange      ($)     ($)      ($)     (%)      (%)     ($)     ($)      ($)
                                       ----------------------------------------------------------------------------------------
PFSL     Pocahontas FS&LA, MHC         AR      NASDAQ    14.500   17.250   9.500    0.00    -7.94  13.78   232.28    0.72
CMSV     Community Savings, MHC        FL      NASDAQ    16.125   18.250  10.000    0.78     9.32  15.38   128.26    0.70
FFFL     Fidelity FSB of Florida, MHC  FL      NASDAQ    14.875   17.000   9.091   21.43    10.19  12.10   121.55    0.59
HARB     Harbor Federal Savings Bk, MH FL      NASDAQ    28.750   29.250  11.875   19.79     7.24  17.24   205.56    1.05
FFSX     First Fed SB of Siouxland, MH IA      NASDAQ    25.750   28.625   9.063    5.10     0.00  21.59   259.86    0.72
WCFB     Webster City Federal SB, MHC  IA      NASDAQ    13.250   13.500   8.813    0.00     2.91  10.38    46.38    0.65
JXSB     Jacksonville Savings Bank, MH IL      NASDAQ    12.250   14.250  10.000   -5.77   -12.50  13.31   112.43    0.40
LFED     Leeds Federal Savings Bk, MHC MD      NASDAQ    13.125   16.750   9.875    0.96    -4.55  12.65    77.34    0.63
GFED     Guaranty Federal SB, MHC      MO      NASDAQ     9.750   12.500   8.000   -7.14   -15.22   8.69    59.37   NA
PULB     Pulaski Bank, Savings Bk, MHC MO      NASDAQ    12.875   16.500  10.500    0.98    -8.04  10.93    85.70    0.80
FSLA     First Savings Bank, MHC       NJ      NASDAQ    16.125   17.500   5.579   -0.77     4.03  14.07   147.79    0.38
FSNJ     First Savings Bk of NJ, MHC   NJ      NASDAQ    15.000   19.500  10.750    6.66     3.45  16.01   212.47    0.50
SBFL     SB of the Finger Lakes, MHC   NY      NASDAQ    14.750   17.000   8.125   -9.23   -10.61  11.31   110.61   NA
WAYN     Wayne Savings & Loan Co. MHC  OH      NASDAQ    19.375   22.000  11.255   -1.90    -5.49  15.50   167.32    0.83
GDVS     Greater Delaware Valley SB,MH PA      NASDAQ    10.000   13.000   9.250    8.11     0.00   8.62    70.88    0.27
HARS     Harris Savings Bank, MHC      PA      NASDAQ    14.875   20.500  12.750   -4.03   -11.19  13.32   137.45    0.55
NWSB     Northwest Savings Bank, MHC   PA      NASDAQ    11.000   13.500   7.375   -1.68    -7.37   8.28    80.32    0.30
RVSB     Riverview Savings Bank, MHC   WA      NASDAQ    14.500   17.000   9.711    0.00    -4.92  10.73    97.40    0.20


                                                        PRICING RATIOS
                                             -------------------------------------
                                              Price/   Price/   Price/  Price/Core
                                              Earnings Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             -------------------------------------
PFSL     Pocahontas FS&LA, MHC                 11.98   105.22     6.24    11.69
CMSV     Community Savings, MHC                14.93   104.84    12.57    14.66
FFFL     Fidelity FSB of Florida, MHC          18.83   122.93    12.24    20.10
HARB     Harbor Federal Savings Bk, MH         13.07   166.76    13.99    13.07
FFSX     First Fed SB of Siouxland, MH         14.39   119.27     9.91    15.42
WCFB     Webster City Federal SB, MHC          24.54   127.65    28.57    25.48
JXSB     Jacksonville Savings Bank, MH         23.11    92.04    10.90    28.49
LFED     Leeds Federal Savings Bk, MHC         16.41   103.75    16.97    16.20
GFED     Guaranty Federal SB, MHC              NA      112.20    16.42    NA
PULB     Pulaski Bank, Savings Bk, MHC         16.94   117.80    15.02    20.44
FSLA     First Savings Bank, MHC               13.44   114.61    10.91    13.11
FSNJ     First Savings Bk of NJ, MHC           40.54    93.69     7.06    17.44
SBFL     SB of the Finger Lakes, MHC           NA      130.42    13.34    NA
WAYN     Wayne Savings & Loan Co. MHC          18.63   125.00    11.58    19.57
GDVS     Greater Delaware Valley SB,MH         47.62   116.01    14.11    40.00
HARS     Harris Savings Bank, MHC              28.07   111.67    10.82    19.57
NWSB     Northwest Savings Bank, MHC           14.29   132.85    13.70    13.75
RVSB     Riverview Savings Bank, MHC           11.60   135.14    14.89    12.61



                                                                                     PER SHARE
                                                       ----------------------------------------------------------------------
                                                        Latest  All Time All TimeMonthly  Quarterly Book           12 Month
                                                         Price    High     Low    Change   Change  Value   Assets   Div.
                                      State Exchange      ($)     ($)      ($)     (%)      (%)     ($)     ($)      ($)
                                      ---------------------------------------------------------------------------------------
ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                         15.382   17.993   9.528    1.85    -2.82  12.99   130.72    0.58
         MEDIAN                                          14.625   17.000   9.606    0.00    -4.74  12.98   116.99    0.61
         HIGH                                            28.750   29.250  12.750   21.43    10.19  21.59   259.86    1.05
         LOW                                              9.750   12.500   5.579   -9.23   -15.22   8.28    46.38    0.20

                                                 PRICING RATIOS
                                             -------------------------------------
                                              Price/   Price/   Price/  Price/Core
                                              Earnings Bk. Value Assets  Earnings
                                                (X)      (%)      (%)      (X)
                                             -------------------------------------
ALL MUTUAL HOLDING COMPANIES                 20.52   118.44    13.29    18.85
         AVERAGE                             16.68   116.91    12.96    16.82
         MEDIAN                              47.62   166.76    28.57    40.00
         HIGH                                11.60    92.04     6.24    11.69
         LOW

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                          KEY FINANCIAL DATA AND RATIOS
             PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
                             AS OF SEPTEMBER 6, 1996


                                                           ASSETS AND EQUITY                       PROFITABILITY
                                                     --------------------------------      --------------------------------
                                                     Total      Total       Total                 Core            Core
                                                     Assets      Equity   Tang. Equity     ROAA    ROAA    ROAE    ROAE
                                             State   ($000)      ($000)     ($000)          (%)     (%)     (%)     (%)
                                             ------------------------------------------------------------------------------
PFSL     Pocahontas FS&LA, MHC               AR        377,236     22,374  22,374           0.56    0.58    9.42    9.65
CMSV     Community Savings, MHC              FL        626,045     75,066  75,066           0.88    0.90    7.10    7.25
FFFL     Fidelity FSB of Florida, MHC        FL        816,869     80,577  79,672           0.67    0.63    6.57    6.19
HARB     Harbor Federal Savings Bk, MH       FL      1,014,013     85,062  81,880           1.18    1.18   13.57   13.56
FFSX     First Fed SB of Siouxland, MH       IA        443,632     36,857  36,502           0.70    0.65    8.44    7.86
WCFB     Webster City Federal SB, MHC        IA         97,391     21,805  21,805           1.16    1.12    5.24    5.05
JXSB     Jacksonville Savings Bank, MH       IL        143,044     16,931  16,930           0.48    0.39    4.16    3.41
LFED     Leeds Federal Savings Bk, MHC       MD        266,658     43,610  43,610           1.03    1.04    6.32    6.37
GFED     Guaranty Federal SB, MHC            MO        185,546     27,165  27,165           1.02    0.56    7.11    3.92
PULB     Pulaski Bank, Savings Bk, MHC       MO        179,457     22,881  22,881           0.88    0.74    7.15    5.95
FSLA     First Savings Bank, MHC             NJ        962,343     91,613  79,849           0.85    0.87    9.06    9.32
FSNJ     First Savings Bk of NJ, MHC         NJ        650,650     49,020  49,020           0.19    0.43    2.24    5.05
SBFL     SB of the Finger Lakes, MHC         NY        197,438     20,189  20,189          NA      NA      NA      NA
WAYN     Wayne Savings & Loan Co. MHC        OH        250,266     23,186  23,186           0.62    0.59    6.73    6.36
GDVS     Greater Delaware Valley SB,MH       PA        231,971     28,202  28,202           0.31    0.35    2.50    2.89
HARS     Harris Savings Bank, MHC            PA      1,541,717    149,403 125,498           0.46    0.63    3.94    5.35
NWSB     Northwest Savings Bank, MHC         PA      1,877,529    190,651 181,003           1.05    1.08    9.48    9.84
RVSB     Riverview Savings Bank, MHC         WA        213,868     23,567  20,993           1.32    1.21   12.07   11.05



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                       559,760     56,009  53,101           0.79    0.76    7.12    7.00
         MEDIAN                                        321,947     32,530  32,352           0.85    0.65    7.10    6.36
         HIGH                                        1,877,529    190,651 181,003           1.32    1.21   13.57   13.56
         LOW                                            97,391     16,931  16,930           0.19    0.35    2.24    2.89

                                                                   CAPITAL ISSUES
                                                  ----------------------------------------------
                                                                          Number of  Mkt. Value
                                                        IPO                 Shares    of Shares
                                                       Date     Exchange    Outstg.     ($M)
                                                  ----------------------------------------------
PFSL     Pocahontas FS&LA, MHC                    04/05/94    NASDAQ     1,624,088        23.96
CMSV     Community Savings, MHC                   10/24/94    NASDAQ     4,880,888        78.09
FFFL     Fidelity FSB of Florida, MHC             01/07/94    NASDAQ     6,720,252        89.04
HARB     Harbor Federal Savings Bk, MH            01/06/94    NASDAQ     4,932,854       124.55
FFSX     First Fed SB of Siouxland, MH            07/13/92    NASDAQ     1,707,209        42.25
WCFB     Webster City Federal SB, MHC             08/15/94    NASDAQ     2,100,000        27.30
JXSB     Jacksonville Savings Bank, MH            04/21/95    NASDAQ     1,272,300        16.54
LFED     Leeds Federal Savings Bk, MHC            05/02/94    NASDAQ     3,448,000        51.72
GFED     Guaranty Federal SB, MHC                 04/10/95    NASDAQ     3,125,000        36.72
PULB     Pulaski Bank, Savings Bk, MHC            05/11/94    NASDAQ     2,094,000        29.32
FSLA     First Savings Bank, MHC                  07/10/92    NASDAQ     6,511,756       102.56
FSNJ     First Savings Bk of NJ, MHC              01/09/95    NASDAQ     3,062,321        43.64
SBFL     SB of the Finger Lakes, MHC              11/11/94    NASDAQ     1,785,000        28.56
WAYN     Wayne Savings & Loan Co. MHC             06/25/93    NASDAQ     1,495,707        31.04
GDVS     Greater Delaware Valley SB,MH            03/03/95    NASDAQ     3,272,500        32.73
HARS     Harris Savings Bank, MHC                 01/25/94    NASDAQ    11,216,400       182.27
NWSB     Northwest Savings Bank, MHC              11/07/94    NASDAQ    23,376,000       262.98
RVSB     Riverview Savings Bank, MHC              10/26/93    NASDAQ     2,195,781        31.56



ALL MUTUAL HOLDING COMPANIES
         AVERAGE                                                         4,712,225        68.60
         MEDIAN                                                          3,093,661        39.49
         HIGH                                                           23,376,000       262.98
         LOW                                                             1,272,300        16.54


                                                                          Page 1
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                                                            Total
                                                                 Cash &              1-4 Fam.  Total Net  Net Loans Borrowed
                                                       Total    Invest./     MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                       Assets    Assets     Assets    Assets     Assets    Assets    Assets   Assets
                                           IPO Date    ($000)      (%)       (%)        (%)       (%)        (%)       (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --         55,728    9.14       5.34     57.45      81.15     86.49      5.21   9.69

     DEFINED PARAMETERS FOR                Prior to                5.00 -              40.00 -    50.00 -   60.00 -           6.00 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    $300,000    40.00     20.00     70.00      95.00     97.00     30.00  20.00

HBBI Home Building Bancorp            IN   02/08/95      43,135   20.88      10.94     50.17      65.42     76.35      9.95  13.94
CKFB CKF Bancorp, Inc.                KY   01/04/95      58,734    6.86       0.01     68.62      91.50     91.51      0.46  26.62
MSBF MSB Financial, Inc.              MI   02/06/95      60,130    5.90       3.47     59.96      88.62     92.08      9.98  20.94
GWBC Gateway Bancorp, Inc.            KY   01/18/95      71,260   33.13      41.47     22.74      24.17     65.64      0.00  24.86
ATSB AmTrust Capital Corp.            IN   03/28/95      73,072   19.57       6.38     40.49      68.35     74.73     19.16  10.34
HZFS Horizon Financial Svcs Corp.     IA   06/30/94      73,464   30.05       0.00     43.29      66.84     66.84     13.15  11.42
SOBI Sobieski Bancorp, Inc.           IN   03/31/95      76,362   11.72      20.72     56.33      64.03     84.75      0.00  18.49
HHFC Harvest Home Financial Corp.     OH   10/10/94      76,399   38.18       7.36     46.00      54.89     62.25      6.54  16.71
SFFC StateFed Financial Corporation   IA   01/05/94      76,705   13.17       0.00     52.67      81.75     81.75     19.56  19.46
THBC Troy Hill Bancorp, Inc.          PA   06/27/94      80,484   10.63       7.49     58.01      79.92     87.41     10.66  22.20
GFSB GFS Bancorp, Inc.                IA   01/06/94      83,305    8.02       4.12     55.32      86.16     90.28     23.19  11.94
CIBI Community Investors Bancorp      OH   02/07/95      85,785   21.76       2.74     59.73      74.02     76.76      2.28  13.84
NWEQ Northwest Equity Corp.           WI   10/11/94      91,804    7.52       8.66     53.69      80.09     88.75     21.52  12.77
INCB Indiana Community Bank, SB       IN   12/15/94      94,476   15.10       3.49     41.74      78.20     81.68      0.00  14.98
FFBI First Financial Bancorp, Inc.    IL   10/04/93      94,486   15.16       7.76     55.47      74.68     82.43     18.94   8.33
PTRS Potters Financial Corp.          OH   12/31/93     114,714   28.45      23.74     32.54      44.72     68.46      2.08   9.24
MIFC Mid-Iowa Financial Corp.         IA   10/14/92     115,260   19.74      25.74     39.47      52.80     78.54     20.82   9.38
NBSI North Bancshares, Inc.           IL   12/21/93     119,436   34.86       6.94     45.48      55.50     62.43     18.21  15.50

                                                                          Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                                                            Total
                                                                 Cash &              1-4 Fam.  Total Net  Net Loans Borrowed
                                                       Total    Invest./     MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                       Assets    Assets     Assets    Assets     Assets    Assets    Assets   Assets
                                           IPO Date    ($000)      (%)       (%)        (%)       (%)        (%)       (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --         55,728    9.14       5.34     57.45      81.15     86.49      5.21   9.69

     DEFINED PARAMETERS FOR                Prior to                5.00 -              40.00 -    50.00 -   60.00 -           6.00 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    $300,000    40.00     20.00     70.00      95.00     97.00     30.00  20.00

MWBI  Midwest Bancshares, Inc.         IA   11/12/92     138,628  16.11      23.61     44.47      57.32     80.93     20.20   6.67
BWFC  Bank West Financial Corp.        MI   03/30/95     139,217  21.53       1.84     68.63      73.74     75.58     15.64  19.78
FFWD  Wood Bancorp, Inc.               OH   08/31/93     146,249  18.47       3.45     59.82      76.21     79.66      6.37  13.76
FFWC  FFW Corp.                        IN   04/05/93     150,467  18.33      12.32     44.09      67.09     79.41     27.78  10.27
SJSB  SJS Bancorp                      MI   02/16/95     150,752  26.46       9.72     42.45      61.74     71.46     14.63  11.67
MARN  Marion Capital Holdings          IN   03/18/93     177,767  12.67       0.02     47.76      80.54     80.56      3.51  23.35
FFBZ  First Federal Bancorp, Inc.      OH   07/13/92     177,778   7.30       0.96     55.98      87.69     88.65     17.74   7.89
MFFC  Milton Federal Financial Corp.   OH   10/07/94     178,289  23.80      10.57     53.84      63.08     73.65      9.00  18.93
MWFD  Midwest Federal Financial        WI   07/08/92     187,601  15.70       8.14     31.70      72.07     80.22      9.20   9.01
CBCO  CB Bancorp, Inc.                 IN   12/28/92     195,658  44.87       4.64     38.49      46.18     50.82     22.53   9.87
LARL  Laurel Capital Group, Inc.       PA   02/20/87     196,947  16.49       7.90     56.05      73.70     81.61      3.21  10.71
SBCN  Suburban Bancorporation, Inc.    OH   09/30/93     197,137   6.99      15.29     55.19      75.47     90.76     21.65  13.01
OHSL  OHSL Financial Corp.             OH   02/10/93     209,037  20.05       6.91     48.56      71.45     78.36      8.12  12.20
MFBC  MFB Corp.                        IN   03/25/94     210,559  30.47       2.70     60.71      65.90     68.60      8.31  17.90
EFBI  Enterprise Federal Bancorp       OH   10/17/94     213,876  18.97      13.55     44.77      65.28     78.83     18.70  14.77
FFHS  First Franklin Corporation       OH   01/26/88     216,508  11.23      19.40     53.54      67.30     86.69      3.34   9.37
OSBF  OSB Financial Corp.              WI   07/01/92     250,003  30.09       0.06     49.66      67.63     67.69     20.89  12.56
WVFC  WVS Financial Corporation        PA   11/29/93     259,622  34.10       6.71     43.63      57.40     64.11     18.74  13.11


                                                                          Page 3
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

                            BALANCE SHEET PARAMETERS

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                                                            Total
                                                                 Cash &              1-4 Fam.  Total Net  Net Loans Borrowed
                                                       Total    Invest./     MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                       Assets    Assets     Assets    Assets     Assets    Assets    Assets   Assets
                                           IPO Date    ($000)      (%)       (%)        (%)       (%)        (%)       (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --         55,728    9.14       5.34     57.45      81.15     86.49      5.21   9.69

     DEFINED PARAMETERS FOR                Prior to                5.00 -              40.00 -    50.00 -   60.00 -           6.00 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    $300,000    40.00     20.00     70.00      95.00     97.00     30.00  20.00

FFED  Fidelity Federal Bancorp         IN   08/31/87     262,216   7.25       4.80     50.14      82.44     87.24     24.02   5.45
FBCV  1ST Bancorp                      IN   04/07/87     263,483  30.87       1.04     66.22      64.27     65.31     38.29   8.25
FCBF  FCB Financial Corp.              WI   09/24/93     265,172  NA         NA        50.04      83.00     NA        21.59  17.59
CVAL  Chester Valley Bancorp Inc.      PA   03/27/87     272,932  14.41       0.63     52.83      82.06     82.69      5.31   9.37
GFCO  Glenway Financial Corp.          OH   11/30/90     273,890   7.66      10.31     64.98      78.39     88.70      7.14   9.67
PFDC  Peoples Bancorp                  IN   07/07/87     277,958  18.83       0.24     71.47      79.56     79.80      0.00  15.58
WFCO  Winton Financial Corp.           OH   08/04/88     282,833   8.68       4.40     43.03      84.63     89.03     15.69   7.45
FKFS  First Keystone Financial         PA   01/26/95     290,549  22.71      16.52     43.19      57.51     74.03     13.64   7.89
HARL  Harleysville Savings Bank        PA   08/04/87     298,172  18.62       4.66     69.48      74.58     79.24     11.53   6.65

                                                                          Page 1
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        HOME CITY FEDERAL SAVINGS BANK
                          COMPARABLE GROUP SELECTION

              OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                           Most Recent Four Quarters

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                              OPERATING PERFORMANCE               ASSET QUALITY *
                                                                 --------------------------------------------- ---------------------
                                                                                  Net   Operating  Noninterest
                                                       Total                   Interest  Expenses/   Income/   NPA/   REO/ Reserves/
                                                      Assets     ROAA   ROAE   Margin**    Assets    Assets   Assets Assets   Assets
                                           IPO Date   ($000)      (%)   (%)       (%)       (%)        (%)     (%)    (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --        55,728   0.98  10.23     3.86    2.31      0.11      0.44    0.00     0.65

     DEFINED PARAMETERS FOR                Prior to              0.60 - 3.00 -   2.65 -  1.50 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    300,000   1.30  15.00     4.50    3.00      0.45      0.80    0.20     0.15

HBBI Home Building Bancorp           IN    02/08/95     43,135   0.41   2.86     3.74    2.53      0.32      0.27    0.00     0.12
CKFB CKF Bancorp, Inc.               KY    01/04/95     58,734   1.19   4.26     3.86    2.01      0.08      1.50    0.00     0.19
MSBF MSB Financial, Inc.             MI    02/06/95     60,130   1.83   7.66     5.67    3.31      0.50      0.86    0.00     0.58
GWBC Gateway Bancorp, Inc.           KY    01/18/95     71,260   1.05   4.05     2.83    1.23      0.04      0.31    0.00     0.11
ATSB AmTrust Capital Corp.           IN    03/28/95     73,072   0.31   2.75     2.81    2.95      0.44      1.31    0.00     0.50
HZFS Horizon Financial Svcs Corp.    IA    06/30/94     73,464   0.53   4.38     3.50    2.64      0.50       NA      NA       NA
SOBI Sobieski Bancorp, Inc.          IN    03/31/95     76,362   0.42   2.24     3.28    2.69      0.21      0.08    0.02     0.26
HHFC Harvest Home Financial Corp.    OH    10/10/94     76,399   0.75   4.14     3.12    1.98      0.06      0.19    0.00     0.15
SFFC StateFed Financial Corporation  IA    01/05/94     76,705   1.19   5.99     3.69    1.71      0.07      0.53    0.00     0.31
THBC Troy Hill Bancorp, Inc.         PA    06/27/94     80,484   1.38   6.09     4.24    2.06      0.10      2.95    0.03     0.88
GFSB GFS Bancorp, Inc.               IA    01/06/94     83,305   1.16   9.19     3.46    1.73      0.12      1.15    0.27     0.77
CIBI Community Investors Bancorp     OH    02/07/95     85,785   1.01   6.98     3.60    2.06      0.17      0.73    0.11     0.50
NWEQ Northwest Equity Corp.          WI    10/11/94     91,804   1.00   6.91     4.11    2.68      0.42      0.76    0.16     0.47
INCB Indiana Community Bank, SB      IN    12/15/94     94,476   0.67   4.39     4.35    3.72      0.84       NA     0.00     0.48
FFBI First Financial Bancorp, Inc.   IL    10/04/93     94,486   0.68   6.79     3.15    2.95      0.45      0.27    0.00     0.40
PTRS Potters Financial Corp.         OH    12/31/93    114,714   0.51   5.27     3.37    2.64      0.23      2.33    0.01     1.83

                                                                          Page 2
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

              OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                           MOST RECENT FOUR QUARTERS

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                            OPERATING PERFORMANCE                  ASSET QUALITY *
                                                               ----------------------------------------------  ---------------------
                                                                                  Net   Operating  Noninterest
                                                       Total                   Interest  Expenses/   Income/  NPA/   REO/ Reserves/
                                                      Assets     ROAA   ROAE   Margin**    Assets    Assets  Assets Assets   Assets
                                           IPO Date   ($000)      (%)   (%)       (%)       (%)        (%)    (%)    (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --        55,728   0.98  10.23     3.86    2.31      0.11      0.44    0.00     0.65

     DEFINED PARAMETERS FOR                Prior to              0.60 - 3.00 -   2.65 -  1.50 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    300,000   1.30  15.00     4.50    3.00      0.45      0.80    0.20     0.15

MIFC Mid-Iowa Financial Corp.        IA    10/14/92    115,260   0.93  10.00     2.83    2.18      0.80      0.05    0.00     0.24
NBSI North Bancshares, Inc.          IL    12/21/93    119,436   0.59   3.19     3.27    2.50      0.14      0.00    0.00     0.17
MWBI Midwest Bancshares, Inc.        IA    11/12/92    138,628   1.01  14.64     2.95    1.91      0.16      0.28    0.14     0.48
BWFC Bank West Financial Corp.       MI    03/30/95    139,217   0.69   3.41     3.06    2.44      0.12      0.08    0.03     0.10
FFWD Wood Bancorp, Inc.              OH    08/31/93    146,249   1.19   8.40     4.27    2.47      0.24      0.17    0.02     0.35
FFWC FFW Corp.                       IN    04/05/93    150,467   1.09   9.89     3.09    1.74      0.32      0.06    0.02     0.37
SJSB SJS Bancorp                     MI    02/16/95    150,752   0.63   5.00     2.89    2.32      0.34      0.29    0.06     0.42
MARN Marion Capital Holdings        IN     03/18/93    177,767   1.41   5.86     4.18    2.14      0.18      1.07    0.10     1.13
FFBZ First Federal Bancorp, Inc.     OH    07/13/92    177,778   1.14  15.12     3.91    2.43      0.47      0.56    0.01     0.87
MFFC Milton Federal Financial Corp.  OH    10/07/94    178,289   1.04   4.80     3.61    2.16      0.13      0.40    0.02     0.23
MWFD Midwest Federal Financial       WI    07/08/92    187,601   1.28  13.41     4.15    3.01      0.86      0.19    0.00     0.75
CBCO CB Bancorp, Inc.                IN    12/28/92    195,658   1.38  14.66     4.30    2.02      0.66      1.51    1.10     0.80
LARL Laurel Capital Group, Inc.      PA    02/20/87    196,947   1.39  13.29     3.94    1.96      0.27      0.62    0.11     0.96
SBCN Suburban Bancorporation, Inc.   OH    09/30/93    197,137   0.39   2.95     3.01    2.29      0.24      0.20    0.16     1.59
OHSL OHSL Financial Corp.            OH    02/10/93    209,037   0.95   7.55     3.39    2.06      0.15      0.12    0.00     0.25
MFBC MFB Corp.                       IN    03/25/94    210,559   0.73   3.69     3.06    1.95      0.15      0.05    0.00     0.16

                                                                        Page 3
KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                           COMPARABLE GROUP SELECTION

              OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
                           MOST RECENT FOUR QUARTERS

General Parameters:
           States: IA IL IN KY MI OH PA WI WV
           IPO Date: greater than 03/31/95
           Asset size: greater than  $300,000

                                                                           OPERATING PERFORMANCE                   ASSET QUALITY *
                                                              -----------------------------------------------  ---------------------
                                                                                  Net    Operating  Noninterest
                                                       Total                   Interest  Expenses/   Income/  NPA/   REO/ Reserves/
                                                      Assets     ROAA   ROAE   Margin**    Assets    Assets  Assets Assets   Assets
                                           IPO Date   ($000)      (%)   (%)       (%)       (%)        (%)    (%)    (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --        55,728   0.98  10.23     3.86    2.31      0.11      0.44    0.00     0.65

     DEFINED PARAMETERS FOR                Prior to              0.60 - 3.00 -   2.65 -  1.50 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    300,000   1.30  15.00     4.50    3.00      0.45      0.80    0.20     0.15

EFBI Enterprise Federal Bancorp      OH    10/17/94    213,876   0.92   5.39     2.99    1.98      0.05      0.03    0.00     0.18
FFHS First Franklin Corporation      OH    01/26/88    216,508   0.62   6.56     2.74    1.91      0.18      0.50    0.09     0.43
OSBF OSB Financial Corp.             WI    07/01/92    250,003   0.21   1.63     2.85    2.15      0.26      0.22    0.00     0.40
WVFC WVS Financial Corporation       PA    11/29/93    259,622   1.51  10.19     4.05    1.88      0.13      0.38    0.00     0.76
FFED Fidelity Federal Bancorp        IN    08/31/87    262,216   1.18  23.76     2.29    2.87      2.56      0.17    0.02     0.40
FBCV 1ST Bancorp                     IN    04/07/87    263,483   2.05  29.45     2.39    2.66      0.35      0.35    0.07     0.34
FCBF FCB Financial Corp.             WI    09/24/93    265,172   1.09   5.71     3.48    1.82      0.26      0.12    0.00     0.42
CVAL Chester Valley Bancorp Inc.     PA    03/27/87    272,932   0.91   9.88     3.73    2.64      0.37      0.86    0.04     0.98
GFCO Glenway Financial Corp.         OH    11/30/90    273,890   0.56   5.82     3.02    2.23      0.22      0.66    0.12     0.23
PFDC Peoples Bancorp                 IN    07/07/87    277,958   1.45   9.51     3.78    1.50      0.22      0.34    0.03     0.32
WFCO Winton Financial Corp.          OH    08/04/88    282,833   0.94  12.39     3.35    2.21      0.13      0.44    0.18     0.31
FKFS First Keystone Financial        PA    01/26/95    290,549   0.56   6.48     3.29    2.59      0.39      2.53    0.55     0.52
HARL Harleysville Savings Bank       PA    08/04/87    298,172   0.81  11.83     2.87    1.50      0.12      0.06    0.00     0.58

* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
**   Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                            FINAL COMPARABLE GROUP

                             BALANCE SHEET RATIOS

                                                                                                            Total
                                                                 Cash &              1-4 Fam.  Total Net  Net Loans Borrowed
                                                       Total    Invest./     MBS/     Loans/     Loans/    & MBS/    Funds/  Equity/
                                                       Assets    Assets     Assets    Assets     Assets    Assets    Assets   Assets
                                           IPO Date    ($000)      (%)       (%)        (%)       (%)        (%)       (%)      (%)
                                           ----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --         55,728    9.14       5.34     57.45      81.15     86.49      5.21   9.69

     DEFINED PARAMETERS FOR                Prior to                5.00 -              40.00 -    50.00 -   60.00 -           6.00 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    $300,000    40.00     20.00     70.00      95.00     97.00     30.00  20.00

HHFC Harvest Home Financial Corp.     OH   10/10/94      76,399    38.18      7.36     46.00      54.89     62.25      6.54  16.71
SFFC StateFed Financial Corporation   IA   01/05/94      76,705    13.17      0.00     52.67      81.75     81.75     19.56  19.46
CIBI Community Investors Bancorp      OH   02/07/95      85,785    21.76      2.74     59.73      74.02     76.76      2.28  13.84
NWEQ Northwest Equity Corp.           WI   10/11/94      91,804     7.52      8.66     53.69      80.09     88.75     21.52  12.77
FFBI First Financial Bancorp, Inc.    IL   10/04/93      94,486    15.16      7.76     55.47      74.68     82.43     18.94   8.33
FFWC FFW Corp.                        IN   04/05/93     150,467    18.33     12.32     44.09      67.09     79.41     27.78  10.27
MFFC Milton Federal Financial Corp.   OH   10/07/94     178,289    23.80     10.57     53.84      63.08     73.65      9.00  18.93
MFBC MFB Corp.                        IN   03/25/94     210,559    30.47      2.70     60.71      65.90     68.60      8.31  17.90
EFBI Enterprise Federal Bancorp       OH   10/17/94     213,876    18.97     13.55     44.77      65.28     78.83     18.70  14.77
FFHS First Franklin Corporation       OH   01/26/88     216,508    11.23     19.40     53.54      67.30     86.69      3.34   9.37


                                   AVERAGE              139,488    19.86      8.51     52.45      69.41     77.91     13.60  14.24
                                    MEDIAN              122,477    18.65      8.21     53.61      67.19     79.12     13.85  14.30
                                      HIGH              216,508    38.18     19.40     60.71      81.75     88.75     27.78  19.46
                                       LOW               76,399     7.52      0.00     44.09      54.89     62.25      2.28   8.33

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         HOME CITY FEDERAL SAVINGS BANK
                            FINAL COMPARABLE GROUP

                OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
                          MOST RECENT FOUR QUARTERS

                                                                               OPERATING PERFORMANCE               ASSET QUALITY *
                                                                 -------------------------------------------- ----------------------
                                                                                  Net   Operating Noninterest
                                                       Total                   Interest  Expenses/   Income/  NPA/   REO/ Reserves/
                                                      Assets     ROAA   ROAE   Margin**    Assets    Assets  Assets Assets   Assets
                                           IPO Date   ($000)      (%)   (%)       (%)       (%)        (%)    (%)    (%)      (%)
                                           -----------------------------------------------------------------------------------------
     HOME CITY
        FEDERAL SAVINGS BANK                  --        55,728   0.98  10.23     3.86    2.31      0.11      0.44    0.00     0.65

     DEFINED PARAMETERS FOR                Prior to              0.60 - 3.00 -   2.65 -  1.50 -
     INCLUSION IN COMPARABLE GROUP         03/31/95    300,000   1.30  15.00     4.50    3.00      0.45      0.80    0.20     0.15

HHFC Harvest Home Financial Corp.    OH    10/10/94     76,399   0.75   4.14     3.12    1.98      0.06      0.19    0.00     0.15
SFFC StateFed Financial Corporation  IA    01/05/94     76,705   1.19   5.99     3.69    1.71      0.07      0.53    0.00     0.31
CIBI Community Investors Bancorp     OH    02/07/95     85,785   1.01   6.98     3.60    2.06      0.17      0.73    0.11     0.50
NWEQ Northwest Equity Corp.          WI    10/11/94     91,804   1.00   6.91     4.11    2.68      0.42      0.76    0.16     0.47
FFBI First Financial Bancorp, Inc.   IL    10/04/93     94,486   0.68   6.79     3.15    2.95      0.45      0.27    0.00     0.40
FFWC FFW Corp.                       IN    04/05/93    150,467   1.09   9.89     3.09    1.74      0.32      0.06    0.02     0.37
MFFC Milton Federal Financial Corp.  OH    10/07/94    178,289   1.04   4.80     3.61    2.16      0.13      0.40    0.02     0.23
MFBC MFB Corp.                       IN    03/25/94    210,559   0.73   3.69     3.06    1.95      0.15      0.05    0.00     0.16
EFBI Enterprise Federal Bancorp      OH    10/17/94    213,876   0.92   5.39     2.99    1.98      0.05      0.03    0.00     0.18
FFHS First Franklin Corporation      OH    01/26/88    216,508   0.62   6.56     2.74    1.91      0.18      0.50    0.09     0.43


                                        AVERAGE        139,488   0.90   6.11     3.32    2.11      0.20      0.35    0.04     0.32
                                         MEDIAN        122,477   0.96   6.28     3.14    1.98      0.16      0.34    0.01     0.34
                                           HIGH        216,508   1.19   9.89     4.11    2.95      0.45      0.76    0.16     0.50
                                            LOW         76,399   0.62   3.69     2.74    1.71      0.05      0.03    0.00     0.15


* Asset quality ratios reflect balance sheet totals at the end of the most recent quarter.
**   Based on average interest-earning assets.

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                  HOME CITY FEDERAL SAVINGS BANK
                                    COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS



                                                                                         Number              Conversion
                                                                                           of                  (IPO)
                                                                                        Offices    Exchange     Date
                                                                                       ---------   --------  -----------
SUBJECT

                  HOME CITY
                     FEDERAL SAVINGS BANK                     SPRINGFIELD        OH         1         NA         NA


COMPARABLE GROUP

     CIBI         Community Investors Bancorp, Inc.           Bucyrus            OH         3       NASDAQ    02/07/95
     EFBI         Enterprise Federal Bancorp, Inc.            Lockland           OH         5       NASDAQ    10/17/94
     FFWC         FFW Corporation                             Wabash             IN         3       NASDAQ    04/05/93
     FFBI         First Financial Bancorp, Inc.               Belvidere          IL         2       NASDAQ    10/04/93
     FFHS         First Franklin Corporation                  Cincinnati         OH         7       NASDAQ    01/26/88
     HHFC         Harvest Home Financial Corporation          Cheviot            OH         3       NASDAQ    10/10/94
     MFBC         MFB Corp.                                   Mishawaka          IN         4       NASDAQ    03/25/94
     MFFC         Milton Federal Financial Corporation        West Milton        OH         2       NASDAQ    10/07/94
     NWEQ         Northwest Equity Corporation                Amery              WI         3       NASDAQ    10/11/94
     SFFC         StateFed Financial Corporation              Des Moines         IA         2       NASDAQ    01/05/94

                  Average                                                                  3.4
                  Median                                                                   3.0
                  High                                                                     7.0
                  Low                                                                      2.0

                                                                                           Most Recent Quarter
                                                          --------------------------------------------------------------------------
                                                                                        Total    Goodwill
                                                           Total       Int. Earning      Net       and          Total       Total
                                                           Assets         Assets        Loans     Intang.      Deposits     Equity
                                                           ($000)         ($000)        ($000)    ($000)       ($000)       ($000)
                                                          --------    -------------    --------  --------     ---------  -----------

SUBJECT
                  HOME CITY
                     FEDERAL SAVINGS BANK                     55,728        54,138      45,225        0       47,174         5,398


COMPARABLE GROUP

     CIBI         Community Investors Bancorp, Inc.           85,785        83,103      63,498        0       71,548        11,869
     EFBI         Enterprise Federal Bancorp, Inc.           213,876       204,128     139,614       58      139,993        31,594
     FFWC         FFW Corporation                            150,467       147,984     100,953        0       92,490        15,458
     FFBI         First Financial Bancorp, Inc.               94,486        89,081      70,558        0       67,354         7,873
     FFHS         First Franklin Corporation                 216,508       210,224     145,703      207      188,336        20,287
     HHFC         Harvest Home Financial Corporation          76,399        73,037      41,936        0       58,226        12,769
     MFBC         MFB Corp.                                  210,559       202,589     138,762        0      153,962        37,691
     MFFC         Milton Federal Financial Corporation       178,289       170,995     112,468        0      127,456        33,756
     NWEQ         Northwest Equity Corporation                91,804        85,004      73,529        0       59,835        11,720
     SFFC         StateFed Financial Corporation              76,705        71,583      62,708        0       45,732        14,928

                  Average                                    139,488       133,773      94,973       27      100,493        19,795
                  Median                                     122,477       118,533      87,241        0       82,019        15,193
                  High                                       216,508       210,224     145,703      207      188,336        37,691
                  Low                                         76,399        71,583      41,936        0       45,732         7,873


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                  HOME CITY FEDERAL SAVINGS BANK
                                             COMPARABLE GROUP MARKET AREA COMPARISON

                                                                               1990-1995                    Median         Median
                                                                               Population   Per Capita     Household      Housing
                                                                    1995        Growth        Income        Income         Value
                                                                 Population       (%)           ($)           ($)           ($)
                                                                 ----------   ----------    ----------     ---------      -------
SUBJECT
                   HOME CITY FEDERAL
                      SAVINGS BANK                         OH

COMPARABLE GROUP

       CIBI        Community Investors Bancorp             OH       47,870       0.2          16,237         32,915        56,087
       EFBI        Enterprise Federal Bancorp              OH      866,222       1.2          18,004         34,401        72,243
       FFWC        FFW Corp.                               IN       34,831       0.3          13,428         30,573        43,401
       FFBI        First Financial Bancorp, Inc.           IL    5,166,861       1.2          18,105         37,050       102,100
       FFHS        First Franklin Corporation              OH      866,222       1.2          18,004         34,401        72,243
       HHFC        Harvest Home Financial Corporation      OH      866,222       1.2          18,004         34,401        72,243
       MFBC        MFB Corp.                               IN      257,533       0.8          16,003         34,165        50,751
       MFFC        Milton Federal Financial Corp.          OH      677,496       1.5          17,691         33,144        67,088
       NWEQ        Northwest Equity Corporation            WI       37,147       6.8          12,167         25,900        53,600
       SFFC        StateFed Financial Corporation          IA      350,024       1.3          16,864         33,804        59,700


                   Average                                         917,043       1.6          16,451         33,075        64,946
                   Median                                          513,760       1.2          17,278         33,985        63,394
                   High                                          5,166,861       6.8          18,105         37,050       102,100
                   Low                                              34,831       0.2          12,167         25,900        43,401


                                                                                        High                       Below
                                                                       Median          School       College       Poverty
                                                                        Rent          Graduates     Graduates      Level
                                                                        ($)              (%)          (%)           (%)
                                                                       ------         ---------     --------     --------
SUBJECT
                   HOME CITY FEDERAL
                      SAVINGS BANK                         OH

COMPARABLE GROUP

       CIBI        Community Investors Bancorp             OH            309             73.8        16.8          14.1
       EFBI        Enterprise Federal Bancorp              OH            304             75.6        23.7          13.3
       FFWC        FFW Corp.                               IN            304             75.4        12.7          10.2
       FFBI        First Financial Bancorp, Inc.           IL            478             73.4        22.8          14.2
       FFHS        First Franklin Corporation              OH            304             75.6        23.7          13.3
       HHFC        Harvest Home Financial Corporation      OH            304             75.6        23.7          13.3
       MFBC        MFB Corp.                               IN            325             76.1        19.2           9.7
       MFFC        Milton Federal Financial Corp.          OH            317             74.9        20.7          13.8
       NWEQ        Northwest Equity Corporation            WI            254             78.0        11.4          11.8
       SFFC        StateFed Financial Corporation          IA            369             85.4        23.9           9.2


                   Average                                               327             76.4        19.9          12.3
                   Median                                                307             75.6        21.8          13.3
                   High                                                  478             85.4        23.9          14.2
                   Low                                                   254             73.4        11.4           9.2

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                                   BALANCE SHEET
                                                                       ASSET COMPOSITION - MOST RECENT QUARTER

                                                                                        As a Percent of Total Assets
                                                                     ---------------------------------------------------------------
                                                                                                                  Real
                                                          Total     Cash &                 Net     Loan Loss    Estate   Goodwill
                                                          Assets    Invest.      MBS      Loans    Reserves      Owned   & Intang.
                                                          ($000)      (%)        (%)       (%)        (%)         (%)        (%)
                                                       ----------  ---------   -------   ------   ----------   --------- ---------
SUBJECT

                     HOME CITY
                        FEDERAL SAVINGS BANK             55,728       9.14      5.34     81.15       0.65        0.00       0.00

COMPARABLE GROUP

       CIBI          Community Investors Bancorp         85,785      21.76      2.74     74.02       0.50        0.11       0.00
       EFBI          Enterprise Federal Bancorp         213,876      18.97     13.55     65.28       0.18        0.00       0.03
       FFWC          FFW Corp.                          150,467      18.33     12.32     67.09       0.37        0.02       0.00
       FFBI          First Financial Bancorp, Inc.       94,486      15.16      7.76     74.68       0.40        0.00       0.00
       FFHS          First Franklin Corporation         216,508      11.23     19.40     67.30       0.43        0.09       0.10
       HHFC          Harvest Home Financial Corp.        76,399      38.18      7.36     54.89       0.15        0.00       0.00
       MFBC          MFB Corp.                          210,559      30.47      2.70     65.90       0.16        0.00       0.00
       MFFC          Milton Federal Financial Corp.     178,289      23.80     10.57     63.08       0.23        0.02       0.00
       NWEQ          Northwest Equity Corp.              91,804       7.52      8.66     80.09       0.47        0.16       0.00
       SFFC          StateFed Financial Corporation      76,705      13.17      0.00     81.75       0.31        0.00       0.00

                     Average                            139,488      19.86      8.51     69.41       0.32        0.04       0.01
                     Median                             122,477      18.65      8.21     67.19       0.34        0.01       0.00
                     High                               216,508      38.18     19.40     81.75       0.50        0.16       0.10
                     Low                                 76,399       7.52      0.00     54.89       0.15        0.00       0.00

ALL THRIFTS  (338)
                     Average                          2,823,757      15.09     13.73     67.29       0.65        0.65       0.32

MIDWEST THRIFTS  (154)
                     Average                            782,777      18.24     10.26     67.95       0.47        0.47       0.15

OHIO THRIFTS  (31)
                     Average                            794,055      15.46      8.64     72.63       0.52        0.06       0.18


                                                                                     As a Percent of Total Assets
                                                      -----------------------------------------------------------------------------
                                                                                               Interest      Interest    Capitalize
                                                        Other       High Risk     Non-Perf.    Earning       Bearing        Loan
                                                       Assets      R.E. Loan       Assets      Assets       Liabilities   Servicing
                                                         (%)           (%)           (%)         (%)            (%)          (%)
                                                      --------     ----------    ---------   ----------    -----------  -----------
SUBJECT

                     HOME CITY
                        FEDERAL SAVINGS BANK             3.50       23.37          0.44         97.15           89.86        0.00

COMPARABLE GROUP

       CIBI          Community Investors Bancorp         1.37        6.33          0.73         96.87           84.55        0.00
       EFBI          Enterprise Federal Bancorp          2.17       16.15          0.03         95.44           81.75        0.00
       FFWC          FFW Corp.                           2.24        5.56          0.06         98.35           88.30        0.00
       FFBI          First Financial Bancorp, Inc.       2.32        5.90          0.27         94.28           84.69        0.00
       FFHS          First Franklin Corporation          1.89       13.05          0.50         97.10           89.16        0.00
       HHFC          Harvest Home Financial Corp.        2.20        6.56          0.19         95.60           80.39        0.00
       MFBC          MFB Corp.                           1.51        1.45          0.05         96.21           78.59        0.00
       MFFC          Milton Federal Financial Corp.      2.53        6.07          0.40         95.91           78.62        0.00
       NWEQ          Northwest Equity Corp.              3.57       11.24          0.76         92.59           85.11        0.00
       SFFC          StateFed Financial Corporation      3.08       27.52          0.53         93.32           77.83        0.00

                     Average                             2.29        9.98          0.35         95.57           82.90        0.01
                     Median                              2.22        6.45          0.34         95.75           83.15        0.00
                     High                                3.57       27.52          0.76         98.35           89.16        0.08
                     Low                                 1.37        1.45          0.03         92.59           77.83        0.00

ALL THRIFTS  (338)
                     Average                             2.94       14.49          1.20         93.85           86.34        0.34

MIDWEST THRIFTS  (154)
                     Average                             2.55       11.84          0.56         94.78           82.33        0.10

OHIO THRIFTS  (31)
                     Average                             2.36       15.29          0.53         95.32           83.77        0.04


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                     BALANCE SHEET COMPARISON
                                           LIABILITIES AND EQUITY - MOST RECENT QUARTER

                                                                                          As a Percent of Assets
                                               -------------------------------------------------------------------------------------
                                                 Total          Total     Total       Total        Other      Preferred    Common
                                              Liabilities      Equity    Deposits  Borrowings   Liabilities    Equity      Equity
                                                 ($000)        ($000)      (%)         (%)          (%)          (%)         (%)
                                              -----------    ---------  ---------  ----------  -----------   ----------  ---------
SUBJECT
            HOME CITY
               FEDERAL SAVINGS BANK             50,330         5,398      84.65        5.21        0.45         --           --

COMPARABLE GROUP

     CIBI   Community Investors Bancorp         73,916        11,869      83.40        2.28        0.48         0.00        13.84
     EFBI   Enterprise Federal Bancorp         182,282        31,594      65.46       18.70        1.07         0.00        14.77
     FFWC   FFW Corp.                          135,009        15,458      61.47       27.78        0.48         0.00        10.27
     FFBI   First Financial Bancorp, Inc.       86,613         7,873      71.28       18.94        1.44         0.00         8.33
     FFHS   First Franklin Corporation         196,221        20,287      86.99        3.34        0.30         0.00         9.37
     HHFC   Harvest Home Financial Corp.        63,630        12,769      76.21        6.54        0.53         0.00        16.71
     MFBC   MFB Corp.                          172,868        37,691      73.12        8.31        0.67         0.00        17.90
     MFFC   Milton Federal Financial Corp.     144,533        33,756      71.49        9.00        0.58         0.00        18.93
     NWEQ   Northwest Equity Corp.              80,084        11,720      65.18       21.52        0.54         0.00        12.77
     SFFC   StateFed Financial Corporation      61,777        14,928      59.62       19.56        1.36         0.00        19.46

            Average                            119,693        19,795      71.42       13.60        0.74         0.00        14.24
            Median                             110,811        15,193      71.39       13.85        0.56         0.00        14.30
            High                               196,221        37,691      86.99       27.78        1.44         0.00        19.46
            Low                                 61,777         7,873      59.62        2.28        0.30         0.00         8.33

ALL THRIFTS  (338)
                  Average                    1,222,840       104,568      72.25       13.16        1.49         0.08        13.02

MIDWEST THRIFTS  (154)
                  Average                      712,411        70,365      71.03       13.07        1.21         0.03        14.66

OHIO THRIFTS  (31)
                  Average                      725,518        68,537      75.93        9.76        1.01         0.07        13.23


                                                                                  As a Percent of Assets
                                             ------------------------------------------------------------------------------------
                                               FASB 115                                         Reg.      Reg.         Reg.
                                              Unrealized      Retained    Total    Tangible    Core    Tangible      Risk-Based
                                              Gain (Loss)     Earnings   Equity     Equity    Capital    Capital       Capital
                                                  (%)           (%)        (%)       (%)        (%)       (%)           (%)
                                             ------------    ---------  --------  ---------  --------  ---------    ------------
SUBJECT
            HOME CITY
               FEDERAL SAVINGS BANK               0.23         9.46       9.69       9.46       9.46       9.46          18.77

COMPARABLE GROUP
     CIBI   Community Investors Bancorp          (0.00)        7.68      13.84      13.84      11.86      11.86          24.41
     EFBI   Enterprise Federal Bancorp              NA         6.24      14.77      14.75      13.10      13.10          26.64
     FFWC   FFW Corp.                             0.13         5.06      10.27      10.27       8.00       8.00          15.21
     FFBI   First Financial Bancorp, Inc.        (0.59)        5.11       8.33       8.33       7.56       7.56          15.81
     FFHS   First Franklin Corporation           (0.04)        3.80       9.37       9.28       6.45       6.45          14.87
     HHFC   Harvest Home Financial Corp.         (0.11)        5.76      16.71      16.71         NA         NA             NA
     MFBC   MFB Corp.                            (0.16)        9.74      17.90      17.90         NA         NA          37.61
     MFFC   Milton Federal Financial Corp.       (0.06)        8.56      18.93      18.93      14.69      14.69          33.82
     NWEQ   Northwest Equity Corp.               (0.05)        6.78      12.77      12.77       8.21         NA             NA
     SFFC   StateFed Financial Corporation       (0.03)        8.43      19.46      19.46      13.86      13.86          24.35

            Average                              (0.10)        6.72      14.24      14.22      10.47      10.79          24.09
            Median                               (0.05)        6.51      14.31      14.30      10.04      11.86          24.38
            High                                  0.13         9.74      19.46      19.46      14.69      14.69          37.61
            Low                                  (0.59)        3.80       8.33       8.33       6.45       6.45          14.87

ALL THRIFTS  (338)
                  Average                        (0.06)        6.32      13.10      12.79      10.85      10.74          23.23

MIDWEST THRIFTS  (154)
                  Average                        (0.06)        7.07      14.69      14.25      11.59      11.57          24.40

OHIO THRIFTS  (31)
                  Average                        (0.02)        6.70      13.30      13.14      10.81      10.98          22.80

                                      139

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                  INCOME AND EXPENSE COMPARISON
                                                      TRAILING FOUR QUARTERS
                                                              ($000)



                                                                  Net                 Gain    Total     Goodwill       Net
                                          Interest   Interest  Interest  Provision  (Loss)    Non-Int.   & Intang.   Real Est.
                                           Income    Expense    Income    for Loss   on Sale   Income      Amtz.      Expense
                                          --------  ---------  --------  ---------  -------  ---------  ---------  -----------
SUBJECT
           HOME CITY
              FEDERAL SAVINGS BANK          4,094      2,542     1,965       50         0        58          0          0


COMPARABLE GROUP
   CIBI    Community Investors Bancorp      6,651      3,668     2,983      149        65       148          0         54
   EFBI    Enterprise Federal Bancorp      14,999      9,045     5,954       60       876       106         29          0
   FFWC    FFW Corp.                       11,164      6,799     4,365       95       145       483          0          0
   FFBI    First Financial Bancorp, Inc.    5,669      3,210     2,459       90       106       425          0          0
   FFHS    First Franklin Corporation      15,238      9,598     5,640       56        31       388          5          3
   HHFC    Harvest Home Financial Corp.     5,054      2,872     2,182        3         0        43          0          0
   MFBC    MFB Corp.                       13,393      7,635     5,758       30        58       318          0          0
   MFFC    Milton Federal Financial Corp.  12,265      6,448     5,817       72       214       231          0          2
   NWEQ    Northwest Equity Corp.           6,806      3,576     3,230       24        68       386          0        (34)
   SFFC    StateFed Financial Corporation   5,785      3,194     2,591       24         0        57          0       (209)

           Average                          9,702      5,605     4,098       60       156       259          3        (18)
           Median                           8,985      5,058     3,798       58        67       275          0          0
           High                            15,238      9,598     5,954      149       876       483         29         54
           Low                              5,054      2,872     2,182        3         0        43          0       (209)

ALL THRIFTS  (338)
                  Average                 100,254     62,133    38,121    2,852     2,783     6,671        681        681

MIDWEST THRIFTS  (154)
                  Average                  57,370     34,752    22,618      590       562     4,470        346       (105)

OHIO THRIFTS  (31)
                  Average                  59,212     36,995    22,217      270       432     3,131        192        (17)



                                                                       Net                 Net Inc.
                                              Total          Non-     Income               Before
                                             Non-Int.     Recurring   Before    Income    Extraord.   Extraord.     Net       Core
                                             Expense       Expense    Taxes      Taxes      Items       Items     Income     Income
                                          ------------   ----------  --------  --------  ----------  ----------  ---------  --------
SUBJECT
           HOME CITY
              FEDERAL SAVINGS BANK            1,216          0          757       243          514         0         514      469


COMPARABLE GROUP
   CIBI    Community Investors Bancorp        1,749          0        1,298       443          855         0         855       813
   EFBI    Enterprise Federal Bancorp         4,018          0        2,858       999        1,859         0       1,859     1,290
   FFWC    FFW Corp.                          2,535         51        2,312       726        1,586         0       1,586     1,525
   FFBI    First Financial Bancorp, Inc.      2,376          0          524       (21)         545         0         545       476
   FFHS    First Franklin Corporation         4,042          0        1,961       645        1,316         0       1,316     1,297
   HHFC    Harvest Home Financial Corp.       1,417          0          805       270          535         0         535       535
   MFBC    MFB Corp.                          3,758          0        2,346       935        1,411         0       1,411     1,373
   MFFC    Milton Federal Financial Corp.     3,563          0        2,627       900        1,727         0       1,727     1,588
   NWEQ    Northwest Equity Corp.             2,222          0        1,438       607          831         0         831       787
   SFFC    StateFed Financial Corporation     1,266          0        1,358       475          883         0         883       883

           Average                            2,695          5        1,753       598        1,155         0       1,155     1,057
           Median                             2,456          0        1,700       626        1,100         0       1,100     1,087
           High                               4,042         51        2,858       999        1,859         0       1,859     1,588
           Low                                1,266          0          524       (21)         535         0         535       476

ALL THRIFTS  (338)
                  Average                    26,680        705       17,400     6,224       11,175       (28)     11,147     9,785

MIDWEST THRIFTS  (154)
                  Average                    15,565      1,004       10,517     3,679        6,838        (8)      6,830     7,108

OHIO THRIFTS  (31)
                  Average                    13,420      4,678        7,440     2,545        4,895         0       4,895     7,637


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                  INCOME AND EXPENSE COMPARISON
                                                AS A PERCENTAGE OF AVERAGE ASSETS
                                                      TRAILING FOUR QUARTERS


                                                                 Net                    Gain       Total     Goodwill       Net
                                       Interest    Interest    Interest   Provision    (Loss)     Non-Int.   & Intang.   Real Est.
                                        Income     Expense      Income    for Loss     on Sale     Income      Amtz.      Expense
                                          (%)        (%)         (%)         (%)         (%)        (%)        (%)         (%)
                                       --------   --------    ---------   ---------   --------  ----------  ---------  -----------
SUBJECT
        HOME CITY
           FEDERAL SAVINGS BANK          7.79       4.83         3.74        0.10       0.00        0.11      0.00          0.00


COMPARABLE GROUP

  CIBI  Community Investors Bancorp      7.82       4.31         3.51        0.18       0.08        0.17      0.00          0.06
  EFBI  Enterprise Federal Bancorp       7.39       4.46         2.93        0.03       0.43        0.05      0.01          0.00
  FFWC  FFW Corp.                        7.67       4.67         3.00        0.07       0.10        0.33      0.00          0.00
  FFBI  First Financial Bancorp, Inc.    7.04       3.99         3.05        0.11       0.13        0.53      0.00          0.00
  FFHS  First Franklin Corporation       7.21       4.54         2.67        0.03       0.01        0.18      0.00          0.00
  HHFC  Harvest Home Financial Corp.     7.07       4.02         3.05        0.00       0.00        0.06      0.00          0.00
  MFBC  MFB Corp.                        6.95       3.96         2.99        0.02       0.03        0.16      0.00          0.00
  MFFC  Milton Federal Financial Corp.   7.42       3.90         3.52        0.04       0.13        0.14      0.00          0.00
  NWEQ  Northwest Equity Corp.           8.22       4.32         3.90        0.03       0.08        0.47      0.00         (0.04)
  SFFC  StateFed Financial Corporation   7.82       4.32         3.50        0.03       0.00        0.08      0.00         (0.28)

        Average                          7.46       4.25         3.21        0.05       0.10        0.22      0.00         (0.03)
        Median                           7.41       4.32         3.05        0.03       0.08        0.17      0.00          0.00
        High                             8.22       4.67         3.90        0.18       0.43        0.53      0.01          0.06
        Low                              6.95       3.90         2.67        0.00       0.00        0.05      0.00         (0.28)

ALL THRIFTS  (338)
                  Average                7.42       4.20         3.22        0.12       0.11        0.44      0.03          0.00

MIDWEST THRIFTS  (154)
                  Average                7.42       4.21         3.21        0.08       0.09        0.40      0.02         (0.01)

OHIO THRIFTS  (31)
                  Average                7.58       4.25         3.33        0.05       0.09        0.27      0.02          0.00



                                                                       Net                Net Inc.
                                             Total        Non-       Income               Before
                                           Non-Int.     Recurring     Before    Income   Extraord.   Extraord.    Net       Core
                                            Expense      Expense      Taxes      Taxes     Items       Items     Income    Income
                                             (%)          (%)          (%)       (%)        (%)         (%)        (%)       (%)
                                          ---------     ---------    -------   --------  ---------   ---------  --------  --------
SUBJECT
        HOME CITY
           FEDERAL SAVINGS BANK               2.31       0.00         1.44        0.46       0.98      0.00       0.98      0.89


COMPARABLE GROUP

  CIBI  Community Investors Bancorp           2.06       0.00         1.53        0.52       1.01      0.00       1.01      0.96
  EFBI  Enterprise Federal Bancorp            1.98       0.00         1.41        0.49       0.92      0.00       0.92      0.64
  FFWC  FFW Corp.                             1.74       0.04         1.59        0.50       1.09      0.00       1.09      1.05
  FFBI  First Financial Bancorp, Inc.         2.95       0.00         0.65       (0.03)      0.68      0.00       0.68      0.59
  FFHS  First Franklin Corporation            1.91       0.00         0.93        0.30       0.62      0.00       0.62      0.61
  HHFC  Harvest Home Financial Corp.          1.98       0.00         1.13        0.38       0.75      0.00       0.75      0.75
  MFBC  MFB Corp.                             1.95       0.00         1.22        0.48       0.73      0.00       0.73      0.71
  MFFC  Milton Federal Financial Corp.        2.16       0.00         1.59        0.54       1.04      0.00       1.04      0.96
  NWEQ  Northwest Equity Corp.                2.68       0.00         1.74        0.73       1.00      0.00       1.00      0.95
  SFFC  StateFed Financial Corporation        1.71       0.00         1.84        0.64       1.19      0.00       1.19      1.19

        Average                               2.11       0.00         1.36        0.46       0.90      0.00       0.90      0.84
        Median                                1.98       0.00         1.47        0.50       0.96      0.00       0.96      0.85
        High                                  2.95       0.04         1.84        0.73       1.19      0.00       1.19      1.19
        Low                                   1.71       0.00         0.65       (0.03)      0.62      0.00       0.62      0.59

ALL THRIFTS  (338)
                  Average                     2.29       0.02         1.35        0.48       0.88     (0.00)      0.88      0.81

MIDWEST THRIFTS  (154)
                  Average                     2.20       0.02         1.43        0.50       0.93     (0.00)      0.93      0.87

OHIO THRIFTS  (31)
                  Average                     2.21       0.05         1.38        0.47       0.91      0.00       0.91      0.88


KELLER & COMPANY
Columbus, Ohio
614-766-1426

                        YIELDS, COSTS AND EARNINGS RATIOS
                             TRAILING FOUR QUARTERS




                                          Yield on     Cost of      Net          Net
                                       Int. Earning Int. Bearing   Interest     Interest                  Core                 Core
                                         Assets     Liabilities     Spread      Margin *     ROAA         ROAA         ROAE    ROAE
                                           (%)         (%)          (%)          (%)          (%)          (%)          (%)     (%)
                                       ---------------------------------------------------------------------------------------------


      HOME CITY
         FEDERAL SAVINGS BANK             8.86         5.44         3.42         3.86         0.98         0.89     10.23     9.34


CIBI  Community Investors Bancorp         8.02         5.08         2.94         3.60         1.01         0.96      6.98     6.63
EFBI  Enterprise Federal Bancorp          7.53         5.43         2.10         2.99         0.92         0.64      5.39     3.74
FFWC  FFW Corp.                           7.89         5.12         2.77         3.09         1.09         1.05      9.89     9.51
FFBI  First Financial Bancorp, Inc.       7.25         4.58         2.67         3.15         0.68         0.59      6.79     5.93
FFHS  First Franklin Corporation          7.41         5.06         2.35         2.74         0.62         0.61      6.56     6.47
HHFC  Harvest Home Financial Corp.        7.23         4.95         2.28         3.12         0.75         0.75      4.14     4.14
MFBC  MFB Corp.                           7.12         5.02         2.10         3.06         0.73         0.71      3.69     3.59
MFFC  Milton Federal Financial Corp.      7.62         5.04         2.58         3.61         1.04         0.96      4.80     4.41
NWEQ  Northwest Equity Corp.              8.66         5.09         3.57         4.11         1.00         0.95      6.91     6.54
SFFC  StateFed Financial Corporation      8.24         5.49         2.75         3.69         1.19         1.19      5.99     5.99

      Average                             7.70         5.09         2.61         3.32         0.90         0.84      6.11     5.70
      Median                              7.58         5.07         2.63         3.14         0.96         0.85      6.28     5.96
      High                                8.66         5.49         3.57         4.11         1.19         1.19      9.89     9.51
      Low                                 7.12         4.58         2.10         2.74         0.62         0.59      3.69     3.59

ALL THRIFTS (338)
      Average                             7.73         4.92         2.80         3.35         0.88         0.81      8.08     7.26

MIDWEST THRIFTS (154)
      Average                             7.70         5.02         2.68         3.33         0.93         0.87      7.73     7.12

OHIO THRIFTS (31)
      Average                             7.83         4.99         2.84         3.44         0.91         0.88      7.88     7.70


      *    Based on average interest-earning assets.

   KELLER & COMPANY
   Columbus, Ohio
   614-766-1426

                                                          DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA

                                                                                       RESERVES AND SUPPLEMENTAL DATA -
                                                        DIVIDENDS                             MOST RECENT PERIOD
                                          --------------------------------------- ------------------------------------------
                                                    12 Month           12 Month                             Net
                                           12 Month  Common   Current  Dividend    Reserves/  Reserves/  Chargeoffs/Provisions/
                                           Preferred Div./   Dividend   Payout       Gross    Non-Perf.   Average       Net
                                           Dividends Share     Yield    Ratio        Loans      Assets     Loans    Chargeoffs
                                            ($000)    ($)       (%)      (%)          (%)        (%)        (%)         (%)
                                           ------------------------------------------------------------------------------------
SUBJECT
           HOME CITY
              FEDERAL SAVINGS BANK          NA       NA        NA       NA             0.79     146.56       0.02      714.29

COMPARABLE GROUP
   CIBI    Community Investors Bancorp       0        0.12      2.54     9.52          0.68      69.06       0.27      102.33
   EFBI    Enterprise Federal Bancorp        0        3.00      0.00   319.15          0.27     660.34       0.00       NM
   FFWC    FFW Corp.                         0        0.51      3.08    23.94          0.55     602.17       0.08      223.81
   FFBI    First Financial Bancorp, Inc.     0        0.00      0.00     0.00          0.53     150.00       0.00       NM
   FFHS    First Franklin Corporation        0        0.29      2.10    27.10          0.63      84.85       0.04      133.33
   HHFC    Harvest Home Financial Corp.      0        0.40      4.05    63.49          0.26      75.51       0.00       NM
   MFBC    MFB Corp.                         0        0.00      1.55     0.00          0.24      NA         NA          NA
   MFFC    Milton Federal Financial Corp.    0        1.37      3.78   187.67          0.36      56.05       0.00       NM
   NWEQ    Northwest Equity Corp.            0        0.35      3.90    38.04          0.59      51.54       0.02      150.00
   SFFC    StateFed Financial Corporation    0        0.40      2.50    36.04          0.38      NA         NA          NA

           Average                           0        0.64      2.35    70.50          0.45     218.69       0.05      152.37
           Median                            0        0.38      2.52    31.57          0.46      80.18       0.01      141.67
           High                              0        3.00      4.05   319.15          0.68     660.34       0.27      223.81
           Low                               0        0.00      0.00     0.00          0.24      51.54       0.00      102.33

ALL THRIFTS  (338)
           Average                         370        0.30      1.41    25.35          0.66      91.98       0.13      112.12

MIDWEST THRIFTS  (154)
           Average                          45        0.39      1.90    36.03          0.69     157.22       0.09      200.44

OHIO THRIFTS  (31)
           Average                          62        0.60      2.37    64.06          0.74     150.64       0.02      216.10


                                             RESERVES AND SUPPLEMENTAL DATA -
                                                    MOST RECENT PERIOD
                                           -------------------------------------
                                             1 Year              Total
                                            Repricing Effective  Assets/
                                               Gap    Tax Rate  Employee
                                               (%)      (%)      ($000)
                                           -------------------------------------
SUBJECT
           HOME CITY
              FEDERAL SAVINGS BANK            NA        0.32     5,066

COMPARABLE GROUP
   CIBI    Community Investors Bancorp        NA       38.32     3,730
   EFBI    Enterprise Federal Bancorp         NA       34.48     6,684
   FFWC    FFW Corp.                          12.47    27.24     3,960
   FFBI    First Financial Bancorp, Inc.     -10.61    33.01     2,700
   FFHS    First Franklin Corporation         NA       33.06     4,419
   HHFC    Harvest Home Financial Corp.       NA       32.85      NA
   MFBC    MFB Corp.                          NA       39.69      NA
   MFFC    Milton Federal Financial Corp.     NA       34.13     3,962
   NWEQ    Northwest Equity Corp.             -4.97    42.38     2,782
   SFFC    StateFed Financial Corporation     NA       35.39      NA

           Average                            -1.04    35.06     4,034
           Median                             -4.97    34.31     3,960
           High                               12.47    42.38     6,684
           Low                               -10.61    27.24     2,700

ALL THRIFTS  (338)
           Average                            -1.84    24.92     4,041

MIDWEST THRIFTS  (154)
           Average                            -3.79    33.87     3,892

OHIO THRIFTS  (31)
           Average                            -6.53    33.90     3,879



KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                                                               COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                                                                                         Stock Prices as of September 6, 1996



                                                           Market Data                           Pricing Ratios
                                                 --------------------------------- --------------------------------------------
                                                                           Book              Price/           Price/  Price/
                                                 Market  Price/  12 Mo.   Value/    Price/    Book    Price/   Tang.   Core
                                                 Value    Share    EPS    Share     Earnings Value    Assets  Bk. Val.Earnings
                                                  ($M)     ($)     ($)     ($)        (X)     (%)      (%)      (%)     (%)
                                                  ------------------------------------------------------------------------------
HOME CITY FEDERAL SAVINGS BANK
          APPRAISED VALUE - MIDPOINT              7.20   10.00    0.88    15.78     11.40    63.38    11.51   63.37   12.27

          Minimum of range                        6.12   10.00    1.00    17.04     10.02    58.70     9.95   58.70   10.81
          Maximum of range                        8.28   10.00    0.75    14.85     13.27    67.33    13.01   67.33   14.30
          Superrange maximum                      9.52   10.00    0.64    14.04     15.53    71.20    14.68   71.20   16.76

ALL THRIFTS  (338)
          Average                               126.28   17.77    1.35    16.59     16.25   110.16    13.85  113.19   17.46
          Median                                 37.37   16.06    1.24    15.73     13.71   102.19    11.93  104.23   14.84

OHIO THRIFTS  (31)
          Average                                97.29   18.66    1.32    17.43     17.61   108.41    13.43  112.13   17.88
          Median                                 26.71   16.13    1.28    16.37     14.58    97.69    12.10   97.69   14.79

COMPARABLE GROUP  (10)
          Average                                17.02   14.43    1.07    16.77     14.46    85.57    12.20   85.68   15.68
          Median                                 13.45   15.38    1.01    16.92     13.98    87.39    12.29   87.85   14.71

COMPARABLE GROUP
    CIBI  Community Investors Bancorp            11.04   15.75    1.26    16.93     12.50    93.03    12.88   93.03   13.24
    EFBI  Enterprise Federal Bancorp             26.71   12.88    0.94    15.23     13.70    84.54    12.49   84.70   19.81
    FFWC  FFW Corp.                              13.87   19.50    2.13    21.74      9.15    89.70     9.22   89.70    9.51
    FFBI  First Financial Bancorp, Inc.           7.22   15.50    1.18    16.90     13.14    91.72     7.64   91.72   14.90
    FFHS  First Franklin Corporation             17.77   15.25    1.07    17.41     14.25    87.59     8.21   88.51   14.52
    HHFC  Harvest Home Financial Corp.            9.23    9.88    0.63    13.66     15.67    72.29    12.08   72.29   15.67
    MFBC  MFB Corp.                              30.60   15.50    0.71    19.09     21.83    81.19    14.53   81.19   22.46
    MFFC  Milton Federal Financial Corp.         31.06   13.75    0.73    14.91     18.84    92.22    17.46   92.22   20.52
    NWEQ  Northwest Equity Corp.                  9.69   10.25    0.92    13.45     11.14    76.21    10.56   76.21   11.78
    SFFC  StateFed Financial Corporation         13.02   16.00    1.11    18.35     14.41    87.19    16.97   87.19   14.41


                                                         Dividends              Financial Ratios
                                                 ------------------------   ----------------------

                                                   Div./  Dividend Payout    Equity/
                                                   Share   Yield   Ratio     Assets    ROA      ROE
                                                    ($)     (%)     (%)        (%)     (%)      (%)
                                                 --------------------------------------------------
HOME CITY FEDERAL SAVINGS BANK
          APPRAISED VALUE - MIDPOINT               0.00    0.00     0.00     18.16     1.01    5.56

          Minimum of range                         0.00    0.00     0.00     16.96     0.99    5.86
          Maximum of range                         0.00    0.00     0.00     19.33     0.98    5.08
          Superrange maximum                       0.00    0.00     0.00     20.62     0.95    4.58

ALL THRIFTS  (338)
          Average                                  0.42    1.85    35.55     13.10     0.88    8.08
          Median                                   0.35    1.95    24.77     10.34     0.89    7.38

OHIO THRIFTS  (31)
          Average                                  0.60    2.37    64.06     13.30     0.91    7.88
          Median                                   0.45    2.38    36.07     12.20     0.95    6.75

COMPARABLE GROUP  (10)
          Average                                  0.64    2.35    70.50     14.24     0.90    6.11
          Median                                   0.38    2.52    31.57     14.31     0.96    6.28

COMPARABLE GROUP
    CIBI  Community Investors Bancorp              0.12    2.54     9.52     13.84     1.01    6.98
    EFBI  Enterprise Federal Bancorp               3.00    0.00   319.15     14.77     0.92    5.39
    FFWC  FFW Corp.                                0.51    3.08    23.94     10.27     1.09    9.89
    FFBI  First Financial Bancorp, Inc.            0.00    0.00     0.00      8.33     0.68    6.79
    FFHS  First Franklin Corporation               0.29    2.10    27.10      9.37     0.62    6.56
    HHFC  Harvest Home Financial Corp.             0.40    4.05    63.49     16.71     0.75    4.14
    MFBC  MFB Corp.                                0.00    1.55     0.00     17.90     0.73    3.69
    MFFC  Milton Federal Financial Corp.           1.37    3.78   187.67     18.93     1.04    4.80
    NWEQ  Northwest Equity Corp.                   0.35    3.90    38.04     12.77     1.00    6.91
    SFFC  StateFed Financial Corporation           0.40    2.50    36.04     19.46     1.19    5.99



                                      144

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                       VALUATION ANALYSIS AND CONCLUSIONS

         HOME CITY FINANCIAL CORPORATION/HOME CITY FEDERAL SAVINGS BANK
                      Stock Prices as of September 6, 1996

VALUATION ASSUMPTIONS:                                                   Comparable Group                All Thrifts
                                       Symbol            Value        Average        Median        Average        Median
                                       ------            -----        -------        ------        -------        ------
Post conv. price to earnings            P/E              11.40          14.46         13.98          16.25         13.71
Post conv. price to book value          P/B              63.38%         85.57%        87.39%        110.16%       102.19%
Post conv. price to assets              P/A              11.51%         12.20%        12.29%         13.85%        11.93%
Post conv. price to core earnings       P/E              12.27          15.68         14.71          17.46         14.84
Pre conversion earnings ($)              Y         $   514,000   For the twelve months ended June 30, 1996.
Pre conversion book value ($)            B         $ 5,398,000   At June 30, 1996.
Pre conversion assets ($)                A         $55,728,000   At June 30, 1996.
Pre conversion core earnings ($)                   $   469,000   For the twelve months ended June 30, 1996.
Conversion expense ($)                   X         $   372,000
Proceeds not reinvested ($)              Z         $   826,000   ESOP and fixed assets.
ESOP borrowings ($)                      E         $   576,000
ESOP cost of borrowings, net (%)         S                6.11%
ESOP term of borrowings (yrs.)           T                  10
RRP amount ($)                           M         $   288,000
RRP expense ($)                          N         $    57,600
Tax rate (%)                            TAX              34.00%
Investment rate of return, net (%)       R                3.81%
Investment rate of return, pretax (%)                     5.78%




FORMULAE TO INDICATE VALUE AFTER CONVERSION:

1.  P/E method:     Value  =  P/E(Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))             =             $      7,201,537
                              -------------------------------------
                                           1-(P/E)R



2.  P/B method:     Value  =  P/B(B-X-E-M)                                      =             $      7,202,008
                              ------------
                                  1-P/B



3.  P/A method:     Value  =  P/A(A-X)                                          =             $      7,198,801
                              --------
                               1-P/A



VALUATION CORRELATION AND CONCLUSIONS:

                                     Number of           Price             TOTAL
                                       Shares          Per Share           VALUE
                                    -------------    --------------    --------------

APPRAISED VALUE - MIDRANGE               720,000        $10.00          $7,200,000

Minimum - 85% of midrange                612,000        $10.00          $6,120,000
Maximum - 115% of midrange               828,000        $10.00          $8,280,000
Superrange - 115% of maximum             952,200        $10.00          $9,522,000

       KELLER & COMPANY
        Columbus, Ohio
        614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Home City Financial Corporation/Home City Federal Savings Bank
                           At the MINIMUM of the Range


        1. GROSS CONVERSION PROCEEDS

           Minimum market value                                                 $6,120,000
                   Less:  Estimated conversion expenses                            357,000

           Net conversion proceeds                                              $5,763,000


        2. GENERATION OF ADDITIONAL INCOME

           Net conversion proceeds                                              $5,763,000
                   Less:  Proceeds not invested  (1)                               740,000
           Total conversion proceeds invested                                   $5,023,000

           Investment rate                                                            3.81%

           Earnings increase - return on  proceeds invested                     $  191,617
                   Less:  Estimated cost of ESOP borrowings                         29,915
                   Less:  Amortization of ESOP borrowings, net of taxes             32,314
                   Less:  RRP expense, net of taxes                                 32,314

           Net earnings increase                                                $   97,076


        3. COMPARATIVE EARNINGS
                                                                                 Regular               Core
                                                                             -----------------   -----------------

           Before conversion - 12 months ended 06/30/96                         $  514,000             469,000
           Net earnings increase                                                    97,076              97,076
           After conversion                                                     $  611,076             566,076


        4. COMPARATIVE NET WORTH  (2)

           Before conversion - 06/30/96                     $ 5,398,000
           Conversion proceeds                                5,028,600
           After conversion                                 $10,426,600


        5. COMPARATIVE NET ASSETS

           Before conversion - 06/30/96                     $55,728,000
           Conversion proceeds                                5,763,000
           After conversion                                 $61,491,000


           (1)  Represents ESOP borrowings and fixed assets.
           (2)  ESOP borrowings and RRP are omitted from net worth.

       KELLER & COMPANY
        Columbus, Ohio
        614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Home City Financial Corporation/Home City Federal Savings Bank
                          At the MIDPOINT of the Range


        1. GROSS CONVERSION PROCEEDS

           Midpoint market value                                                $7,200,000
                   Less:  Estimated conversion expenses                            372,000

           Net conversion proceeds                                              $6,828,000


        2. GENERATION OF ADDITIONAL INCOME

           Net conversion proceeds                                              $6,828,000
                   Less:  Proceeds not invested  (1)                               826,000
           Total conversion proceeds invested                                   $6,002,000

           Investment rate of return                                                 3.81%

           Earnings increase - return on  proceeds invested                     $  228,964
                   Less:  Estimated cost of ESOP borrowings                         35,194
                   Less:  Amortization of ESOP borrowings, net of taxes             38,016
                   Less:  RRP expense, net of taxes                                 38,016

           Net earnings increase                                                $  117,739


        3. COMPARATIVE EARNINGS
                                                                                 Regular               Core
                                                                             -----------------   -----------------

           Before conversion - 12 months ended 06/30/96                         $  514,000           469,000
           Net earnings increase                                                   117,739           117,739
           After conversion                                                     $  631,739           586,739

        4. COMPARATIVE NET WORTH  (2)

           Before conversion - 06/30/96                     $ 5,398,000
           Conversion proceeds                                5,964,000
           After conversion                                 $11,362,000


        5. COMPARATIVE NET ASSETS

           Before conversion - 06/30/96                     $55,728,000
           Conversion proceeds                                6,828,000
           After conversion                                 $62,556,000


           (1)  Represents ESOP borrowings and fixed assets.
           (2)  ESOP borrowings and RRP are omitted from net worth.

       KELLER & COMPANY
        Columbus, Ohio
        614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Home City Financial Corporation/Home City Federal Savings Bank
                           At the MAXIMUM of the Range

        1. GROSS CONVERSION PROCEEDS

           Maximum market value                                                 $8,280,000
                   Less:  Estimated conversion expenses                            387,000

           Net conversion proceeds                                              $7,893,000


        2. GENERATION OF ADDITIONAL INCOME

           Net conversion proceeds                                              $7,893,000
                   Less:  Proceeds not invested  (1)                             1,652,000
           Total conversion proceeds invested                                   $6,241,000

           Investment rate                                                            3.81%

           Earnings increase - return on  proceeds invested                     $  238,082
                   Less:  Estimated cost of ESOP borrowings                         40,473
                   Less:  Amortization of ESOP borrowings, net of taxes             43,718
                   Less:  RRP expense, net of taxes                                 43,718

           Net earnings increase                                                $  110,172


        3. COMPARATIVE EARNINGS

                                                                                  Regular               Core
                                                                              -----------------   -----------------

           Before conversion - 12 months ended 06/30/96                         $  514,000             469,000
           Net earnings increase                                                   110,172             110,172
           After conversion                                                     $  624,172             579,172

        4. COMPARATIVE NET WORTH  (2)

           Before conversion - 06/30/96                     $ 5,398,000
           Conversion proceeds                                6,899,400
           After conversion                                 $12,297,400


        5. COMPARATIVE NET ASSETS

           Before conversion - 06/30/96                     $55,728,000
           Conversion proceeds                                7,893,000
           After conversion                                 $63,621,000


           (1)  Represents ESOP borrowings and fixed assets.
           (2)  ESOP borrowings and RRP are omitted from net worth.

                                      148

       KELLER & COMPANY
        Columbus, Ohio
        614-766-1426


                     PROJECTED EFFECT OF CONVERSION PROCEEDS
         Home City Financial Corporation/Home City Federal Savings Bank
                            At the SUPERRANGE Maximum


        1. GROSS CONVERSION PROCEEDS

           Superrange market value                                              $9,522,000
                   Less:  Estimated conversion expenses                            404,000

           Net conversion proceeds                                              $9,118,000


        2. GENERATION OF ADDITIONAL INCOME

           Net conversion proceeds                                              $9,118,000
                   Less:  Proceeds not invested  (1)                             2,664,000
           Total conversion proceeds invested                                   $6,454,000

           Investment rate                                                            3.81%

           Earnings increase - return on  proceeds invested                     $  246,207
                   Less:  Estimated cost of ESOP borrowings                         46,544
                   Less:  Amortization of ESOP borrowings, net of taxes             50,276
                   Less:  RRP expense, net of taxes                                 50,276

           Net earnings increase                                                $   99,111


        3. COMPARATIVE EARNINGS
                                                                               Regular               Core
                                                                           -----------------   -----------------

           Before conversion - 12 months ended 06/30/96                         $514,000             469,000
           Net earnings increase                                                  99,111              99,111
           After conversion                                                     $613,111             568,111

        4. COMPARATIVE NET WORTH  (2)

           Before conversion - 06/30/96                    $ 5,398,000
           Conversion proceeds                               7,975,360
           After conversion                                $13,373,360


        5. COMPARATIVE NET ASSETS

           Before conversion - 06/30/96                    $55,728,000
           Conversion proceeds                               9,118,000
           After conversion                                $64,846,000


           (1)  Represents ESOP borrowings and fixed assets.
           (2)  ESOP borrowings and RRP are omitted from net worth.

KELLER & COMPANY
Columbus, Ohio
614-766-1426



                    SUMMARY OF VALUATION PREMIUM OR DISCOUNT




                                                       Premium or (discount)
                                                       from comparable group.
                                                    ----------------------------

                                           Home City       Average        Median
                                           ---------       -------        ------
       MIDPOINT:
          Price/earnings                   11.40x        (21.19)%       (18.44)%
          Price/book value                 63.38%  *     (25.94)%       (27.48)%
          Price/assets                     11.51%         (5.70)%        (6.32)%
          Price/tangible book value        63.37%        (26.04)%       (27.87)%
          Price/core earnings              12.27x        (21.75)%       (16.58)%




       MINIMUM OF RANGE:
          Price/earnings                   10.02x        (30.75)%       (28.34)%
          Price/book value                 58.70%  *     (31.40)%       (32.83)%
          Price/assets                      9.95%        (18.45)%       (18.99)%
          Price/tangible book value        58.70%        (31.49)%       (33.19)%
          Price/core earnings              10.81x        (31.06)%       (26.50)%




       MAXIMUM OF RANGE:
          Price/earnings                   13.27x         (8.28)%        (5.08)%
          Price/book value                 67.33%  *     (21.31)%       (22.95)%
          Price/assets                     13.01%          6.64%          5.94%
          Price/tangible book value        67.33%        (21.41)%       (23.36)%
          Price/core earnings              14.30x         (8.84)%        (2.81)%




       SUPER MAXIMUM OF RANGE:
          Price/earnings                   15.53x          7.38%         11.13%
          Price/book value                 71.20%  *     (16.79)%       (18.52)%
          Price/assets                     14.68%         20.32%         19.53%
          Price/tangible book value        71.20%        (16.89)%       (18.95)%
          Price/core earnings              16.76x          6.88%         13.94%


          * Represents pricing ratio associated with primary valuation method.

                                      150

                                  ALPHABETICAL



                                    EXHIBITS

                             KELLER & COMPANY, INC.
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX



                             PROFILE OF THE FIRM



KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Community Bankers of America, the Ohio League of Financial Institutions, and the Tri State League of Financial Institutions.

Each of the firm's senior consultants has over fifteen years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.

                            CONSULTANTS IN THE FIRM



MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.



Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of Vice President, with experience in almost all facets of thrift operations.



Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.



Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took courses in corporate stock valuations.

JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.



From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.



Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.



Mr. Shaffer graduated from Syracuse University in 1965 with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic planning, productivity improvement, cash management, incentive compensation planning, asset and liability management and organizational planning.

Mr. Korting began his career with Huntington Bank, Columbus., Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer. Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Office of Thrift Supervision business plans, financial analysis, computer, installations, computerized financial modeling, and bank operations.

John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                                     RB 20
                                 CERTIFICATION



          I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

          (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

          (ii)  violation of securities or commodities laws or regulations;

          (iii) violation of depository institution laws or regulations;

          (iv)  violation of housing authority laws or regulations;

          (v) violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization:

          (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete, and correct to the best of my knowledge and belief.


                                         Conversion Appraiser

   9/23/96                               /s/ Michael R. Keller
--------------------------               ---------------------
        Date                             Michael R. Keller

                           AFFIDAVIT OF INDEPENDENCE
                           -------------------------


 STATE OF OHIO,
 COUNTY OF FRANKLIN, ss:


     I, Michael R. Keller, being first duly sworn hereby depose and say that:

     The fee which I received directly from the applicant, Home City Federal Savings Bank, Springfield, Ohio, in the amount of $15,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

     Further, affiant sayeth naught.


                                           /s/ Michael R. Keller
                                          ----------------------
                                          MICHAEL R. KELLER



     Sworn to before me and subscribed in my presence this 23th day of September, 1996.


                                          /s/ Lori A. Kessen
                                          ----------------------
                                          NOTARY PUBLIC
                                             [seal] LORI A. KESSEN
                                                    NOTARY PUBLIC, STATE OF OHIO
                                                    MY COMMISSION EXPIRES
                                                    AUG. 10, 2000